Exhibit 99.1

ITEM 6.	SELECTED FINANCIAL DATA

The selected consolidated financial data set forth below should be read in conjunction with (i) Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations Overview,” (ii) our consolidated audited annual financial statements and the notes thereto, each of which are contained in Item 8 entitled “Financial Statements and Supplementary Data.” and (iii) the information described below under “European Retail Discontinued Operations.”

As of July 1, 2009, the Company adopted fresh-start accounting in accordance with Accounting Standards Codification (ASC) No. 852. The adoption of fresh-start accounting resulted in the Company becoming a new entity for financial reporting purposes. Accordingly, the financial statements on or prior to July 1, 2009 are not comparable with the financial statements for periods after July 1, 2009. The consolidated condensed statements of operations and any references to “Successor” or “Successor Company” for the six months ended December 31, 2009, show the operations of the reorganized Company from and including July 1, 2009, the Effective Date, through December 31, 2009. References to “Predecessor” or “Predecessor Company” refer to the operations of the Company prior to July 1, 2009, except for Predecessor’s July 1, 2009 statements of operations which reflect only the effect of the plan adjustments and fresh-start accounting as of such date and do not reflect any operating results.

In accordance with ASC No. 805, the preliminary allocation of the reorganization value is subject to additional adjustment until the Company has completed its analysis, but not to exceed one year after emergence from bankruptcy, to provide the Company with the time to complete the valuation of its assets and liabilities. The final determination of the fair value of individual assets and liabilities and the final allocation of the reorganization value may differ from the amounts included in the consolidated financial statements and there can be no assurance that such adjustments will not be material.

European Retail Discontinued Operations. Subsequent to its December 31, 2009 year-end, the Company had sold or held for sale its European retail operations and classified the components of these operations as discontinued operations. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as income from discontinued operations. The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet, as held for sale criteria were not met until the third quarter of 2010; as such, financial information for the Europe segment will appear, as applicable, where certain balance sheet information is presented. The following selected financial information has been recast to reflect such retrospective classification of the Company’s European retail operations.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
NET REVENUE	$397,520	$365,245	$832,837	$829,342	$907,180	$973,703

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	259,566	236,925	526,435	506,847	594,486	639,282
Selling, general and administrative	95,223	88,585	239,123	249,346	240,410	288,258
Depreciation and amortization	36,990	11,545	30,356	26,917	41,387	73,381
(Gain) loss on sale or disposal of assets	102	(43)	(5,966)	241	13,954	4,395
Asset impairment write-down	—	—	—	—	185,952	—

Total operating expenses	391,881	337,012	789,948	783,351	1,076,189	1,005,316

INCOME FROM OPERATIONS	5,639	28,233	42,889	45,991	(169,009)	(31,613)
INTEREST EXPENSE	(17,278)	(14,093)	(53,971)	(60,709)	(53,920)	(53,072)
ACCRETION ON DEBT PREMIUM, net	(3)	189	583	(449)	(1,732)	—
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	—	—	—	—	5,373	—
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(4,146)	—	36,872	(7,652)	7,409	(1,693)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	(2,804)	—	—	—	—	—
INTEREST INCOME AND OTHER INCOME (EXPENSE)	492	378	3,284	6,018	2,652	2,453
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	19,566	20,332	(46,378)	32,734	11,873	(6,254)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	1,466	35,039	(16,721)	15,933	(197,354)	(90,179)

REORGANIZATION ITEMS, net	(421)	424,825	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,045	459,864	(16,721)	15,933	(197,354)	(90,179)
INCOME TAX BENEFIT (EXPENSE)	10,180	(4,074)	739	9,264	(4,990)	(3,331)

INCOME (LOSS) FROM CONTINUING OPERATIONS	11,225	455,790	(15,982)	25,197	(202,344)	(93,510)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(4,050)	15,081	(5,890)	(15,593)	(44,139)	(56,108)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	(110)	251	—	6,132	7,415	—

NET INCOME (LOSS)	7,065	471,122	(21,872)	15,736	(239,068)	(149,618)
Less: Net loss attributable to the noncontrolling interest	(333)	32	(3,159)	—	1,110	381

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$6,732	$471,154	$(25,031)	$15,736	$(237,958)	$(149,237)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$1.13	$3.19	$(0.13)	$0.19	$(1.79)	$(0.98)
Gain (loss) from discontinued operations	(0.42)	0.11	(0.05)	(0.12)	(0.40)	(0.58)
Gain (loss) from sale of discontinued operations	(0.01)	—	—	0.05	0.07	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.70	$3.30	$(0.18)	$0.12	$(2.12)	$(1.56)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$1.11	$2.63	$(0.13)	$0.14	$(1.79)	$(0.98)
Gain (loss) from discontinued operations	(0.41)	0.09	(0.05)	(0.08)	(0.40)	(0.58)
Gain (loss) from sale of discontinued operations	(0.01)	—	—	0.03	0.07	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.69	$2.72	$(0.18)	$0.09	$(2.12)	$(1.56)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,600	142,695	142,643	128,771	112,366	95,384

Diluted	9,800	173,117	142,643	196,470	112,366	95,384

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$10,892	$455,822	$(19,141)	$25,197	$(201,234)	$(93,129)
Gain (loss) from discontinued operations	(4,050)	15,081	(5,890)	(15,593)	(44,139)	(56,108)
Gain (loss) from sale of discontinued operations	(110)	251	—	6,132	7,415	—

Net income (loss)	$6,732	$471,154	$(25,031)	$15,736	$(237,958)	$(149,237)

Balance Sheet Data:

	Successor	Predecessor
(in thousands)	As of December 31, 2009	As of December 31,
		2008	2007	2006	2005
Total assets	$558,914	$330,444	$460,403	$392,250	$641,089
Total long-term obligations (including current portion)	$257,516	$604,837	$673,903	$644,074	$635,212
Total liabilities	$459,005	$789,169	$907,943	$860,506	$877,423
Total Primus Telecommunications Group, Inc. stockholders’ equity (deficit)	$99,909	$(461,539)	$(447,540)	$(468,255)	$(236,334)

Discontinued Operations Data:

	Successor	Predecessor
(in thousands)	As of December 31, 2009	Six Months Ended July 1, 2009	As of December 31,
			2008	2007	2006	2005
Net revenue	$26,813	$26,271	$66,876	$76,647	$109,939	$213,693
Operating expenses	$29,322	$27,408	$71,718	$91,187	$152,606	$261,999

Income (loss) from operations	$(2,509)	$(1,137)	$(4,842)	$(14,540)	$(42,667)	$(48,306)
Interest expense	$(45)	$(42)	$83	$(664)	$(255)	$(369)
Interest income and other income (expense)	$(160)	$37	$52	$(314)	$(67)	$(474)
Foreign currency transaction gain (loss)	$(1,184)	$788	$(808)	$(41)	$(1,196)	$(6,292)
Reorganization items	$(14)	$15,269	$—	$—	$—	$—

Income (loss) before income tax	$(3,912)	$14,915	$(5,515)	$(15,559)	$(44,185)	$(55,441)
Income tax benefit (expense)	$(138)	$166	$(375)	$(34)	$46	$(667)

Income (loss) from discontinued operations	$(4,050)	$15,081	$(5,890)	$(15,593)	$(44,139)	$(56,108)

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the information in the following paragraph and the information in our consolidated annual audited financial statements and the notes thereto, each of which are contained in Item 8 entitled “Financial Statements and Supplementary Data,” and other financial information incorporated by reference. Some of the information contained in this discussion and analysis includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis

Subsequent to its December 31, 2009 year-end, we had sold or held for sale our European retail operations and classified the components of these operations as discontinued operations. As a result of the reissuance of its consolidated financial statements, we have applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as income from discontinued operation. We did not retrospectively adjust our 2009 or 2008 Consolidated Balance Sheet, as held for sale criteria were not met until the third quarter of 2010; as such, financial information for the Europe segment will appear, as applicable, where certain balance sheet information is presented. Except for these European retail retrospective adjustments, this Item 7 has not been updated or amended to reflect any other information, uncertainties, transactions, risks, events or trends occurring or known to management, including those listed below, that have occurred subsequent to April 5, 2010, the date we filed our Annual Report on Form 10-K with the SEC.

Introduction and Overview of Operations

We are an integrated facilities-based communications services provider offering a portfolio of international and domestic voice, wireless, Internet, VoIP, data and data center services to customers located primarily in the United States Australia, Canada, Brazil, the United Kingdom and western Europe. Our primary markets are Australia and Canada where we have deployed significant network infrastructure. We classify our services into three categories: Growth Services, Traditional Services and Wholesale Services. Our focus is on expanding our Growth Services, which includes our broadband, IP-based voice, local, wireless, data and data center services, to fulfill the demand for high quality, competitively priced communications services. This demand is being driven, in part, by the globalization of the world’s economies, the global trend toward telecommunications deregulation and the migration of communication traffic to the Internet. We manage our Traditional Services, which includes our domestic and international long-distance voice, prepaid cards, dial-up Internet services and Australian off-network local services for cash flow generation that we reinvest to develop and market our Growth Services, particularly in our primary markets of Australia and Canada. We provide our wholesale voice termination services to other telecommunications carriers and resellers requiring IP or time-division multiplexing access.

Generally, we price our services competitively with the major carriers and service providers operating in our principal service regions. We seek to generate net revenue through sales and marketing efforts focused on customers with significant communications needs, including SMEs, multinational corporations, residential customers, and other telecommunications carriers and resellers.

Industry trends have shown that the overall market for domestic and international long-distance voice, prepaid phone cards and dial-up internet services has declined in favor of Internet-based, wireless and broadband communications. Our challenge concerning net revenue in recent years has been to overcome declines in long-distance voice minutes of use per customer as more customers are using wireless devices and the Internet as alternatives to the use of wireline phones. Also, product substitution (e.g., wireless/Internet for fixed line voice) has resulted in revenue declines in our long-distance voice services. Additionally, we believe that because deregulatory influences have begun to affect telecommunications markets outside the United States, the deregulatory trend is resulting in greater competition from the existing wireline and wireless competitors and from more recent entrants, such as cable companies and VoIP companies, which could continue to affect adversely our net revenue per minute, as well as minutes of use. More recently, adverse global economic conditions have resulted in a contraction of spending by business and residential customers generally which, we believe, has had an adverse affect on our net revenues.

In order to manage our network transmission costs, we pursue a flexible approach with respect to the management of our network capacity. In most instances, we (1) optimize the cost of traffic by using the least expensive cost routing, (2) negotiate lower variable usage based costs with domestic and foreign service providers, (3) negotiate additional and lower cost foreign carrier agreements with the foreign incumbent carriers and others, and (4) continue to expand/reduce the capacity of our network when traffic volumes justify such actions.

Our overall margin may fluctuate based on the relative volumes of international versus domestic long-distance services; carrier services versus business and residential long-distance services; prepaid services versus traditional post-paid voice services; Internet, VoIP and data services versus fixed line voice services; the amount of services that are resold; and the proportion of traffic carried on our network versus resale of other carriers’ services. Our margin is also affected by customer transfer and migration fees. We generally pay a charge to install and transfer a new customer onto our network and to migrate broadband and local customers. However, installing and migrating customers to our network infrastructure, enables us to increase our margin on such services as compared to resale of services using other carriers’ networks.

Selling, general and administrative expenses are comprised primarily of salaries and benefits, commissions, occupancy costs, sales and marketing expenses, advertising, professional fees, and other administrative costs. All selling, general and administrative expenses are expensed when incurred. Emphasis on cost containment and the shift of expenditures from non-revenue producing expenses to sales and marketing expenses has been heightened since growth in net revenue has been under pressure.

Emergence from Voluntary Reorganization Under Chapter 11 Proceedings

On March 16, 2009, the Holding Companies filed Chapter 11 Cases in the Bankruptcy Court for reorganization relief under Chapter 11 of the Bankruptcy Code. Subsequently, the Holding Companies sought and received an order directing the joint administration of the Chapter 11 Cases under the caption In re: Primus Telecommunications Group, Incorporated, et al., Debtors, Case No. 09-10867. On April 24, 2009, an unsecured creditors’ committee was appointed by the United States Trustee.

On April 27, 2009, the Bankruptcy Court approved the Holding Companies’ use of a disclosure statement dated April 27, 2009 (the “Disclosure Statement”) to solicit votes on the Plan of Reorganization. The Disclosure Statement was distributed to holders of record (as of April 27, 2009) of claims against, and interests in, the Holding Companies who were entitled to vote on the Plan of Reorganization (the “Record Date”).

The Plan was confirmed by the Bankruptcy Court on June 12, 2009 (the “Confirmation Date”). On the Effective Date, the Holding Companies consummated their reorganization under the Bankruptcy Code and the Plan of Reorganization became effective. See “Note 2—Emergence from Voluntary Reorganization under Chapter 11 of the Bankruptcy Code” to our consolidated financial statements for further details.

As of July 1, 2009, we adopted fresh-start accounting in accordance with Financial Accounting Standards Board ASC No. 852, “Reorganizations.” The adoption of fresh-start accounting resulted in the Company becoming a new entity for financial reporting purposes. Accordingly, the financial statements on or prior to July 1, 2009 are not comparable with the financial statements for periods after July 1, 2009. See “Note 4—Fresh-Start Accounting” to our consolidated financial statements for further detail.

Impact of Reorganization on Our Capital Structure, Long-Term Debt and Financial Statements.

Upon our emergence under the Plan of Reorganization on July 1, the Holding Companies’ principal debt was reduced by $316 million, or over 50%, interest payments were reduced by over 50% and certain debt maturities were extended. The significant features of the Plan included the developments summarized below:

•	Holding’s $96 million Term Loan facility due February 2011 was reinstated and amended;

•

IHC’s $173 million of outstanding 14  1/4 % Senior Secured Notes due 2011 were cancelled and the holders thereof received their pro rata portion of $123.5 million of aggregate principal amount of 14  1/4% Senior Subordinated Secured Notes due May 20, 2013 and 4,800,000 shares of the new Common Stock of Group (the “New Common Stock”);

•	the $209 million in aggregate outstanding 5% Exchangeable Senior Notes and 8% Senior Notes issued by

•

Holding (collectively, the “Holding Senior Notes”) were cancelled, and the holders thereof received 4,800,000 shares of the New Common Stock and Class A warrants to purchase up to an aggregate of 3,000,000 shares of New Common Stock;

•

the 3  3/4% Senior Notes due September 2010, 12  3/4% Senior Notes due October 2009 and Step Up Convertible Subordinated Debentures due August 2009 issued by Group (collectively, the “Group Notes”) were cancelled, and the holders thereof received Class B warrants to purchase up to an aggregate of 1,500,000 shares of the New Common Stock;

•

all existing shares of common stock outstanding prior to the Effective Date (the “Old Common Stock”) were cancelled on the Effective Date, and holders thereof received their pro rata share of contingent value rights (“Contingent Value Rights” or “CVRs”) to acquire up to 2,665,000 shares of New Common Stock; and

•

all outstanding equity incentive grants of Group were cancelled on the Effective Date, and the Primus Telecommunications Group, Incorporated Management Compensation Plan (the “Management Compensation Plan”) became effective. As of the Effective Date, 400,000 restricted stock units, 400,000 service-based stock options and 100,000 performance-based stock options were granted to certain employees and executive officers under the Management Compensation Plan.

In accordance with the Plan, Group’s certificate of incorporation and bylaws were amended and restated in their entirety. Group’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate Incorporation”) and Amended and Restated By-Laws (the “Amended By-Laws”) both became effective on the Effective Date. The Amended Certificate of Incorporation

provides for 80,000,000 shares of authorized New Common Stock and 20,000,000 shares of authorized new preferred stock, of which 9,600,000 shares of New Common Stock were issued on the Effective Date. A further description of the key provisions of the Amended Certificate of Incorporation and the Amended By-Laws is included in Group’s registration statement on Form 8-A under “Description of Capital Stock” filed with the SEC on July 1, 2009, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as exhibits to such Form 8-A and such text is incorporated herein by reference.

Prior to the Effective Date, Group had approximated 142,695,390 shares of Old Common Stock issued and outstanding, and all of these shares were cancelled in connection with the effectiveness of the Plan. On the Effective Date, Group issued 9,600,000 shares of New Common Stock and had an additional 7,165,000 shares of New Common Stock reserved for future issuance in respect of claims and interests filed and allowed under the Plan, consisting of (1) 3,000,000 shares of new common stock reserved for issuance upon exercise of Class A warrants, (2) 1,500,000 shares of new common stock reserved for issuance upon exercise of Class B warrants, and (3) 2,665,000 shares of new common stock reserved for distribution on account of contingent value rights. The total number of shares of New Common Stock issued and reserved for issuance in respect of claims and interests filed and allowed under the Plan was 16,765,000. Including the shares of New Common Stock reserved for issuance under the Management Compensation Plan, the total number of shares of New Common Stock issued and reserved for issuance under the Plan was 17,765,000.

Foreign Currency

Foreign currency can have a major impact on our financial results. During 2009, approximately 82% of our net revenue was derived from sales and operations outside the U.S. The reporting currency for our consolidated financial statements is the United States dollar (“USD”). The local currency of each country is the functional currency for each of our respective entities operating in that country. In the future, we expect to continue to derive the majority of our net revenue and incur a significant portion of our operating costs from outside the U.S., and therefore changes in exchange rates have had and may continue to have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused primarily by fluctuations in the following exchange rates: USD/Canadian dollar (“CAD”), USD/Australian dollar (“AUD”), USD/British pound (“GBP”), and USD/Euro (“EUR”). Due to the large percentage of our revenue derived outside of the U.S., changes in the USD relative to one or more of the foregoing currencies could have an adverse impact on our future results of operations. We have agreements with certain subsidiaries for repayment of a portion of the investments and advances made to these subsidiaries. As we anticipate repayment in the foreseeable future, we recognize the unrealized gains and losses in foreign currency transaction gain (loss) on the consolidated statements of operations. The exposure of our income from operations to fluctuations in foreign currency exchange rates is reduced in part because a majority of the costs that we incur in connection with our foreign operations are also denominated in local currencies.

We are exposed to financial statement gains and losses as a result of translating the operating results and financial position of our international subsidiaries. We translate the local currency statements of operations of our foreign subsidiaries into USD using the average exchange rate during the reporting period. Changes in foreign exchange rates affect the reported profits and losses and cash flows and may distort comparisons from year to year. By way of example, when the USD strengthens compared to the EUR, there could be a negative or positive effect on the reported results for Europe, depending upon whether Europe is operating profitably or at a loss. It takes more profits in EUR to generate the same amount of profits in USD and a greater loss in EUR to generate the same amount of loss in USD. The opposite is also true. For instance, when the USD weakens there is a positive effect on reported profits and a negative effect on the reported losses for Europe.

In the year ended December 31, 2009, as compared to the year ended December 31, 2008, the USD was stronger on average as compared to the CAD and AUD; the USD was weaker on average as compared to the GBP and the EUR. The following tables demonstrate the impact of currency fluctuations on our net revenue for the years ended December 31, 2009 and 2008:

Net Revenue by Location, including Discontinued Operations — in USD (in thousands)

	For the Year Ended December 31,
	2009 Net Revenue	2008 Net Revenue	Variance	Variance %
Canada	$224,397	$260,834	$(36,437)	(14)%
Australia	$243,158	$276,413	$(33,255)	(12)%
United Kingdom[2]	$93,078	$87,706	$5,372	6%
Europe[1,2]	$89,182	$87,623	$1,559	2%

Net Revenue by Location, including Discontinued Operations — in Local Currencies (in thousands)

	For the Year Ended December 31,
	2009 Net Revenue	2008 Net Revenue	Variance	Variance %
Canada (in CAD)	255,674	276,294	(20,620)	(7)%
Australia (in AUD)	308,068	324,724	(16,656)	(5)%
United Kingdom (in GBP)[2]	59,919	48,335	11,584	24%
Europe (in EUR)[1,2]	63,633	59,640	3,993	7%

1	Europe includes only subsidiaries whose functional currency is the EUR.
2	Table includes revenues from discontinued operations which are subject to currency risk.

In the year ended December 31, 2008, as compared to the year ended December 31, 2007, the USD was weaker on average as compared to the CAD, AUD and EUR, notwithstanding a significant strengthening of the USD relative to such currencies between June 30, 2008 and December 31, 2008, and stronger on average as compared to the GBP. The following tables demonstrate the impact of currency fluctuations on our net revenue for the year ended December 31, 2008 and 2007:

Net Revenue by Location, including Discontinued Operations — in USD (in thousands)

	For the Year Ended December 31,
	2008 Net Revenue	2007 Net Revenue	Variance	Variance %
Canada	$260,834	$262,412	$(1,578)	(1)%
Australia	$276,413	$285,963	$(9,550)	(3)%
United Kingdom[2]	$87,706	$89,363	$(1,657)	(2)%
Europe[1,2]	$87,623	$81,891	$5,732	7%

Net Revenue by Location, including Discontinued Operations — in Local Currencies (in thousands)

	For the Year Ended December 31,
	2008 Net Revenue	2007 Net Revenue	Variance	Variance %
Canada (in CAD)	276,294	281,419	(5,125)	(2)%
Australia (in AUD)	324,724	341,361	(16,637)	(5)%
United Kingdom (in GBP) [2]	48,335	44,773	3,562	8%
Europe* (in EUR) [1,2]	59,640	59,771	(131)	0%

1	Europe includes only subsidiaries whose functional currency is the EUR.
2	Table includes revenues from discontinued operations which are subject to currency risk.

Critical Accounting Policies

To aid in the understanding of our financial reporting, our most critical accounting policies are described below. These policies have the potential to have a more significant impact on our financial statements, either because of the significance of the financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature.

Revenue Recognition and Deferred Revenue—Net revenue is derived from carrying a mix of business, residential and carrier long-distance traffic, data and Internet traffic, and also from the provision of local, data center and wireless services. For voice and wholesale VoIP, net revenue is earned based on the number of minutes during a call and is recorded upon completion of a call, adjusted for allowance for doubtful accounts receivable, service credits and service adjustments. Revenue for a period is calculated from information received through our network switches. Customized software has been designed to track the information from the switch and analyze the call detail records against stored detailed information about revenue rates. This software provides us the ability to do a timely and accurate analysis of revenue earned in a period. Separate prepaid services software is used to track additional information related to prepaid service usage such as activation date, monthly usage amounts, fees and charges, and expiration date. Revenue on these prepaid services is recognized as service is provided until expiration, when all unused minutes, which are no longer available to the customers, are recognized as revenue.

Net revenue is also earned on a fixed monthly fee basis for unlimited local and long-distance plans and for the provision of data/Internet (including retail VoIP) and hosting services. Data/Internet and hosting services include monthly fees collected for the provision of dedicated and dial-up access at various speeds and bandwidths and collocation services. These fees are recognized as access and collocation is provided on a monthly basis. Additionally, service activation and installation fees are deferred and amortized over the longer of the average customer life or the contract term. We record payments received in advance for prepaid services and services to be provided under contractual agreements, such as Internet broadband and dial-up access, as deferred revenue until such related services are provided.

A portion of revenue, representing less than 1% of total revenue, is earned from the sale of wireless handsets and VoIP routers. We apply the provisions of ASC No. 605-25, “Revenue Recognition—Multiple Element Arrangements,” which provides guidance on when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. We have concluded that ASC No. 605-25 requires us to account for the sale of wireless handsets and VoIP routers and the related cost of handset and router revenues as a separate unit of accounting when title to the handset or router passes to the customer. Revenue recognized is the portion of the activation fees allocated to the router or handset unit of accounting in the statement of operations when title to the router or handset passes to the customer. We defer the portion of the activation fees allocated to the service unit of accounting and recognize such deferred fees on a straight-line basis over the contract life in the statement of operations.

Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments.

Allowance for doubtful accounts receivable—Determining our allowance for doubtful accounts receivable requires significant estimates. Due to the large number of customers that we serve, it is impractical to review the creditworthiness of each of our customers, although a credit review is performed for larger carrier and retail business customers. We consider a number of factors in determining the proper level of the allowance, including historical collection experience, current economic trends, the aging of the accounts receivable portfolio and changes in the creditworthiness of our customers. Systems to detect fraudulent call activity are in place within our network, but if these systems fail to identify such activity, we may realize a higher degree of uncollectible accounts.

Cost of revenue—Cost of revenue is comprised primarily of costs incurred from other domestic and foreign telecommunications carriers to originate, transport and terminate calls. The majority of our cost of revenue is variable, based upon the number of minutes of use, with transmission and termination costs being the most significant expense. Call activity is tracked and analyzed with customized software that analyzes the traffic flowing through our network switches and calculates the variable cost of revenue with predetermined contractual rates. If the domestic or foreign telecommunications carriers have tracked and invoiced the volume of minutes at levels different than what our activity shows or have invoiced at different rates, we will dispute the charges invoiced. There is no guarantee that we will prevail in such disputes. We use significant estimates to determine the level of success in dispute resolution and consider past historical experience, basis of disputes, financial status, and current relationships with vendors and aging of prior disputes in quantifying our estimates.

Valuation of long-lived assets—We review long-lived assets whenever events or changes indicate that the carrying amount of an asset may not be recoverable. In making such evaluations, we compare the expected undiscounted future cash flows to the carrying amount of the assets. If the total of the expected undiscounted future cash flows is less than the carrying amount of the assets, we are required to make estimates of the fair value of the long-lived assets in order to calculate the impairment loss equal to the difference between the fair value and carrying value of the assets.

We make significant assumptions and estimates in this process regarding matters that are inherently uncertain, such as determining asset groups and estimating future cash flows, remaining useful lives, discount rates and growth rates. The resulting undiscounted cash flows are projected over an extended period of time, which subjects those assumptions and estimates to an even larger degree of uncertainty. While we believe that our estimates are reasonable, different assumptions could materially affect the valuation of the long-lived assets.

We have concluded that we have one asset group: the network. This is due to the nature of our telecommunications network which utilizes all of the POPs, switches, cables and various other components throughout the network to seamlessly form the telecommunications gateway over which our products and services are carried for any given customer’s phone call or data or Internet transmission. Furthermore, outflows to many of the external network providers are not separately assignable to revenue inflows for any phone call or service plan.

We make assumptions about the remaining useful life of our long-lived assets. The assumptions are based on the average life of our historical capital asset additions, our historical asset purchase trend and the fact that our primary assets, our network switches, have an 8-year life. Because of the nature of our industry, we also assume that the technology changes in the industry render all equipment obsolete with no salvage value after their useful lives. In certain circumstances in which the underlying assets could be leased for an additional period of time, we have included such estimated cash flows in our estimate.

The estimate of the appropriate discount rate to be used to apply the present value technique in determining fair value was our weighted average cost of capital, which is based on the effective rate of our long-term debt obligations at the current market values as well as the current volatility and trading value of our common stock.

Valuation of goodwill—Goodwill and other intangible assets—Under ASC No.350 “Intangibles—Goodwill and Other’, goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their useful lives and are subject to the impairment provisions of ASC 360, “Property Plant and Equipment.”

Goodwill impairment is tested annually using a two-step process that begins with an estimation of the fair value of each reporting unit as of October 1. The first step is a screen for potential impairment by comparing the fair value of a reporting unit with its carrying amount. The second step measures the amount of impairment loss, if any, by comparing the implied fair value of the reporting unit goodwill with its carrying amount. The implied fair value of goodwill shall be determined in the same manner as the amount of goodwill recognized in a business combination is determined, that is through an allocation of the fair value of a reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

Our reporting units are the same as our operating segments as each segment’s components have been aggregated and deemed a single reporting unit because they have similar economic characteristics. Each component is similar in that they each provide telecommunications services for which all of the resources and costs are drawn from the same pool, and are evaluated using the same business factors by management.

Intangible assets not subject to amortization consist of trade names. Such indefinite lived intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test shall consist of a comparison of the fair value of an intangible asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss shall be recognized in an amount equal to the excess.

Intangible assets subject to amortization consist of certain trade names and customer relationships. These finite lived intangible assets are amortized based on their useful lives. Such assets are subject to the impairment provisions of ASC 360, wherein impairment is recognized and measured only if there are events and circumstances that indicate that the carrying amount may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset group. An impairment loss is recorded if after determining that it is not recoverable, the carrying amount exceeds the fair value of the asset.

As disclosed in Note 4—“Fresh Start Accounting” to the Company’s consolidated financial statements, on July 1, 2009, the Company adopted fresh-start accounting in accordance with ASC No. 852, “Reorganizations.” Fresh-start accounting reflects the value of the Company as determined in the confirmed Plan. Under fresh-start accounting, the Company’s asset and liability values are re-measured and allocated in conformity with ASC No. 805, “Business Combinations.” The excess of reorganization value over the fair value of tangible and identifiable intangible assets is recorded as goodwill in the accompanying consolidated balance sheet. Fresh-start accounting also requires that all liabilities, other than deferred taxes, should be stated at fair value.

The carrying values by reporting unit of the goodwill and other indefinite-lived intangible assets are disclosed in Note 6—“Goodwill and Other Intangible Assets,” to the Company’s Consolidated Financial Statements.

To facilitate the first step of the goodwill impairment analysis the Company first determines the fair value of each reporting unit as of October 1, the goodwill measurement date, and compares those amounts to the carrying value of the respective reporting units as of October 1, 2009. To the extent the fair value of the reporting unit exceeds the book value, no additional analysis is required and no impairment is recognized. To facilitate the Company’s calculation of the fair value of the reporting units, the valuation methods included (i) a discounted cash flow analysis, considering a range of between 12.5% and 17% weighted average costs of capital and market-based multiples of projected earnings of between 2.8 and 5.1 times for its terminal value. A key assumption in the fair value calculations is the Company’s future operating performance and resulting cash flow which is inherently subject to significant uncertainties and contingencies, and are based on management’s best estimates at the date of measurement. Potential events which could have a negative effect on the key assumptions include competitive actions, technological developments, regulatory actions and currency movements. For additional risk factors which could affect the assumptions see “Item 1A—Risk Factors” and “Item 7—Special Note Regarding Forward Looking Statements.” Accordingly, the Company cannot provide assurance that the estimates, assumptions, and values reflected in the valuations will be realized, and actual results could vary materially. The goodwill impairment test date of October 1, 2009, was three months after the initial recording of the fair value of our assets under fresh start accounting. After performing step one of the goodwill impairment test, no impairment was identified, as the fair value was greater than the carrying value of each reporting unit. In the reporting units with significant goodwill balances which are the United States and Canada, the Canada reporting unit is not at risk of failing step one of the test, but the United States reporting unit’s fair value exceeded the carrying value of the United States reporting unit by 15%. The increase in fair value for the Canadian Reporting Unit is due primarily to foreign currency translation as the United States dollar has weakened considerably and cost reduction initiatives were implemented in the second half of the year. Additionally, no impairment was recognized based on the analysis of the fair value of the intangible assets not subject to amortization as compared to their carrying value.

In addition to the forgoing, the Company reviews its goodwill and intangible assets for possible impairment whenever events or circumstances indicate that certain carrying amounts of assets may not be recoverable. The factors that the Company considers important, and which could trigger an impairment review, include, but are not limited to: a significant decline in the market value of our common stock or debt securities for a sustained period; a material adverse change in economic, financial market, industry or sector trends; a material failure to achieve operating results relative to historical levels or projected future levels; and significant changes in operations or business strategy.

Accounting for income taxes—We recognize deferred tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement bases and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. We must make significant estimates and assumptions about future taxable income and future tax consequences when determining the amount of the valuation allowance. The additional guidance provided by ASC No. 740 “Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in the financial statements. At January 1, 2007, its implementation resulted in adjustments to increase our total unrecognized tax benefits by $106.4 million. Expected outcomes of current or anticipated tax examinations, refund claims and tax-related litigation and estimates regarding additional tax liability (including interest and penalties thereon) or refunds resulting therefrom will be recorded based on the guidance provided by ASC No. 740 to the extent applicable.

At present, our subsidiaries in the major jurisdictions in which we operate have significant deferred tax assets resulting from tax loss carryforwards. With the exception of our Canadian companies, these deferred tax assets are fully offset with valuation allowances. The appropriateness and amount of these valuation allowances are based on our assumptions about the future taxable income of each affiliate or available tax planning strategies. Except in the case of our Canadian companies, if our assumptions have significantly underestimated future taxable income with respect to a particular affiliate, all or part of the valuation allowance for the affiliate would be reversed and additional income could result. With the exception of our Canadian affiliates, if our assumptions have significantly overestimated future taxable income with respect to a particular affiliate, there would be no change in the net value of the deferred tax asset and no additional income or tax expense would result. If our assumptions with respect to our Canadian affiliates have significantly overestimated future taxable income, a full or partial valuation allowance would be applied to the corresponding deferred tax assets and additional tax expense would result.

In accordance with ASC No. 852, for periods including and subsequent to the filing of the Chapter 11 petition, prior to the emergence from bankruptcy, all pre-petition liabilities subject to compromise were segregated in the Consolidated Condensed Balance Sheets and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Liabilities not subject to compromise were separately classified as current and non-current in the Consolidated Condensed Balance Sheet. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization were reported separately as reorganization items, net, in the Consolidated Condensed Statements of Operations. Net cash used for reorganization items was disclosed separately in the Consolidated Condensed Statements of Cash Flows.

After the emergence from bankruptcy on July 1, 2009, the amounts reported on our subsequent financial statements materially changed. We adopted the “fresh start” provisions of ASC No. 852, which requires that all assets and liabilities except deferred taxes be restated to their fair value. Deferred tax balances have been established as a result of the differences in the basis adjustments from fresh-start accounting. Certain of these fair values differ materially from the values recorded on the Predecessor Consolidated Condensed Balance Sheets. Our emergence from reorganization resulted in a new reporting entity that had no retained earnings or accumulated deficit before the Effective Date. Additionally, we must also adopt any changes in GAAP that are otherwise required to be adopted within twelve months of such date. For all of these reasons, our Successor’s financial statements are not comparable to our Predecessor’s. See “Note 8—Income Taxes,” to the Company’s consolidated financial statements for further details.

Discontinued Operations

Subsequent to its December 31, 2009 year end the Company classified its European retail operations as discontinued operations. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operation. The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet as held for sale criteria was not met until the third quarter of 2010, as such, financial information for the Europe segment will appear, as applicable, where certain balance sheet information is presented, see Note 19, “Discontinued Operations,” for further information.

In the first quarter 2009, the Company sold certain assets of its Japan retail operations. The sale price was $0.4 million (40 million Japanese yen), which included $0.2 million (20 million Japanese yen) in cash and $0.2 million (20 million Japanese yen) receivable. The Company recorded a $0.3 million gain from sale of assets. The Company reported Japan retail operations as a discontinued operation.

In the second quarter 2008, the Company determined it would sell its German retail operations. However, buyers were not found; therefore the Company decided to cease operations of the German retail business during the first quarter of 2009.

In August 2007, the Company sold its 51% interest in its German telephone installation system subsidiaries. The sale price was $0.8 million (0.6 million Euros), which included $0.5 million (0.4 million Euros) in cash and $0.3 million (0.2 million Euros) for payment of outstanding intercompany debt. For the intercompany debt payment, the Company received $0.1 million (0.1 million Euros) in cash at closing. The balance owing is represented by a note receivable and will be paid in fifteen equal monthly installment payments. As a result, the Company recorded a $0.2 million gain from sale of assets. Net assets held for sale were $0.6 million at the closing date.

In February 2007, the Company sold its Australian domain name registry and web hosting subsidiary, Planet Domain. The sale price was $6.5 million ($8.3 million AUD). The Company received $5.5 million in net cash proceeds from the transaction after closing adjustments. As a result, the Company recorded a $6.0 million gain from sale of assets. The net assets of Planet Domain were $0.2 million at the closing date.

As a result of these events, the Company’s consolidated financial statements for all periods presented reflect the Japan retail operations, German retail operations, discontinued German subsidiary and Planet Domain operations as discontinued operations for the six months ended December 31, 2009, six months ended July 1, 2009, years ended December 31, 2008 and 2007. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as loss from discontinued operations.

Summarized operating results of the discontinued operations for the year ended December 31, 2009, 2008 and 2007 are as follows:

	Successor	Predecessor
(in thousands)	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
Net revenue	$26,813	$26,271	$66,876	$76,647
Operating expenses	$29,322	$27,408	$71,718	$91,187

Income (loss) from operations	$(2,509)	$(1,137)	$(4,842)	$(14,540)
Interest expense	$(45)	$(42)	$83	$(664)
Interest income and other income (expense)	$(160)	$37	$52	$(314)
Foreign currency transaction gain (loss)	$(1,184)	$788	$(808)	$(41)
Reorganization items	$(14)	$15,269	$—	$—

Income (loss) before income tax	$(3,912)	$14,915	$(5,515)	$(15,559)
Income tax benefit (expense)	$(138)	$166	$(375)	$(34)

Income (loss) from discontinued operations	$(4,050)	$15,081	$(5,890)	$(15,593)

Explanatory Preliminary Note

In the following presentations and narratives within this Management’s Discussion and Analysis of Financial Condition and Results of Operations, we combine Successor’s results of operations for the period from July 2, 2009 to December 31, 2009 (the “Successor Period”) with Predecessor’s results of operations for the period from January 1, 2009 to July 1, 2009 and we compare these combined results of operations with Predecessor’s results of operations for the year ended December 31, 2008. We also present detailed changes in results, excluding currency impacts, since a large portion of our revenues are derived outside of the U.S., and currency changes can influence or mask underlying changes in foreign operating unit performance. We believe that the comparison of the combined financial results provide management and investors with a meaningful analysis of our performance and trends for comparative purposes. In addition, it should be noted that the application of fresh-start accounting will have a significant non-cash impact on our future results of operations, but will have no impact on the underlying cash flows of the Company.

We have combined the results of operations and the sources and uses of cash for the six months ended June 30, 2009 of the Predecessor and the six months ended December 31, 2009 for the Successor, and compared these combined results with the corresponding periods in 2008 and 2007 to provide a meaningful perspective on our financial and operational performance and trends in order to supplement GAAP data that would not otherwise have been available if we had not combined the results of operations and sources and uses of cash of the Predecessor and the Successor in this manner. The presentation of these combined results for the twelve months ended December 31, 2009 are intended to supplement investors’ understanding of our operating performance and liquidity. However, the combined presentation of the twelve months ended December 31, 2009 are not intended to replace net income (loss), cash flows, financial position or comprehensive income (loss), as determined in accordance with U.S. GAAP for the Predecessor and Successor periods. The Consolidated Financial Statements on or after July 1, 2009 are not comparable to the Consolidated Financial Statements prior to that date. For purposes of calculating constant currency rates between periods in connection with presentations that describe changes in values “excluding currency effects” herein, we have taken results from foreign operations for a given year (that were computed in accordance with GAAP using local currency) and converted such amounts utilizing the same U.S. dollar to applicable local currency exchange rates that were used for purposes of calculating corresponding preceding year GAAP presentations.

In reviewing the results and narratives below, it is important to note that there were significant effects resulting from the adoption of fresh-start accounting that affected our historical presentations and that will impact future results compared to pre-Reorganization results, including significant changes in:

•	debt balances and associated interest expense;

•

taxes and the adverse cash flow effects of our obligation to pay additional taxes compared to prior periods, given the termination of significant net operating loss carry-forward credits in connection with the Reorganization; and

•	depreciation and amortization, as triggered by our requirement to institute a new capital structure and fully re-measure our tangible and identifiable intangible assets.

Results of Operations

The following information for the years ended December 31, 2009, 2008 and 2007 reflects all the items included in consolidated statements of operations as a percentage of net revenue:

	Year Ended December 31,
	2009	2008	2007
NET REVENUE	100.0%	100.0%	100.0%
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	65.1%	63.2%	61.1%
Selling, general and administrative	24.1%	28.7%	30.1%
Depreciation and amortization	6.4%	3.6%	3.2%
(Gain) loss on sale or disposal of assets	0.0%	-0.7%	0.0%

Total operating expenses	95.6%	94.9%	94.5%

INCOME FROM OPERATIONS	4.4%	5.1%	5.5%
INTEREST EXPENSE	-4.1%	-6.5%	-7.3%
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	0.0%	0.1%	-0.1%
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	-0.5%	4.4%	-0.9%
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	-0.4%	0.0%	0.0%
INTEREST AND OTHER INCOME	0.1%	0.4%	0.7%
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	5.2%	-5.6%	3.9%
LOSS FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	4.8%	-2.0%	1.9%
REORGANIZATION ITEMS, net	55.6%	0.0%	0.0%

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	60.4%	-2.0%	1.9%
INCOME TAX BENEFIT (EXPENSE)	0.8%	0.1%	1.1%

INCOME (LOSS) FROM CONTINUING OPERATIONS	61.2%	-1.9%	3.0%
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	1.4%	-0.7%	-1.9%
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	0.0%	0.0%	0.7%

NET INCOME (LOSS)	62.7%	-2.6%	1.9%

The following information reflects net revenue by product line for the years ended December 31, 2009, 2008 and 2007 (in thousands, except percentages) and is provided for informational purposes and should be read in conjunction with the Consolidated Financial Statements and Notes.

(in thousands)	2009	%	2008	%	2007	%
Retail Voice	$345,861	45%	$402,770	48%	$416,640	50%
Wholesale	212,961	28%	197,278	24%	170,450	21%
Data/Internet	159,814	21%	185,483	22%	195,775	24%
Retail VOIP	44,129	6%	47,306	6%	46,477	5%

Total	$762,765	100%	$832,837	100%	$829,342	100%

Results of operations for the year ended December 31, 2009 as compared to the year ended December 31, 2008

Net revenue: Net revenue, exclusive of the currency effect, decreased $14.4 million, or 1.7%, to $818.4 million for the year ended December 31, 2009 from $832.8 million for the year ended December 31, 2008. Inclusive of the currency effect, which accounted for a decrease of $55.6 million, net revenue decreased $70.1 million to $762.8 million for the year ended December 31, 2009 from $832.8 million for the year ended December 31, 2008.

	Exclusive of Currency Effect						Currency Effect	Inclusive of Currency Effect
	Year Ended							Year Ended December 31, 2009
	December 31, 2009		December 31, 2008		Year-over-Year
(in thousands)	Net Revenue	% of Total	Net Revenue	% of Total	Variance	Variance %		Net Revenue	% of Total
Canada	241,603	29.5%	260,834	31.3%	(19,231)	-7.4%	(17,206)	224,397	29.4%
Australia	262,917	32.1%	276,413	33.2%	(13,496)	-4.9%	(19,759)	243,158	31.9%
Wholesale	230,285	28.1%	197,278	23.7%	33,007	16.7%	(17,323)	212,962	27.9%
United States	67,555	8.3%	88,181	10.6%	(20,626)	-23.4%	—	67,555	8.9%
Brazil	16,040	2.0%	10,131	1.2%	5,909	58.3%	(1,347)	14,693	1.9%

Total Revenue	$818,400	100.0%	$832,837	100.0%	$(14,437)	-1.7%	$(55,635)	$762,765	100.0%

Canada: Canada net revenue, exclusive of the currency effect, decreased $19.2 million, or 7.4%, to $241.6 million for the year ended December 31, 2009 from $260.8 million for the year ended December 31, 2008. The net revenue decrease is primarily attributable to a decrease of $16.3 million in retail voice services, a decrease of $3.8 million in prepaid voice services, a decrease of $1.1 million in wireless services and a decrease of $0.3 million in local services offset, in part, by an increase of $2.3 million in Internet, data and hosting services. Inclusive of the currency effect, which accounted for a $17.2 million decrease, net revenue decreased $36.4 million to $224.4 million for the year ended December 31, 2009 from $260.8 million for the year ended December 31, 2008.

Australia: Australia net revenue, exclusive of the currency effect, decreased $13.5 million, or 4.9%, to $262.9 million for the year ended December 31, 2009 from $276.4 million for the year ended December 31, 2008. The net revenue decrease is primarily attributable to a decrease of $13.5 million in Internet services, a decrease of $3.1 million in residential voice and a decrease of $2.6 million in broadband services offset, in part, by increases of $3.9 million in business voice services and $1.9 million in wireless services. Inclusive of the currency effect, which accounted for a $19.8 million decrease, net revenue decreased $33.2 million to $243.2 million for the year ended December 31, 2009 from $276.4 million for the year ended December 31, 2008.

Wholesale: Wholesale net revenue, exclusive of the currency effect, increased $33.0 million, or 16.7%, to $230.3 million for the year ended December 31, 2009 from $197.3 million for the year ended December 31, 2008. The net revenue increase is primarily a result of expanded routed capabilities and enhanced traffic volumes from existing customers and the obtainment of new customers. Inclusive of the currency effect which accounted for a $17.3 million decrease, net revenue increased $15.7 million to $213.0 million for the year ended December 31, 2009, from $197.3 million for the year ended December 31, 2008.

United States: United States net revenue decreased $20.6 million, or 23.4%, to $67.6 million for the year ended December 31, 2009 from $88.2 million for the year ended December 31, 2008. The decrease is primarily attributable to a decrease of $13.2 million in retail voice services (for residential and small businesses), a decrease of $5.6 million in VoIP services and a decrease of $1.8 million in Internet services.

Brazil: Brazil net revenue, exclusive of the currency effect, increased $5.9 million, or 58.4%, to $16.0 million for the year ended December 31, 2009 from $10.1 million for the year ended December 31, 2008. The revenue increase is due primarily to an increase in VoIP services. Inclusive of the currency effect, which accounted for a $1.3 million decrease, net revenue increased $4.6 million to $14.7 million for the year ended December 31, 2009 from $10.1 million for the year ended December 31, 2008.

Cost of revenue: Cost of revenue, exclusive of the currency effect, increased $7.7 million to $534.1 million, or 65.3% of net revenue, for the year ended December 31, 2009 from $526.4 million, or 63.2% of net revenue, for the year ended December 31, 2008. Inclusive of the currency effect, which accounted for a $37.6 million decrease, cost of revenue decreased $29.9 million to $496.5 million for the year ended December 31, 2009 from $526.4 million for the year ended December 31, 2008.

Canada: Canada cost of revenue, exclusive of the currency effect, decreased $8.4 million to $106.0 million, or 43.9% of net revenue, for the year ended December 31, 2009 from $114.4 million, or 43.9% of net revenue, for the year ended December 31, 2008. The decrease is primarily attributable to a decrease in net revenue of $19.2 million. Inclusive of the currency effect, which accounted for a $7.5 million decrease, cost of revenue decreased $15.9 million to $98.5 million for the year ended December 31, 2009 from $114.4 million for the year ended December 31, 2008.

Australia: Australia cost of revenue, exclusive of the currency effect, decreased $4.0 million to $165.4 million, or 62.9% of net revenue, for the year ended December 31, 2009 from $169.4 million, or 61.3% of net revenue, for the year ended December 31, 2008. The decrease is primarily attributable to a $13.5 million decrease in net revenue, offset in part by a $5.8 million reduction to cost of revenue in 2008 as the result of rulings by the Australian regulatory authority. Inclusive of the currency effect, which accounted for a $12.4 million decrease, cost of revenue decreased $16.4 million to $153.0 million for the year ended December 31, 2009 from $169.4 million for the year ended December 31, 2008.

Wholesale: Wholesale cost of revenue, exclusive of the currency effect, increased $30.4 million to $220.6 million, or 95.8% of net revenue, for the year ended December 31, 2009 from $190.2 million, or 96.4% of net revenue, for the year ended December 31, 2008. The increase is primarily attributable to an increase in net revenue of $33.0 million offset, in part, by lower costs, as a percentage of net revenues. Inclusive of the currency effect, which accounted for a $16.7 million decrease, cost of revenues decreased $13.7 million to $203.9 million for the year ended December 31, 2009 from $190.2 million for the year ended December 31, 2008.

United States: United States cost of revenue decreased $15.8 million to $30.3 million, or 44.9% of net revenue, for the year ended December 31, 2009 from $46.1 million, or 52.5% of net revenue, for the year ended December 31, 2008. The decrease is attributable to a decrease in net revenue of $20.6 million, a cost recovery of $1.5 million from a dispute settlement and lower costs resulting from our cost control initiatives.

Brazil: Brazil cost of revenue, exclusive of the currency effect, increased $5.3 million to $11.7 million, or 73.1% of net revenue, for the year ended December 31, 2009 from $6.4 million, or 62.8% of net revenue, for the year ended December 31, 2008. The increase is primarily attributable to an increase in net revenue of $5.9 million and a shift in the revenue product mix to lower margin products. Inclusive of the currency effect, which accounted for a $1.0 million decrease, cost of revenue increased $4.4 million to $10.8 million for the year ended December 31, 2009 from $6.4 million for the year ended December 31, 2008.

Selling, general and administrative expenses: Selling, general and administrative expenses, exclusive of the currency effect, decreased $44.1 million to $195.0 million, or 23.8% of net revenue, for the year ended December 31, 2009 from $239.1 million, or 28.7% of net revenue, for the year ended December 31, 2008. Inclusive of the currency effect, which accounted for a $11.2 million decrease, selling, general and administrative expenses decreased $55.3 million to $183.8 million for the year ended December 31, 2009 from $239.1 million for the year ended December 31, 2008.

Canada: Canada selling, general and administrative expense, exclusive of the currency effect, decreased $12.9 million to $85.0 million, or 35.2% of net revenue, for the year ended December 31, 2009 from $97.9 million, or 37.5% of net revenue, for the year ended December 31, 2008. The decrease is attributable to a decrease of $7.0 million in salaries and benefits, a decrease of $7.1 million in sales and marketing expenses and a decrease of $0.7 million in general and administrative expenses offset, in part, by an increase of $0.8 million in advertising expenses and $1.1 million of other expenses. Inclusive of the currency effect, which accounted for a $5.7 million decrease, selling, general and administrative expenses decreased $18.6 million to $79.3 million for the year ended December 31, 2009 from $97.9 million for the year ended December 31, 2008.

Australia: Australia selling, general and administrative expense, exclusive of the currency effect, decreased $18.9 million to $63.3 million, or 24.1% of net revenue, for the year ended December 31, 2009 from $82.2 million, or 29.7% of net revenue, for the year ended December 31, 2008. The decrease is attributable to a decrease of $6.1 million in salaries and benefits, a decrease of $8.4 million in sales and marketing expense, a decrease of $2.0 million in advertising expenses, a decrease of $1.7 million in general and administrative and a decrease of $0.7 million in all other expenses. Inclusive of the currency effect, which accounted for a $4.7 million decrease, selling, general and administrative expense decreased $23.6 million to $58.6 million for the year ended December 31, 2009 from $82.2 million for the year ended December 31, 2008.

Wholesale: Wholesale selling, general and administrative expense, exclusive of the currency effect, decreased $1.2 million to $7.2 million, or 3.1% of net revenue, for the year ended December 31, 2009 from $8.4 million, or 4.3% of net revenue, for the year ended December 31, 2008. Inclusive of the currency effect, which accounted for a $0.5 million decrease, selling, general and administrative expense decreased $1.7 million to $6.7 million for the year ended December 31, 2009 from $8.4 million for the year ended December 31, 2008.

United States: United States selling, general and administrative expense decreased $10.0 million to $25.6 million, or 37.9% of net revenue, for the year ended December 31, 2009 from $35.6 million, or 40.4% of net revenue, for the year ended December 31, 2008. The decrease is attributable to decreases of $4.0 million in salaries and benefits, $2.1 million in general and administrative expenses, $1.6 million in advertising expenses, $1.1 million in sales and marketing expense, $0.7 million in occupancy, and $0.5 million in other expenses.

Brazil: Brazil selling, general and administrative expense, exclusive of the currency effect, decreased $0.5 million to $3.5 million, or 21.6% of net revenue, for the year ended December 31, 2009 from $4.0 million, or 39.8% of net revenue, for the year ended December 31, 2008. The decrease is attributable to a $0.6 million decrease in salaries and benefits and a $0.3 million decrease in sales and marketing offset in part by a $0.3 million increase in all other expenses. Inclusive of the currency effect, which accounted for a $0.3 million decrease, selling, general and administrative expense decreased $0.9 million to $3.1 million for the year ended December 31, 2009 from $4.0 million for the year ended December 31, 2008.

Corporate: Corporate selling, general and administrative expense decreased $0.3 million to $10.8 million for the year ended December 31, 2009 from $11.1 million for the year ended December 31, 2008. The decrease is primarily due to a decrease in salaries and benefits.

Depreciation and amortization expense: Depreciation and amortization expense was $48.5 and $30.4 million for the years ended December 31, 2009 and 2008, respectively. This change occurred as a result of the fair valuing of fixed and intangible assets per Fresh-Start accounting which was implemented effective July 1, 2009. See “Note 4—Fresh-Start Accounting” in our consolidated financial statements for further detail.

Interest expense and accretion (amortization) on debt discount/premium: Interest expense and accretion (amortization) on debt discount/premium, net decreased $22.2 million to $31.2 million for the year ended December 31, 2009 from $53.4 million for the year ended December 31, 2008. The decrease was due to the lower debt levels primarily resulting from the cancellation of certain indebtedness through the Plan of Reorganization, effective as of July 1, 2009.

Gain (loss) from contingent value rights valuation. The value of the contingent value rights decreased $2.8 million during 2009 due to the change of the fair market value. The Company determined these contingent value rights to be derivative instruments to be accounted for as liabilities and were marked to fair value, (and in future periods will be marked to fair value), at each balance sheet date. Upon issuance of the contingent value rights, the Company recorded a liability of $2.6 million in other liabilities as part of fresh-start accounting, and we will adjust this liability quarterly to its then estimated fair value, (which in future periods potentially could be substantially greater than the initial recorded liability balance). The change in fair value of the liability is reflected in our Statements of Operations as other income (expense). Estimates of fair value represent the Company’s best estimates based on a Black-Scholes pricing model.

Interest income and other (expense). Interest income and other (expense) decreased $2.4 million to $0.9 million for the year ended December 31, 2009 from $3.3 million expense for the year ended December 31, 2008.

Foreign currency transaction gain (loss): Foreign currency transaction gain increased $86.3 million to a gain of $39.9 million for the year ended December 31, 2009 from a loss of $46.4 million for the year ended December 31, 2008. The gains are attributable to the impact of foreign currency exchange rate changes on intercompany debt balances and on receivables and payables denominated in a currency other than the subsidiaries’ functional currency.

Reorganization items, net. Reorganization items, exclusive of discontinued operations reflect the favorable impact of $424.4 million, and inclusive of discontinued operations reflect the favorable impact of $439.5 million for the year ended December 31, 2009 due to fresh-start accounting and revaluation of assets and liabilities ($188.6 million), gain on extinguishment of debt ($243.2 million), and reversal of future interest payments recorded as long-term obligations ($20.4 million), offset in part principally by the incurrence of professional fees as a result of the Chapter 11 Cases ($12.6 million).

Income tax benefit (expense): Income tax benefit (expense) is a $6.1 million benefit for the year ended December 31, 2009 compared to a $0.7 million benefit for the year ended December 31, 2008. The benefit includes expenses consisting of foreign withholding tax on intercompany interest, the release of certain “ASC 740” liabilities as a result of the expiration of the statute of limitations and charges for uncertain tax positions under ASC No. 740, “Income Taxes.” The foreign tax expense was offset by a significant benefit from the release of deferred tax liabilities related to amortization of certain fresh-start adjustments to fixed assets and intangibles as discussed in “Note 8—Income Taxes,” to our consolidated audited financial statements.

Results of operations for the year ended December 31, 2008 as compared to the year ended December 31, 2007

Net revenue: Net revenue, exclusive of the currency effect, decreased $0.6 million, or 0.1%, to $828.7 million for the year ended December 31, 2008 from $829.3 million for the year ended December 31, 2007. Inclusive of the currency effect, which accounted for an increase of $4.1 million, net revenue increased $3.5 million to $832.8 million for the year ended December 31, 2008 from $829.3 million for the year ended December 31, 2007.

	Exclusive of Currency Effect						Currency Effect	Inclusive of Currency Effect
	Year Ended							Year Ended December 31, 2008
	December 31, 2008		December 31, 2007		Year-over-Year
(in thousands)	Net Revenue	% of Total	Net Revenue	% of Total	Variance	Variance %		Net Revenue	% of Total
Canada	$258,066	31.1%	$262,200	31.6%	$(4,134)	-1.6%	$2,768	$260,834	31.3%
Australia	272,090	32.8%	284,935	34.4%	(12,845)	-4.5%	4,323	276,414	33.2%
Wholesale	200,729	24.2%	170,450	20.6%	30,279	17.8%	(3,451)	197,278	23.7%
United States	88,182	10.6%	103,839	12.5%	(15,657)	-15.1%	—	88,182	10.6%
Brazil	9,662	1.2%	7,918	1.0%	1,744	22.0%	469	10,129	1.2%

Total Revenue	$828,729	100.0%	$829,342	100.0%	$(613)	-0.1%	$4,109	$832,837	100.0%

Canada: Canada net revenue, exclusive of the currency effect, decreased $4.1 million, or 1.6%, to $258.1 million for the year ended December 31, 2008 from $262.2 million for the year ended December 31, 2007. The revenue decrease is primarily attributable to a decrease of $10.4 million in retail voice services, and a decrease of $1.1 million in prepaid voice services offset, in part, by an increase of $3.2 million in local service, an increase of $3.2 million in Internet, data and hosting, an increase of $0.7 million in VoIP and an increase of $0.2 million in wireless. Inclusive of the currency effect, which accounted for a $2.8 million increase, net revenue decreased $1.4 million to $260.8 million for the year ended December 31, 2008 from $262.2 million for the year ended December 31, 2007.

Australia: Australia net revenue, exclusive of the currency effect, decreased $12.8 million, or 4.5%, to $272.1 million for the year ended December 31, 2008 from $284.9 million for the year ended December 31, 2007. The revenue decrease is primarily attributable to a decrease of $16.9 million in Internet services, a decrease of $2.5 million in residential voice and, a decrease of $0.6 million in broadband services offset, in part, by increases of $5.4 million in business services, $0.9 million in wireless services and $0.9 million in VoIP and all other. Inclusive of the currency effect, which accounted for a $4.3 million increase, net revenue decreased $8.5 million to $276.4 million for the year ended December 31, 2008 from $284.9 million for the year ended December 31, 2007.

Wholesale: Wholesale net revenue, exclusive of the currency effect, increased $30.2 million, or 17.8%, to $200.7 million for the year ended December 31, 2008 from $170.5 million for the year ended December 31, 2007. Inclusive of the currency effect which accounted for a $3.5 million decrease, net revenue increased $26.8 million to $197.3 million for the year ended December 31, 2008, from $170.5 million for the year ended December 31, 2007.

United States: U.S. net revenue decreased $15.7 million, or 15.1%, to $88.2 million for the year ended December 31, 2008 from $103.8 million for the year ended December 31, 2007. The decrease is primarily attributable to a decrease of $14.1 million in retail voice services (for residential and small businesses), a decrease of $1.5 million in Internet services and a decrease of $0.1 million in VoIP services.

Brazil: Brazil net revenue, exclusive of the currency effect, increased $1.7 million, or 21.9%, to $9.7 million for the year ended December 31, 2008 from $7.9 million for the year ended December 31, 2007. The revenue increase is due primarily to an increase in VoIP services. Inclusive of the currency effect which accounted for a $0.5 million increase, net revenue increased $2.2 million to $10.1 million for the year ended December 31, 2008 from $7.9 million for the year ended December 31, 2007.

Cost of revenue: Cost of revenue, exclusive of the currency effect, increased $20.0 million to $526.8 million, or 63.6% of net revenue, for the year ended December 31, 2008 from $506.8 million, or 61.1% of net revenue, for the year ended December 31, 2007. Inclusive of the currency effect, which accounted for a $0.3 million decrease, cost of revenue decreased $19.6 million to $526.4 million for the year ended December 31, 2008 from $506.8 million for the year ended December 31, 2007.

Canada: Canada cost of revenue, exclusive of the currency effect, decreased $2.7 million to $113.6 million, or 44.0% of net revenue, for the year ended December 31, 2008 from $116.3 million, or 44.3% of net revenue, for the year ended December 31, 2007. The decrease is primarily attributable to a decrease in net revenue. Inclusive of the currency effect, which accounted for a $0.8 million increase, cost of revenue decreased $1.9 million to $114.4 million for the year ended December 31, 2008 from $116.3 million for the year ended December 31, 2007.

Australia: Australia cost of revenue, exclusive of the currency effect, decreased $7.8 million to $167.4 million, or 61.5% of net revenue, for the year ended December 31, 2008 from $175.2 million, or 61.5% of net revenue, for the year ended December 31, 2007. The decrease is primarily attributable to a $12.8 million decrease in net revenue. Inclusive of the currency effect, which accounted for a $2.0 million increase, cost of revenue decreased $5.8 million to $169.4 million for the year ended December 31, 2008 from $175.2 million for the year ended December 31, 2007.

Wholesale: Wholesale cost of revenue, exclusive of the currency effect, increased $29.7 million to $193.6 million, or 96.4% of net revenue, for the year ended December 31, 2008 from $163.9 million, or 96.3% of net revenue, for the year ended December 31, 2007. The increase is primarily attributable to an increase in net revenue. Inclusive of the currency effect, which accounted for a $3.4 million decrease, cost of revenues increased $26.3 million to $190.2 million for the year ended December 31, 2008 from $163.9 million for the year ended December 31, 2007.

United States: United States cost of revenue decreased $1.4 million to $46.1 million, or 52.3% of net revenue, for the year ended December 31, 2008 from $47.5 million, or 45.7% of net revenue, for the year ended December 31, 2007. The decrease was primarily due to a $2.2 million decrease in retail voice services and a $0.5 million decrease in Internet services partially offset by a $1.3 million increase in retail VoIP services.

Brazil: Brazil cost of revenue, exclusive of the currency effect, increased $2.1 million to $6.1 million, or 63.2% of net revenue, for the year ended December 31, 2008 from $4.0 million, or 50.7% of net revenue, for the year ended December 31, 2007. The increase is primarily attributable to an increase in net revenue of $1.7 million and higher costs as a percentage of net revenue. Inclusive of the currency effect, which accounted for a $0.3 million increase, cost of revenue increased $2.4 million to $6.4 million for the year ended December 31, 2008 from $4.0 million for the year ended December 31, 2007.

Selling, general and administrative expenses: Selling, general and administrative expenses, exclusive of the currency effect, decreased $13.5 million to $235.8 million, or 28.5% of net revenue, for the year ended December 31, 2008 from $249.3 million, or 30.1% of net revenue, for the year ended December 31, 2007. Inclusive of the currency effect, which accounted for a $3.3 million increase, selling, general and administrative expenses decreased $10.2 million to $239.1 million for the year ended December 31, 2008 from $249.3 million for the year ended December 31, 2007.

Canada: Canada selling, general and administrative expense, exclusive of the currency effect, decreased $3.5 million to $96.7 million, or 37.5% of net revenue, for the year ended December 31, 2008 from $100.2 million, or 38.2% of net revenue, for the year ended December 31, 2007. The decrease is attributable to a decrease of $6.2 in advertising costs and $0.9 million in salaries and benefits offset, in part, by increases of $2.5 million in sales and marketing expenses and $1.2 million in general and administrative and all other expenses. Inclusive of the currency effect, which accounted for a $1.2 million increase, selling, general and administrative expenses decreased $2.3 million to $97.9 million for the year ended December 31, 2008 from $100.2 million for the year ended December 31, 2007.

Australia: Australia selling, general and administrative expense, exclusive of the currency effect, decreased $1.6 million to $80.3 million, or 29.5% of net revenue, for the year ended December 31, 2008 from $81.9 million, or 28.7% of net revenue, for the year ended December 31, 2007. The decrease is attributable to a decrease of $1.9 million in salaries and benefits, a decrease a decrease of $1.2 million in professional fees and a decrease of $0.2 million in general and administrative and all other expenses offset in part by increases of $1.2 million in advertising expenses and $0.5 million in occupancy costs. Inclusive of the currency effect, which accounted for a $1.9 million increase, selling, general and administrative expense increased $0.3 million to $82.2 million for the year ended December 31, 2008 from $81.9 million for the year ended December 31, 2007.

Wholesale: Wholesale selling, general and administrative expense, exclusive of the currency effect, decreased $0.4 million to $8.5 million, or 4.2% of net revenue, for the year ended December 31, 2008 from $8.9 million, or 5.2% of net revenue, for the year ended December 31, 2007. Inclusive of the currency effect, which accounted for a $0.1 million decrease, selling, general and administrative expense decreased $0.5 million to $8.4 million for the year ended December 31, 2008 from $8.9 million for the year ended December 31, 2007.

United States: United States selling, general and administrative expense decreased $5.4 million to $35.6 million, or 40.4% of net revenue, for the year ended December 31, 2008 from $41.0 million, or 39.5% of net revenue, for the year ended December 31, 2007. The decrease is attributable to a decrease of $2.5 million in salaries and benefits expense due to staff reduction efforts, a decrease of $1.7 million professional fees as the first quarter 2007 included significant expenses for litigation defense and the FIN No. 48 implementation, a decrease of $0.9 million in sales and marketing expenses and a decrease of $1.3 million in general and administrative expense offset, in part, by an increase of $1.0 million in advertising.

Brazil: Brazil selling, general and administrative expense, exclusive of the currency effect, increased $0.8 million to $3.8 million, or 38.9% of net revenue, for the year ended December 31, 2008 from $3.0 million, or 37.7% of net revenue, for the year ended December 31, 2007. Inclusive of the currency effect, which accounted for a $0.3 million decrease, selling, general and administrative expense increased $1.0 million to $4.0 million for the year ended December 31, 2008 from $3.0 million for the year ended December 31, 2007.

Corporate: Corporate selling, general and administrative expense decreased $3.5 million to $11.1 million for the year ended December 31, 2008 from $14.6 million for the year ended December 31, 2007. The decrease is primarily due to a decrease in salaries and benefits.

Depreciation and amortization expense: Depreciation and amortization expense increased $3.5 million to $30.4 million for the year ended December 31, 2008 from $26.9 million for the year ended December 31, 2007. The increase primarily consists of an increase in depreciation expense for assets placed in service as we enhanced our network infrastructure and expanded our data centers.

(Gain) loss on sale or disposal of assets: (Gain) loss on sale or disposal of assets was a $6.0 million gain for the year ended December 31, 2008 compared to a $0.2 million loss for the year ended December 31, 2007. In the year ended December 31, 2008, we recognized a gain of $0.8 million associated with the sale of certain surplus fiber assets in the U.S., a gain of $1.7 million associated with a sale of a minority equity investment in a Japanese entity, and a gain of $4.6 million associated with the sale of primarily WiMAX spectrum assets, offset by a loss of $0.9 million associated with disposal of equipment owned by a minority equity investment in Canada.

Interest expense and accretion (amortization) on debt discount/premium: Interest expense and accretion on debt premium (discount), net decreased $7.8 million to $53.4 million for the year ended December 31, 2008 from $61.2 million for the year ended December 31, 2007. There was an increase of $3.4 million mainly resulting from issuance and exchange of our Original Second Lien Notes, offset by a $10.9 million decrease mainly resulting from reductions in principal outstanding balances of Group’s 12  3/4% senior notes due 2009 (the “12  3/4% Senior Notes”), Group’s step up convertible subordinated debentures due 2009 (the “Debentures”), the U.S. issuer’s 8% senior notes due 2014 (the “8% Senior Notes”), the 5% Exchangeable Senior Notes, and Group’s 3  3/4% convertible senior notes due 2010 (the “3  3/4% Convertible Senior Notes”) and from a decreased interest rate on our variable rate Term Loan Facility.

Gain (loss) on early extinguishment or restructuring of debt: Gain (loss) on early extinguishment or restructuring of debt was a $36.9 million gain for the year ended December 31, 2008 compared to a $7.7 million loss for the year ended December 31, 2007. In the second quarter of 2008, we exchanged $49.0 million principal amount of our 8% Senior Notes, $33.0 million principal amount of our 5% Exchangeable Senior Notes, $43.1 million principal amount of our 3  3/4% Convertible Senior Notes, $5.3 million principal amount of our 12  3/4% Senior Notes for $67.1 million principal amount of our newly issued Original Second Lien Notes and $4.7 million of cash, resulting in a gain on restructuring of debt of $32.3 million including the expensing of related financing costs. We made open market purchases of $0.8 million principal amount of our 12  3/4% Senior Notes, $13.8 million principal amount of our Debentures, and $2.1 million principal amount of our Original Second Lien Notes, resulting in a $4.2 million gain on early extinguishment of debt including the write-off of related deferred financing costs.

In 2007, we converted $5.0 million principal amount of our Debentures to 6.0 million shares of our common stock, resulting in an induced debt conversion expense of $2.3 million, which includes deferred financing cost and discount write-offs. In first quarter of 2007, we issued in a private transaction $57.2 million principal amount of the Original Second Lien Notes in exchange for $40.7 million principal amount of the outstanding 12  3/4% Senior Notes and $23.6 million in cash. This exchange was deemed a debt modification, resulting in a $5.1 million loss on restructuring of debt for financing costs incurred. The remaining $0.9 million of expense in the three months ended June 30, 2007, resulted from costs related to the early retirement of a Canadian credit facility. The losses were offset by our open market purchases of $10.5 million principal amount of our 12  3/4% Senior Notes resulting in a $0.3 million gain on early extinguishment of debt including the write-off of related deferred financing costs and a $0.5 million gain on forgiveness of equipment financing in Brazil.

Interest and other income: Interest and other income of $3.3 million for the year ended December 31, 2008 was mainly interest income, partially offset by minority interest expense recognized for the gain from the sale of the Canadian WiMAX spectrum assets.

Foreign currency transaction gain (loss): Foreign currency transaction gain (loss) was $46.4 million loss for the year ended December 31, 2008 as compared to $32.7 million gain for the year ended December 31, 2007. The gain and loss are attributable to the impact of foreign currency exchange rate changes on intercompany debt balances and on receivables and payables denominated in a currency other than the subsidiaries’ functional currency.

Income tax benefit (expense): Income tax benefit (expense) was a benefit of $0.7 million for year ended December 31, 2008 as compared to a benefit of $9.3 million for the year ended December 31, 2007. In 2008, we closed certain federal and provincial income tax examinations in Canada for the years 2000 through 2005 (federal) and 2001 through 2005 (provincial) with all assessments being received. We also concluded an examination in the Netherlands for the years 2002, 2003, 2004, 2005 and 2006. Based on the final settlement, we reversed our remaining liability in the fourth quarter of 2008.

Liquidity and Capital Resources

Important Long-Term Capital Structure Developments:

In the fourth quarter 2009, we completed a private offering of $130 million in 13% Senior Secured Notes due 2016. Net proceeds, after deducting underwriting and transactional expenses, of $123.5 million were used principally to fully repay and terminate our $94.8 million senior secured term loan facility and $27.0 million Canadian credit facility, each of which were due in 2011. In connection with the July 2009 Reorganization and our December 2009 issuance of 13% Notes, we significantly adjusted our capital structure, our debt agreements’ covenants and terms, our debt service obligations and our long-term debt maturities. We believe these efforts have better aligned our capital structure with our business’s cash flow and liquidity expectations.

Changes in Cash Flows

Our principal liquidity requirements arise from cash used in operating activities, purchases of network equipment including switches, related transmission equipment and capacity, development of back-office systems, expansion of data center facilities, interest and principal payments on outstanding debt and other obligations and income taxes. We have financed our growth and operations to date through public offerings and private placements of debt and equity securities, vendor financing, capital lease financing and other financing arrangements.

Net cash provided by operating activities was $29.0 million for the year ended December 31, 2009 as compared to net cash provided by operating activities of $8.8 million for the year ended December 31, 2008. For the year ended December 31, 2009, net income, net of non-cash operating activity, provided $61.6 million of cash. In addition, cash was increased by a reduction in accounts receivable of $12.5 million, a reduction in prepaid expenses and other current assets of $2.3 million, a reduction in other assets of $4.3 million and an increase in accrued interest of $0.4 million. For the year ended December 31, 2009, we used, $20.5 million to reduce our accounts payable, $9.0 million to reduce our accrued income taxes, $2.6 million to reduce our accrued expenses, deferred revenue, other current liabilities and other liabilities, net, and $7.8 million to reduce our accrued interconnection costs. Cash effect of reorganization items was $12.2 million. Net cash provided by operating activities was $8.8 million for the year ended December 31, 2008 as compared to net cash provided by operating activities of $11.5 million for the year ended December 31, 2007. For the year ended December 31, 2008, net loss, net of non-cash operating activity, provided $34.1 million of cash. In addition, cash was increased by a reduction in prepaid expenses and other current assets of $10.2 million, a reduction in other assets of $1.9 million, and an increase in accrued interconnection costs of $2.2 million. In 2008, $15.7 million was used by an increase to accounts receivable. We used $5.9 million to reduce accounts payable, $10.6 to reduce our accrued income tax, $5.6 million to reduce deferred revenue, accrued expenses, and other liabilities and $1.8 million to reduce accrued interest.

Net cash used in investing activities was $15.1 million for the year ended December 31, 2009 compared to $18.7 million for the year ended December 31, 2008. Net cash used in investing activities during the year ended December 31, 2009 included $15.1 million of capital expenditures. Net cash used in investing activities was $18.7 million for the year ended December 31, 2008 compared to $39.5 million for the year ended December 31, 2007. Net cash used in investing activities during the year ended December 31, 2008 included $25.4 million of capital expenditures and $0.6 million for a customer list acquisition in Australia, offset by $4.9 million from the sale of certain primarily rural Canadian WiMAX spectrum assets (the cash proceeds from which can be used for operations within the variable interest entity but requires unanimous shareholder consent for a dividend distribution), $1.7 million net cash proceeds from the disposition of a minority equity investment in Japan and $0.8 million from the disposition of surplus fiber assets. Net cash used in investing activities during the year ended December 31, 2007 included $44.7 million of capital expenditures, $0.7 million to increase restricted cash, and $0.2 million to acquire an additional 39% of a subsidiary, offset by $6.1 million net cash proceeds from the disposition of our Australian Planet Domain subsidiary and a German subsidiary.

Net cash used in financing activities was $12.7 million for the year ended December 31, 2009 compared to $28.1 million for the year ended December 31, 2008. During the year ended December 31, 2009, $35.0 million was used to retire in full our Canadian Credit Facility, $96.3 million was used to retire in full the Senior-Secured Term Loan Facility, $4.9 million was used to reduce the principal amounts outstanding on capital leases, leased fiber capacity, financing facilities and other long-term obligations. Net cash proceeds received from the issuance of the Senior Secured Notes was $123.5 million. Net cash used in financing activities was $28.1 million for the year ended December 31, 2008 as compared to $41.5 million provided by financing activities for the year ended December 31, 2007. During the year ended December 31, 2008, $11.5 million was used to purchase and retire $0.8 million principal amount of our 12  3/4% Senior Notes, $13.8 million principal amount of our Debentures and $2.1 million principal amount of our Original Second Lien Notes. We also used $16.5 million for payments on capital leases, leased fiber capacity, financing facilities and other long-term obligations. During the year ended December 31, 2007, net cash provided by financing activities consisted of $102.7 million from the issuance of debt, net of issuance costs, which was comprised of $75.2 million principal amount of Original Second Lien Notes for $69.2 million in net cash, and $35.0 million from a credit facility with a financial institution (less $1.5 million in financing costs), and $19.2 million from the sale of 22.5 million shares of our registered common stock; partially offset by the retirement in full of $22.7 million principal amount of our 2000 convertible subordinated debentures, the retirement of $10.5 million principal amount of our 12  3/4% Senior Notes, the repayment in full of a $29.9 million Canadian Credit Facility and a $4.9 million capital lease financing, and $12.4 million principal payments of capital leases, leased fiber capacity, financing facilities and other long-term obligations.

Short- and Long-Term Liquidity Considerations and Risks

As of December 31, 2009, we had $42.5 million of unrestricted cash and cash equivalents. We believe that our existing cash and cash equivalents will be sufficient to fund our debt service requirements, other fixed obligations (such as capital leases, vendor financing and other long-term obligations), and other cash needs for our operations for at least the next twelve months.

As of December 31, 2009, we have $24.8 million in future minimum purchase obligations, $64.2 million in future operating lease payments and $259.5 million of indebtedness. At December 31, 2009, approximately $89.7 million of unrecognized tax benefits have been recorded as liabilities in accordance with ASC No. 740; however, we are uncertain as to if or when such amounts may be settled, so we have not included these amounts in the table below.

The obligations reflected in the table below reflect the contractual payments of principal and interest that existed as of December 31, 2009:

(in thousands) Year Ending December 31,	Vendor Financing and Other	13% Senior Secured Notes	14 1/4% Senior Subordinated Secured Notes	Purchase Obligations	Operating Leases	Total
2010	$4,815	$16,665	$17,595	$17,719	$17,028	$73,822
2011	1,239	16,900	17,595	4,305	14,231	54,270
2012	329	16,900	17,595	2,761	12,546	50,131
2013	102	16,900	132,269	—	9,060	158,331
2014	28	16,900	—	—	3,727	20,655
Thereafter	20	163,847	—	—	7,578	171,445

Total Minimum Principal & Interest Payments	6,533	248,112	185,054	24,785	64,170	528,654
Less: Amount
Representing Interest	(546)	(118,112)	(61,582)	—	—	(180,240)

Total Long-Term Obligations	$5,987	$130,000	$123,472	$24,785	$64,170	$348,414

The foregoing table assumes that the 14  1/4% Notes are refinanced before January 21, 2013 and holders of 13% Notes do not accept any Excess Cash Flow Offer to purchase 13% Notes. In this regard, the Company must extend an offer to repurchase to the holders of the 13% Notes an applicable amount, (equal to 50% of Excess Cash Flow), of the 13% Notes at par, in the event the Company and certain subsidiaries have excess cash flow (as defined in Note 7 — Long Term Obligations.) for any fiscal year commencing with the fiscal year ending December 31, 2010. See Item 1A. “Risks Associated with our Liquidity Needs and Debt Securities.” for certain risks and uncertainties related thereto.

We have contractual obligations to utilize network facilities from certain carriers with terms greater than one year. We generally do not purchase or commit to purchase quantities in excess of normal usage or amounts that cannot be used within the contract term. We have minimum annual purchase obligations of $17.7 million, $4.3 million, and $2.8 million remaining in 2010, 2011 and 2012, respectively.

Newly Adopted Accounting Principles

Effective July 1, 2009, the Company adopted ASC No. 105, “Generally Accepted Accounting Principles.” ASC No. 105 establishes the FASB Accounting Standards Codification as the source of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements. The adoption did not have a material impact on its results of operations, financial position and cash flows.

Effective April 1, 2009, the Company adopted ASC No. 855, “Subsequent Events.” ASC No. 855 establishes principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. The adoption did not have a material effect on the Company’s results of operations, financial position or cash flows.

Effective January 1, 2009, the Company adopted ASC No. 810, “Consolidation.” This statement changes the presentation of outstanding noncontrolling interests in one or more subsidiaries or the deconsolidation of those subsidiaries. The adoption did not have a material effect on the Company’s results of operations, financial position or cash flows.

Effective January 1, 2009, the Company adopted ASC No. 470-20, “Debt with Conversion and Other Options.” ASC No. 470-20 requires issuers of convertible debt securities to separate securities into a debt component and an equity component, resulting in the debt component being recorded at fair value without consideration given to the conversion feature. Issuance costs are also allocated between the debt and equity components. ASC No. 470-20 requires that convertible debt within its scope reflect a company’s nonconvertible debt borrowing rate when interest expense is recognized. The adoption did not have a material effect on the Company’s results of operations, financial position or cash flows.

Effective January 1, 2009, the Company adopted ASC No. 805, “Business Combinations.” ASC No. 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statement to evaluate the nature and financial effects of the business combination. The Company applied this standard on July 1, 2009 to the Fresh Start Balance Sheet, (See Note 4 “Fresh Start Accounting” for further detail).

In February 2008, the FASB issued ASC No. 820, “Fair Value Measurements.” The provisions of ASC No. 820 provide guidance for, among other things, the definition of fair value and the methods used to measure fair value, were adopted January 1, 2008 for financial instruments. The provisions adopted in 2008 did not have a material impact on the Company’s financial statements. ASC No. 820 delayed the effective date for all nonrecurring fair value measurements of nonfinancial assets and liabilities (except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis) until financial years beginning after November 15, 2008, and changed the scope of ASC No. 820. On January 1, 2009, the Company adopted the remaining provisions of ASC No. 820 for nonrecurring fair value measurements of nonfinancial assets and liabilities. The provisions adopted in the first quarter 2009 did not have an impact on the Company’s financial statements as the Company did not have any fair value measurements of nonfinancial assets and liabilities for the year ended December 31, 2009.

The valuation techniques required by ASC No. 820 are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1: Quoted prices for identical instruments in active markets.

Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3: Significant inputs to the valuation model are unobservable.

The Company had a cross-currency principal and interest rate agreement with Lehman Brothers Special Financing, Inc., who entered bankruptcy in October 2008 and ceased performing on the agreement. The Company estimated the value to be zero, requiring a write-off of $1.2 million in 2008, and moved the instrument from Level 2 to Level 3 because the counter party’s credit risk is not observable.

In March 2008, the FASB issued ASC No. 815, “Derivatives and Hedging.” ASC No. 815 amends and expands the disclosure requirements with the intent to provide users of financial statements with an enhanced understanding of the use of derivative instruments, how derivative instruments and related hedged items are accounted for, and how derivative instruments and related hedged items affect an entity’s financial statements. ASC No. 815 is effective for financial statements issued for fiscal years interim periods beginning after November 15, 2008. In addition the Company accounted for the Contingent Value Rights Distribution Agreement in accordance with ASC No. 815, “Derivatives and Hedging” as well as related interpretations of this standard. The change in value of the Contingent Value Rights Distribution Agreement is reflected in our Statements of Operations as other income (expense), (see Note 2—Emergence from Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code,” for further detail). The adoption of ASC No. 815 on January 1, 2009 did not have a material impact on the Company’s results of operations, financial position and cash flows.

New Accounting Pronouncements

In June 2009, the FASB issued ASC No. 810-10, “Consolidation,” which amends the definition of the primary beneficiary of a variable interest entity and will require the Company to assess each reporting period if any of the Company’s variable interests give it a controlling financial interest in the applicable variable interest entity. The provisions of ASC No. 810-10 will become effective for financial statements issued for fiscal years and interim periods begin after November 15, 2009. The Company is currently evaluating the impact the provisions of ASC No. 810-10 on its financial statements.

In May 2008, the FASB issued ASC No. 470-20, “Debt with Conversion and Other Options.” ASC No. 470-20 requires issuers of convertible debt securities to separate securities into a debt component and an equity component, resulting in the debt component being recorded at fair value without consideration given to the conversion feature. Issuance costs are also allocated between the debt and equity components. ASC No. 470-20 requires that convertible debt within its scope reflect a company’s nonconvertible debt borrowing rate when interest expense is recognized. ASC No. 470-20 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The Company is currently evaluating the impact of ASC No. 470-20 on its financial statements, but does not believe there will be a material impact.

In April 2008, the FASB issued ASC No. 852-10, “Reorganizations”. ASC No. 852-10 nullifies certain requirements regarding changes in accounting principles that will be applicable to the financial statements of an entity emerging from bankruptcy. Any changes in accounting principles required within the twelve months following the implementation of fresh start accounting by such an entity are no longer required to be adopted at the time fresh start accounting is implemented. Entities emerging from bankruptcy that implement fresh start accounting should only follow accounting standards in effect at the date fresh start accounting is implemented, including any standards eligible for early adoption.

Special Note Regarding Forward Looking Statements

Certain statements in this Report on Form 10-K and elsewhere concerning strategic objectives and initiatives, prospects, future liquidity, cost savings initiatives and related matters constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “reinstate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Forward-looking statements include, without limitation, statements set forth in this document and elsewhere regarding, among other things:

•	our financial condition, financing requirements, prospects and cash flow;

•

expectations of future growth, creation of shareholder value, revenue, foreign revenue contributions and net income, as well as income from operations, margins, earnings per share, cash flow and cash sufficiency levels, working capital, network development, customer migration and related costs, spending on and success with growth products, including broadband Internet, VOIP, wireless, local, data and hosting services, traffic development, capital expenditures, selling, general and administrative expenses, income tax and withholding tax expense, fixed asset and goodwill impairment charges, service introductions, cash requirements and potential asset sales;

•

increased competitive pressures, declining usage patterns, and our growth products, bundled service offerings, the pace and cost of customer migration onto our networks, the effectiveness and profitability of the growth products;

•	financing, refinancing, debt extension, de-leveraging, restructuring, exchange or tender plans or initiatives, and potential dilution of existing equity holders from such initiatives;

•	liquidity and debt service forecast;

•	assumptions regarding currency exchange rates;

•	timing, extent and effectiveness of cost reduction initiatives and management’s ability to moderate or control discretionary spending;

•	management’s plans, goals, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, asset dispositions, product plans, performance and results;

•	management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; and

•	ability to generate net cash proceeds from the disposition of selective assets without material impairment to profitability.

Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward looking statements include those set forth in “Risk Factors” as well as, without limitation:

•	the occurrence of a default or event of default under our indentures or other financing agreements;

•

an inability to fully fund and repurchase holder acceptances of offers to repurchase 13% Notes that we are obligated to make annually, subject to certain limitations, in connection with Excess Cash Flow Offers;

•

an inability to fully fund and repurchase holder acceptances of offers to repurchase debt securities that we may be obligated to make following certain change in control developments affecting Group and certain of its subsidiaries;

•	customer, vendor, carrier and third-party responses to our completed Reorganization;

•	changes in business conditions causing changes in the business direction and strategy by management;

•	heightened competitive pricing and bundling pressures in the markets in which we operate;

•	the ability to service substantial indebtedness;

•	accelerated decrease in minutes of use on wireline phones;

•	fluctuations in the exchange rates of currencies, particularly of the USD relative to foreign currencies of the countries where we conduct our foreign operations;

•	adverse interest rate developments affecting our variable interest rate debt;

•

difficulty in maintaining or increasing customer revenues and margins through our product initiatives and bundled service offerings, and difficulties in migrating and provisioning broadband and local customers to digital subscriber line (DSL) networks;

•	inadequate financial resources to promote and to market product initiatives, whether due to acceptances of Excess Cash Flow Offers or otherwise;

•

fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers;

•	the possible inability to raise additional capital when needed, on attractive terms, or at all;

•	possible claims under our existing debt instruments which could impose constraints and limit our flexibility;

•

the inability to service substantial indebtedness and to reduce, refinance, extend, exchange, tender for or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations;

•	the impact of the delisting of our common stock from the Nasdaq Capital Market which may impair our ability to raise capital;

•

further changes in the telecommunications or Internet industry, including rapid technological changes, regulatory and pricing changes in our principal markets and the nature and degree of competitive pressure that we may face;

•	adverse tax or regulatory rulings from applicable authorities;

•	enhanced broadband, DSL, Internet, wireless, VOIP, date and hosting and local and long distance voice telecommunications competition;

•	changes in financial, capital market and economic conditions;

•	changes in service offerings or business strategies, including the need to modify business models if performance is below expectations;

•	difficulty in retaining existing long distance wireline and dial-up ISP customers;

•	difficulty in migrating or retaining customers associated with acquisitions of customer bases, or integrating other assets;

•	difficulty in selling new services in the marketplace;

•	difficulty in providing broadband, DSL, local, VOIP, data and hosting or wireless services;

•	changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate;

•

restrictions on our ability to execute certain strategies or complete certain transactions as a result of our inexperience with new products, or limitations imposed by available cash resources, our capital structure or debt covenants;

•

risks associated with our limited DSL, Internet, VOIP, data and hosting and wireless experience and expertise, including effectively utilizing new marketing channels such as interactive marketing employing the Internet;

•	entry into developing markets;

•	aggregate margin contribution from the new products is not sufficient in amount or timing to offset the margin decline in our legacy long distance voice and dial-up ISP businesses;

•	the possible inability to hire and/or retain qualified executive management, sales, technical and other personnel;

•	risks and costs associated with our effort to locate certain activities and functions off-shore;

•	risks associated with international operations;

•	dependence on effective information and billing systems;

•	possible claims for patent infringement on products or processes employed in providing our services;

•

dependence on third parties for access to their networks to enable us to expand and manage our global network and operations and to offer broadband, DSL, local, VOIP and wireless services, including dependence upon the cooperation of incumbent carriers relating to the migration of customers;

•

dependence on the performance of our global standard asynchronous transfer mode and Internet-based protocol (ATM+IP) communications network; risks associated with maintaining and upgrading networks; and

•

adverse regulatory rulings or actions affecting our operations, including the imposition of taxes and fees, the imposition of obligations upon VOIP providers to provide enhanced 911 (E911) services and restricting access to broadband networks owned and operated by others, including the development of a national broadband network in Australia.

As such, actual results or circumstances may vary materially from such forward looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward looking statements which speak only as of the date these statements were made. We are not obligated to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements:
Consolidated Statements of Operations for the six months ended December 31, 2009, and July 1, 2009, and for the years ended December 31, 2008 and 2007	F-3
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-4
Consolidated Statements of Stockholders’ Equity (Deficit) for the six months ended December 31, 2009, and July 1, 2009, and for the years ended December 31, 2008 and 2007	F-5
Consolidated Statements of Cash Flows for the six months ended December 31, 2009, and July 1, 2009, and for the years ended December 31, 2008 and 2007	F-6
Consolidated Statements of Comprehensive Income (Loss) for the six months ended December 31, 2009, and July 1, 2009, and for the years ended December 31, 2008 and 2007	F-7
Notes to Consolidated Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Primus Telecommunications Group, Incorporated and subsidiaries

McLean, VA

We have audited the accompanying consolidated balance sheet of Primus Telecommunications Group, Incorporated and subsidiaries (the “Company” and “Successor”) as of December 31, 2009 and the related consolidated statements of operations, stockholders’ equity (deficit), cash flows, and comprehensive income (loss) for the six months ended December 31, 2009. We have also audited the accompanying balance sheet of Primus Telecommunications Group, Incorporated and subsidiaries (the “Company” and “Predecessor”) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity (deficit), cash flows and comprehensive income (loss) for the six months ended July 1, 2009 and for the years ended December 31, 2008 and 2007. Our audits also included the financial statement schedule listed in the Index at Item 15 included in the Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Successor as of December 31, 2009 and the results of its operations and its cash flows for the six months ended December 31, 2009 and the financial position of the Predecessor as of December 31, 2008 and the results of its operations and its cash flows for the six months ended July 1, 2009 and for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Notes 2 and 4 to the consolidated financial statements, during 2009 the Company and certain subsidiaries filed for reorganization under Chapter 11 of the United States bankruptcy code, and emerged from bankruptcy under a plan of reorganization. As a consequence, the Company adopted fresh-start accounting in accordance with Accounting Standards Codification (“ASC”) No. 852, Reorganizations.

As discussed in Notes 3 and 8 to the consolidated financial statements, in 2007 the Company changed its method of accounting for uncertain tax positions to conform to ASC No. 740, Income Taxes (formerly Financial Accounting Standards Board Interpretation No. 48).

As discussed in Note 19 and 23 to the consolidated financial statements, the Company discontinued certain of its operations in 2010 when it sold, held for sale, and or classified as discontinued operations its European retail segment. The Company has applied retrospective adjustments in its consolidated statements of operations for the six months ended December 31, 2009, the six months ended July 1, 2009, and for the years ended December 31, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009.

/s/ Deloitte & Touche LLP

McLean, Virginia

April 5, 2010

December 17, 2010, as to the effects of the discontinued operations as discussed in Notes 19 and 23

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
NET REVENUE	$397,520	$365,245	$832,837	$829,342
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	259,566	236,925	526,435	506,847
Selling, general and administrative	95,223	88,585	239,123	249,346
Depreciation and amortization	36,990	11,545	30,356	26,917
(Gain) loss on sale or disposal of assets	102	(43)	(5,966)	241

Total operating expenses	391,881	337,012	789,948	783,351

INCOME FROM OPERATIONS	5,639	28,233	42,889	45,991
INTEREST EXPENSE	(17,278)	(14,093)	(53,971)	(60,709)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(3)	189	583	(449)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(4,146)	—	36,872	(7,652)
LOSS FROM CONTINGENT VALUE RIGHTS VALUATION	(2,804)	—	—	—
INTEREST AND OTHER INCOME	492	378	3,284	6,018
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	19,566	20,332	(46,378)	32,734

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	1,466	35,039	(16,721)	15,933
REORGANIZATION ITEMS, net	(421)	424,825	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,045	459,864	(16,721)	15,933
INCOME TAX BENEFIT (EXPENSE)	10,180	(4,074)	739	9,264

INCOME (LOSS) FROM CONTINUING OPERATIONS	11,225	455,790	(15,982)	25,197
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(4,050)	15,081	(5,890)	(15,593)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	(110)	251	—	6,132

NET INCOME (LOSS)	7,065	471,122	(21,872)	15,736
Less: Net (income) loss attributable to the noncontrolling interest	(333)	32	(3,159)	—

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$6,732	$471,154	$(25,031)	$15,736

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$1.13	$3.19	$(0.13)	$0.19
Loss from discontinued operations	(0.42)	0.11	(0.05)	(0.12)
Gain (loss) from sale of discontinued operations	(0.01)	—	—	0.05

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.70	$3.30	$(0.18)	$0.12

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$1.11	$2.63	$(0.13)	$0.14
Loss from discontinued operations	(0.41)	0.09	(0.05)	(0.08)
Gain (loss) from sale of discontinued operations	(0.01)	—	—	0.03

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.69	$2.72	$(0.18)	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,600	142,695	142,643	128,771

Diluted	9,800	173,117	142,643	196,470

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$10,892	$455,822	$(19,141)	$25,197
Loss from discontinued operations	(4,050)	15,081	(5,890)	(15,593)
Gain (loss) from sale of discontinued operations	(110)	251	—	6,132

Net income (loss)	$6,732	$471,154	$(25,031)	$15,736

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	Successor	Predecessor
	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$42,538	$37,000
Accounts receivable (net of allowance for doubtful accounts receivable of $8,163 and $9,710)	89,342	99,483
Prepaid expenses and other current assets	15,147	15,846

Total current assets	147,027	152,329
RESTRICTED CASH	10,438	8,133
PROPERTY AND EQUIPMENT—Net	147,606	112,152
GOODWILL	64,220	32,688
OTHER INTANGIBLE ASSETS—Net	178,807	746
OTHER ASSETS	10,816	24,396

TOTAL ASSETS	$558,914	$330,444

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$45,819	$58,671
Accrued interconnection costs	37,561	41,422
Deferred revenue	13,882	13,303
Accrued expenses and other current liabilities	49,704	42,440
Accrued income taxes	10,629	18,213
Accrued interest	1,985	10,248
Current portion of long-term obligations	4,274	564,797

Total current liabilities	163,854	749,094
LONG-TERM OBLIGATIONS	253,242	40,040
DEFERRED TAX LIABILITY	36,052	—
OTHER LIABILITIES	5,857	35

Total liabilities	459,005	789,169
COMMITMENTS AND CONTINGENCIES (See Note 10.)

STOCKHOLDERS’ EQUITY (DEFICIT):
Predecessor Preferred stock: Not Designated, $0.01 par value—1,410,050 shares authorized; none issued and outstanding; Series A and B, $0.01 par value—485,000 shares authorized; none issued and outstanding; Series C, $0.01 par value—559,950 shares authorized; none issued and outstanding	—	—
Predecessor Common stock, $0.01 par value—300,000,000 shares authorized; 142,695,390 shares issued and outstanding	—	1,427
Successor Preferred stock, $0.001 par value—20,000,000 shares authorized; none issued or outstanding	—	—
Successor Common stock, $0.001 par value—80,000,000 shares authorized; 9,600,000 shares issued or outstanding	10	—
Additional paid-in capital	85,533	718,956
Accumulated earnings (deficit)	6,732	(1,099,809)
Accumulated other comprehensive income (loss)	4,064	(82,113)

Total stockholders’ equity (deficit) before noncontrolling interest	96,339	(461,539)

Noncontrolling interest	3,570	2,814

Total stockholders’ equity (deficit)	99,909	(458,725)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$558,914	$330,444

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

	PREDECESSOR
	Common Stock		Additional Paid- In-Capital	Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Stockholders’ Equity (Deficit)
	Common Shares	Common Stock
BALANCE AS OF JANUARY 1, 2007	113,849	$1,138	$692,941	$(1,082,853)	$(79,481)	$43	$(468,212)
Common shares issued in private equity offering	22,500	225	19,124	—	—	—	19,349
Offering cost for sale of stock	—	—	(179)	—	—	—	(179)
Common shares issued for compensation	284	3	(3)	—	—	—	—
Common shares issued in exchange for the Company’s debentures	6,000	60	6,566	—	—	—	6,626
Share based compensation expense	—	—	246	—	—	—	246
Adjustment from implementation of FIN No. 48	—	—	—	(7,661)	—	—	(7,661)
Foreign currency translation adjustment	—	—	—	—	(13,402)	8	(13,394)
Net Income (Loss)	—	—	—	15,736	—	—	15,736

BALANCE AS OF DECEMBER 31, 2007	142,633	1,426	718,695	(1,074,778)	(92,883)	51	(447,489)
Common shares issued for restricted stock units	62	1	(1)	—	—	—	—
Share based compensation expense	—	—	262	—	—	—	262
Foreign currency translation adjustment	—	—	—	—	10,770	(396)	10,374
Net Income (Loss)	—	—	—	(25,031)	—	3,159	(21,872)

BALANCE AS OF DECEMBER 31, 2008	142,695	1,427	718,956	(1,099,809)	(82,113)	2,814	(458,725)
Share based compensation expense	—	—	27	—	—	—	27
Foreign currency translation adjustment	—	—	—	—	(7,103)	149	(6,954)
Net Income (Loss)	—	—	—	39,357	—	(32)	39,325

BALANCE AS OF JUNE 30, 2009	142,695	1,427	718,983	(1,060,452)	(89,216)	2,931	(426,327)
Plan of Reorganization and fresh-start adjustments	(133,095)	(1,417)	(634,601)	1,060,452	89,216	—	513,650

BALANCE AS OF JULY 1, 2009	9,600	10	84,382	—	—	2,931	87,323

	SUCCESSOR
BALANCE AS OF JULY 1, 2009	9,600	10	84,382	—	—	2,931	87,323
Share based compensation expense	—	—	1,151	—	—	—	1,151
Foreign currency translation adjustment	—	—	—	—	4,064	306	4,370
Net Income	—	—	—	6,732	—	333	7,065

BALANCE AS OF DECEMBER 31, 2009	9,600	$10	$85,533	$6,732	$4,064	$3,570	$99,909

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,065	$471,122	$(21,872)	$15,736
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Reorganization items, net	562	(440,094)	—	—
Provision for doubtful accounts receivable	5,014	5,140	11,940	10,493
Stock compensation expense	1,151	27	262	246
Depreciation and amortization	39,530	12,346	32,798	30,594
(Gain) loss on sale or disposal of assets	291	(294)	(6,028)	(4,668)
Accretion (amortization) of debt premium/discount, net	3	(189)	(583)	449
Change in fair value of Contingent Value Rights	2,804	—	—	—
Deferred income taxes	(3,891)	—	5,838	(12,463)
(Gain) loss on early extinguishment of debt	2,189	—	(36,872)	7,652
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(20,476)	(20,702)	48,588	(34,862)
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	4,721	7,798	(15,658)	5,275
(Increase) decrease in prepaid expenses and other current assets	1,880	461	10,191	(1,556)
Decrease in other assets	1,801	2,454	1,877	2,309
Decrease in accounts payable	(7,680)	(12,794)	(5,930)	(2,652)
Increase (decrease) in accrued interconnection costs	(2,478)	(5,361)	2,243	(6,244)
Increase (decrease) in accrued expenses, deferred revenue, other current liabilities and other liabilities, net	(3,921)	1,313	(5,640)	(2,029)
Increase (decrease) in accrued income taxes	(11,080)	2,113	(10,625)	4,352
Increase (decrease) in accrued interest	1,965	(1,600)	(1,750)	(1,165)

Net cash provided by operating activities before cash reorganization items	19,450	21,740	8,779	11,467
Cash effect of reorganization items	(7,615)	(4,595)	—	—

Net cash provided by operating activities	11,835	17,145	8,779	11,467
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,396)	(5,660)	(25,441)	(44,745)
Sale of property and equipment and intangible assets	12	179	5,756	—
Cash from disposition of business, net of cash disposed	(110)	232	1,676	6,140
Cash used in business acquisitions, net of cash acquired	—	(199)	(583)	(200)
Increase in restricted cash	(19)	(146)	(102)	(668)

Net cash used in investing activities	(9,513)	(5,594)	(18,694)	(39,473)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of the Company’s debt securities	—	—	(11,534)	—
Proceeds from issuance of long-term obligations	128,063	—	—	109,275
Deferred financing costs	(4,569)	—	—	(6,570)
Principal payments on long-term obligations	(127,871)	(8,292)	(16,545)	(80,415)
Proceeds from sale of common stock, net of issuance costs	—	—	—	19,170

Net cash provided by (used in) financing activities	(4,377)	(8,292)	(28,079)	41,460

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,132	1,202	(6,288)	3,511

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,077	4,461	(44,282)	16,965
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,461	37,000	81,282	64,317

CASH AND CASH EQUIVALENTS, END OF PERIOD	$42,538	$41,461	$37,000	$81,282

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$14,609	$14,909	$53,442	$59,933
Cash paid for taxes	$3,018	$962	$1,908	$1,056
Non-cash investing and financing activities:
Capital lease additions	$409	$1,882	$775	$2,418
Accrued deferred financing costs	$1,741	$—	$—	$—
Leased fiber capacity additions	$—	$—	$—	$1,786
Property and equipment, accrued in current liabilities	$—	$—	$—	$883
Settlement of outstanding debt with issuance of common stock	$—	$—	$—	$6,626
Settlement of outstanding debt with issuance of new senior secured debt	$—	$—	$(133,159)	$—
Issuance of new senior secured debt in exchange for outstanding debt	$—	$—	$88,794	$—
Business disposition proceeds in note receivable	$—	$—	$—	$845
Business acquisition financed with note payable	$—	$—	$247	$—

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
NET INCOME (LOSS)	$7,065	$471,122	$(21,872)	$15,736

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	4,370	(6,954)	10,374	(13,394)
Fresh-start adjustment	—	89,216	—	—

COMPREHENSIVE INCOME (LOSS)	11,435	553,384	(11,498)	2,342
Less: Comprehensive (income) loss attributable to the noncontrolling interest	(639)	(117)	(2,763)	(8)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$10,796	$553,267	$(14,261)	$2,334

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

Primus Telecommunications Group, Incorporated, (“Primus” or the “Company”) is a facilities based telecommunications services provider offering a portfolio of international and domestic voice, wireless, Internet, voice-over-Internet protocol (VOIP), data and data center services to business and residential retail customers and other carriers located primarily in the United States, Australia, Canada, Brazil, the United Kingdom and western Europe. The Company’s focus is to service the demand for high quality, competitively priced communications services that is being driven by the globalization of the world’s economies, the worldwide trend toward telecommunications deregulation and the growth of broadband, Internet, VOIP, wireless and data traffic.

The Company targets customers with significant telecommunications needs, including small- and medium-sized enterprises (SMEs), multinational corporations, residential customers, and other telecommunications carriers and resellers. The Company provides services over its global network, which consists of:

•	10 data centers in 8 cities in Canada, Australia and Brazil;

•

18 carrier-grade international gateway and domestic switching systems (the hardware/software devices that direct the voice traffic across the network), internet routers and media gateways in the United States, Canada, Europe and the Asia-Pacific region;

•

approximately 500 interconnection points to the Company’s network, or points of presence (POPs), which includes digital subscriber line access (DSLAM), which is equipment that allows digital traffic to flow over copper wiring, within its service regions and other markets;

•	undersea and land-based fiber optic transmission line systems that the Company owns or leases and that carry voice and data traffic across the network;

•	a global network that use a high-bandwidth network standard (asynchronous transfer mode) and Internet-based protocol (ATM+IP); and

•	a global VOIP network is based on routers and gateways with an open network architecture which connects the Company’s partners in over 150 countries.

The Company is incorporated in the state of Delaware and operates as a holding company of wholly-owned operating subsidiaries primarily in the United States, Canada, Australia, Brazil, the United Kingdom and western Europe.

2. EMERGENCE FROM VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

On March 16, 2009, Primus Telecommunications Group, Incorporated (“Group” or “PTGI”) and three of its subsidiaries, Primus Telecommunications Holding, Inc. (“Holding” or “PTHI”), Primus Telecommunications International, Inc. (“PTII”) and Primus Telecommunications IHC, Inc., (“IHC” and together with Group, Holding and PTII, collectively, the “Debtors”) each filed a voluntary petition (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief (“Reorganization”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”). Subsequently, the Debtors sought and received an order directing the joint administration of the Chapter 11 Cases under the caption In re: Primus Telecommunications Group, Incorporated, et al., Debtors, Case No. 09-10867. On April 8, 2009, April 20, 2009, and April 24, 2009, filings were made by the Debtors in the Bankruptcy Court concerning amended Disclosure Statements and Joint Plans of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors. On April 24, 2009, an unsecured creditors’ committee was appointed by the United States Trustee.

On April 27, 2009, the Bankruptcy Court approved the Debtors’ use of a disclosure statement dated April 27, 2009 (the “Disclosure Statement”) to solicit votes on the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors attached thereto (the “Plan”). The Disclosure Statement was distributed to holders of record (as of April 27, 2009) of claims against, and interests in, the Debtors who are entitled to vote on the Plan (the “Record Date”).

The order approving the Disclosure Statement also (i) established the Record Date and a voting deadline of June 5, 2009, (ii) established June 5, 2009 as the last date and time for filing and serving objections to confirmation of the Plan (and related requirements and procedures set forth in such order), and (iii) fixed June 1, 2009 as the deadline for claimants and interest holders to file and serve motions under Bankruptcy Rule 3018(a) requesting temporary allowance of the movant’s claim or interest for purposes of voting.

The Plan was confirmed by the Bankruptcy Court on June 12, 2009 (the “Confirmation Date”). On July 1, 2009 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective.

The Plan provided for a plan of reorganization of the Debtors on terms that are summarized below:

•	Holding’s Term Loan facility due February 2011 was reinstated and amended (see “Amended Term Loan Facility” below);

•

IHC’s 14  1/4% Senior Secured Notes were cancelled and the holders thereof received (a) their pro rata portion of $123.5 million of aggregate principal amount of 14  1/4% Senior Subordinated Secured Notes due May 20, 2013 (see “Amendment of IHC’s 14  1/4% Senior Secured Notes Indenture” below), (b) 4,800,000 shares of the new Common Stock of Group (the “New Common Stock”), and (c) all reasonable fees, expenses and disbursements of their counsel;

•

the 5% Exchangeable Senior Notes and 8% Senior Notes issued by Holding (collectively, the “Holding Senior Notes”) were cancelled, and the holders thereof received (a) 4,800,000 shares of the New Common Stock, (b) Class A warrants to purchase up to an aggregate of 3,000,000 shares of New Common Stock on terms described below under “Warrant Agreements,” and (c) all reasonable fees, expenses and disbursements of their counsel;

•

the 3  3/4% Senior Notes due September 2010, 12  3/4% Senior Notes due October 2009 and Step Up Convertible Subordinated Debentures due August 2009 issued by Group (collectively, the “Group Notes”) were cancelled, and the holders thereof received Class B warrants to purchase up to an aggregate of 1,500,000 shares of the New Common Stock on terms described below under “Warrant Agreements;”

•

all existing shares of common stock outstanding prior to the Effective Date (the “Old Common Stock”) were cancelled on the Effective Date, and holders thereof received their pro rata share of contingent value rights (“Contingent Value Rights” or “CVRs”) to acquire up to 2,665,000 shares of New Common Stock on terms described below under “Contingent Value Rights Distribution Agreement;”

•

all outstanding equity incentive grants of Group were cancelled on the Effective Date, and the Primus Telecommunications Group, Incorporated Management Compensation Plan (the “Management Compensation Plan”) became effective. As of the Effective Date, 400,000 restricted stock units, 387,403 service-based stock options and 100,000 performance-based stock options were granted to certain employees and executive officers under the Management Compensation Plan.

The following table summarizes the effect of the Plan of Reorganization adjustments with respect to long-term obligations after giving effect to the July 1, 2009 emergence from bankruptcy.

	Predecessor	Plan of Reorganization Adjustments	Successor
Long-Term Obligations
Obligations under capital leases and other	$5,056	$—	$5,056
Leased fiber capacity	2,531	—	2,531
Senior secured term loan facility	95,750	—	95,750
Canadian credit facility	29,500	—	29,500
Senior subordinated secured notes	—	123,472	123,472

Subtotal	132,837	123,472	256,309
Less: Current portion of long-term obligations	(107,097)	91,100	(15,997)

Total long-term obligations	$25,740	$214,572	$240,312

	Predecessor	Plan of Reorganization Adjustments	Successor
Liabilities Subject to Compromise
Senior secured notes	$173,157	$(173,157)	$—
Senior notes	200,186	(200,186)	—
Exchangeable senior notes	23,369	(23,369)	—
Convertible senior notes	34,200	(34,200)	—
Step up convertible subordinated debentures	8,641	(8,641)	—
Accrued interest	11,497	(11,497)	—

Total liabilities subject to compromise	$451,050	$(451,050)	$—

In December 2009, the Company issued $130.0 million principal amount of 13% Senior Secured Notes due 2016 subject to certain conditions. The proceeds from the issuance were used to retire the Senior Secured Term Loan Facility and the Canadian Credit Facility. See “Note 6—Goodwill and Other Intangible Assets,” for further detail.

Warrant Agreements

As of the Effective Date, Group issued Class A warrants to purchase up to an aggregate of 3,000,000 shares of New Common Stock to holders of the Holding Notes. The Class A warrants consist of 1,000,000 each of Class A-1 warrants, Class A-2 warrants and Class A-3 warrants. In connection with the issuance of the Class A warrants, Group entered into a warrant agreement, dated as of the Effective Date (the “Class A Warrant Agreement”), with StockTrans, Inc., as warrant agent. Subject to the terms of the Class A Warrant Agreement, Class A-1 warrant holders are entitled to purchase up to 1,000,000 shares of New Common Stock at an initial exercise price of $12.22 per share, Class A-2 warrant holders are entitled to purchase up to 1,000,000 shares of New Common Stock at an initial exercise price of $16.53 per share, and Class A-3 warrant holders are entitled to purchase up to 1,000,000 shares of New Common Stock at an initial exercise price of $20.50 per share. The Class A warrants have a five-year term and will expire on July 1, 2014. A holder may exercise Class A warrants by paying the applicable exercise price in cash. In addition, a holder may exercise Class A warrants on a cashless basis in connection with a change of control (as defined in the Class A Warrant Agreement), in connection with a transaction pursuant to an effective registration statement covering the sale of New Common Stock underlying such Class A warrants, or if the exercise occurs on a date when the daily volume-weighted average price of the New Common Stock for the immediately preceding 10 trading days exceeds 150% of the exercise price applicable to such Class A warrants. The Class A warrants are freely transferrable by the holder thereof.

As of the Effective Date, Group issued Class B warrants to purchase up to an aggregate of 1,500,000 shares of New Common Stock to holders of the Group Notes. In connection with the issuance of the Class B warrants, Group entered into a warrant agreement, dated as of the Effective Date (the “Class B Warrant Agreement”), with StockTrans, Inc., as warrant agent. Subject to the terms of the Class B Warrant Agreement, Class B warrant holders are entitled to purchase 1,500,000 shares of New Common Stock at an initial exercise price of $26.01 per share. The Class B warrants have a five-year term and will expire at on July 1, 2014. A holder may exercise Class B warrants by paying the applicable exercise price in cash. In addition, a holder may exercise Class B warrants on a cashless basis in connection with a change of control (as defined in the Class B Warrant Agreement), in connection with a transaction pursuant to an effective registration statement covering the sale of New Common Stock underlying such Class B warrants, or if the exercise occurs on a date when the daily volume-weighted average price of the New Common Stock for the immediately preceding 10 trading days exceeds 150% of the exercise price applicable to the Class B warrants. The Class B warrants are freely transferrable by the holder thereof.

The number of shares of New Common Stock issuable upon exercise of the Class A warrants and Class B warrants (together, the “Warrants”) and the exercise prices of the Warrants will be adjusted in connection with any dividend or distribution of New Common Stock, assets or cash (other than any regular cash dividend not to exceed in any fiscal year 45% of the consolidated net income of Group), or any subdivision or combination of the New Common Stock. In addition, the number of shares of New Common Stock issuable upon exercise of the Warrants and the exercise prices of the Warrants are also subject to adjustment in connection with any issuance, grant or sale to any person of (A) rights, warrants, options, exchangeable securities or convertible securities entitling such person to subscribe for, purchase or otherwise acquire shares of New Common Stock at a price per share less than the fair market value of the New Common Stock on the trading day immediately prior to such issuance, sale or grant, subject to certain exceptions, or (B) shares of New Common Stock at a price per share less than the fair market value of the New Common Stock on the trading day immediately prior to such issuance, sale or grant. Additionally, if any transaction or event occurs in which all or substantially all of the outstanding New Common Stock is converted into, exchanged for, or the holders thereof are otherwise entitled to receive on account thereof stock, other securities, cash or assets (each, a “Fundamental Change Transaction”) the holder of each Warrant outstanding immediately prior to the occurrence of such Fundamental Change Transaction shall have the right to receive upon exercise of the applicable Warrant the kind and amount of stock, other securities, cash and/or assets that such holder would have received if such Warrant had been exercised.

The Company recorded $1.0 million of equity related to the issuance of the warrants.

Contingent Value Rights Distribution Agreement

Pursuant to the terms of the Plan, Group issued to holders of Group’s Old Common Stock Contingent Value Rights to receive up to an aggregate of 2,665,000 shares (the “CVR Shares”) of New Common Stock. In connection with the issuance of the Contingent Value Rights, Group entered into a Contingent Value Rights Distribution Agreement (the “CVR Agreement”), in favor of holders of CVRs thereunder, dated as of the Effective Date.

The CVRs may not be transferred by the holder thereof except in certain limited circumstances. Subject to the terms of the CVR Agreement, holders of CVRs will receive their pro rata share of up to 2,665,000 CVR Shares. A distribution of CVR Shares is required to be made by Group if, as of any determination date (described below), Group’s equity value (assuming cash exercise in full on such date of in-the-money warrants and options of Group) divided by the sum of the number of shares of New Common Stock then issued and outstanding plus the number of shares of New Common Stock underlying warrants, options and similar securities of Group (other than CVRs) that are then in-the-money exceeds $35.95. The aggregate number of such shares of New Common Stock is referred to as the “Applicable Shares;” the price per share of $35.95, subject to adjustment as described below, is referred to as the “CVR Strike Price;” and the per share amount of any such excess over the CVR Strike Price is referred to as the “Excess Equity Value Per Share.” If such a distribution is required, the number of CVR Shares to be distributed by Group equals the product of Excess Equity Value Per Share multiplied by the number of Applicable Shares divided by the CVR Strike Price. Such product of Excess Equity Value Per Share and the number of Applicable Shares is referred to as the “Excess Equity Value.”

Group will determine if and to the extent a distribution of CVR Shares is required on January 1 and July 1 of each year, commencing on the first such date (but in no event later than July 1, 2013) on which data is available to confirm that Group’s adjusted EBITDA for the immediately preceding four fiscal quarters is equal to at least $100 million, and upon a change of control of Group. Distributions of CVR Shares (if any) will be made within 45 calendar days of a determination by Group that a distribution is required.

Notwithstanding the foregoing, no distribution of CVR Shares is required to be made by Group unless Excess Equity Value exceeds $1 million as of any determination date.

The number of CVR Shares and the CVR Strike Price will be adjusted from time to time in connection with any stock dividend or distribution, or subdivision, split, combination, reclassification or recapitalization of the New Common Stock. In addition, if Group distributes to holders of New Common Stock any of its assets (including but not limited to cash), securities or rights to purchase securities of Group (other than any regular cash dividend not to exceed in any fiscal year 45% of the consolidated net income of Group for the immediately preceding fiscal year), then the number of CVR Shares will be increased and the CVR Strike Price will be decreased, in each case pursuant to the terms of the CVR Agreement. Additionally, in case of any reclassification, merger, consolidation, capital reorganization or other change in the capital stock of Group (other than in connection with a change of control) in which all or substantially all of the outstanding shares of New Common Stock are converted into or exchanged for stock, other securities or other property, Group shall make appropriate provision so that the holders of Contingent Value Rights shall thereafter be entitled to receive, at such time such holder would have otherwise been entitled to receive a distribution under the CVR Agreement, the kind and amount of stock and other securities and property having a value substantially equivalent to the value of New Common Stock that the holders of Contingent Value Rights would have been entitled to receive in connection with a distribution of CVR Shares immediately prior to such reclassification, merger, consolidation, reorganization or other change in the capital stock of Group at a CVR Strike Price that, in each case, is reasonably determined by the board of directors of Group after consultation with an independent valuation advisor to preserve, to the extent practicable, the intrinsic value of such CVR immediately prior to such event.

The Contingent Value Rights will expire and the CVR Agreement will terminate upon the earliest to occur of: (1) the date upon which no further CVR Shares are available for distribution, (2) the consummation of a change of control (subject to any potential distribution of CVR Shares as a result thereof), and (3) July 1, 2019.

Due to the nature of CVR, the Company accounted for the instrument in accordance with ASC No. 815, “Derivatives and Hedging”, as well as related interpretations of these standards. The Company recorded a liability of $2.6 million in other liabilities as part of fresh-start accounting, and will adjust the liability to its estimated fair value. The change in value is reflected in our Statements of Operations as other income (expense). The Company recognized $2.8 million of expense during the six months ended December 31, 2009 (the “Successor Period”).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The consolidated financial statements include the Company’s accounts, its wholly-owned subsidiaries and all other subsidiaries over which the Company exerts control. The Company owns 45.6% of Globility Communications Corporations (GCC) through direct and indirect ownership structures. The results of GCC and its subsidiary are consolidated with the Company’s results based on guidance from the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 810 “Consolidation.” All intercompany profits, transactions and balances have been eliminated in consolidation.

In December 2007, the FASB issued ASC 810 (formerly SFAS No. 160), Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51 (“ASC 810”). ASC 810 amends ARB 51 to establish new standards that will govern the accounting and reporting of noncontrolling interests in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Also, ASC 810 requires that: (1) noncontrolling interest, previously referred to as minority interest, be reported as part of equity in the consolidated financial statements; (2) losses be allocated to the noncontrolling interest even when such allocation might result in a deficit balance, reducing the losses attributed to the controlling interest; (3) changes in ownership interests be treated as equity transactions if control is maintained; and, (4) upon a loss of control, any gain or loss on the interest sold be recognized in earnings. ASC 810 is effective for financial statements issued for fiscal years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which will be applied retrospectively. Implementation of the standard did not have a material effect on the Company’s results from operations or financial position.

Discontinued Operations—Subsequent to its December 31, 2009 year end the Company classified its European retail operations as discontinued operations. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. . The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet as held for sale criteria was not met until the third quarter of 2010, as such, financial information for the Europe segment will appear, as applicable, where certain balance sheet information is presented, see Note 19, “Discontinued Operations,” for further information.

In the first quarter of 2009, the Company sold certain assets of its Japan retail operations. The Company intended and had the authority to sell certain assets of its Japan retail operations since the fourth quarter of 2008, and therefore, reported this unit as discontinued operations. In the second quarter 2008, the Company intended and had the authority to sell certain assets of its German retail operations, and therefore, reported this unit as discontinued operations. In March 2008, the Company sold its minority equity interest in Bekkoame Internet, Inc. (“Bekko”). The Company used the equity method of accounting for its investment in Bekko.

Reorganization Costs—In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) No. 852, “Reorganizations,” for periods including and subsequent to the filing of the Chapter 11 petition through the bankruptcy emergence date of July 1, 2009, all revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization were reported separately as reorganization items, net, in the Consolidated Statements of Operations. Net cash used for reorganization items was disclosed separately in the Consolidated Statements of Cash Flows.

Fresh Start—As of July 1, 2009, the Company adopted fresh-start accounting in accordance with ASC No. 852. The adoption of fresh-start accounting resulted in the Company becoming a new entity for financial reporting purposes. Accordingly, the financial statements on or prior to July 1, 2009 are not comparable with the financial statements for periods after July 1, 2009. The consolidated statements of operations, comprehensive income (loss) and any references to “Successor” or “Successor Company” for the six months ended December 31, 2009, show the operations of the reorganized Company from and including July 1, 2009, the Effective Date, through December 31, 2009. References to “Predecessor” or “Predecessor Company” refer to the operations of the Company prior to July 1, 2009, except for Predecessor’s July 1, 2009 statements of operations and comprehensive income (loss), which reflect only the effect of the plan adjustments and fresh-start accounting as of such date and do not reflect any operating results. See “Note 4—Fresh Start Accounting,” for further details.

Revenue Recognition and Deferred Revenue—Net revenue is derived from carrying a mix of business, residential and carrier long distance traffic, data and Internet traffic, and also from the provision of hosting, local and wireless services.

For certain voice services, net revenue is earned based on the number of minutes during a call and is recorded upon completion of a call. Revenue for a period is calculated from information received through the Company’s network switches. Customized software has been designed to track the information from the switch and analyze the call detail records against stored detailed information about revenue rates. This software provides the Company the ability to do a timely and accurate analysis of revenue earned in a period. Separate prepaid services software is used to track additional information related to prepaid service usage such as activation date, monthly usage amounts and expiration date. Revenue on these prepaid services is recognized as service is provided until expiration, when all unused minutes, which are no longer available to the customers, are recognized as revenue.

Net revenue is also earned on a fixed monthly fee basis for unlimited local and long distance voice plans and for the provision of data/Internet services (including retail VOIP), hosting, and collocation. Data/Internet services include monthly fees collected for the provision of dedicated and dial-up access at various speeds and bandwidths. These fees are recognized as access is provided on a monthly basis. Additionally, service activation and installation fees are deferred and amortized over the longer of the average customer life or the contract term. The Company records payments received in advance for services and services to be provided under contractual agreements, such as Internet broadband, dial-up access, hosting, and collocation, as deferred revenue until such related services are provided.

A portion of revenue, representing less than 1% of total revenue, is earned from the sale of wireless handsets and VOIP routers. The Company applies the provisions of ASC 605-25, “Revenue Recognition—Multiple Element Arrangements,” which provides guidance on when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The Company has concluded to account for the sale of wireless handsets and VOIP routers and the related cost of handset and router revenues as a separate unit of accounting when title to the handset or router passes to the customer. Revenue recognized is the portion of the activation fees allocated to the router or handset unit of accounting in the statement of operations when title to the router or handset passes to the customer. The Company defers the portion of the activation fees allocated to the service unit of accounting, and recognizes such deferred fees on a straight-line basis over the contract life in the statement of operations.

Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments.

Presentation of Taxes Collected—The Company reports any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between the Company and a customer (including sales, use, value-added and some excise taxes) on a net basis (excluded from revenues).

Cost of Revenue—Cost of revenue includes network costs that consist of access, transport and termination costs. A portion of cost of revenue, representing less than 1% of total cost of revenue, consists of the product cost of wireless handsets and VOIP routers. The majority of the Company’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense. Such costs are recognized when incurred in connection with the provision of telecommunications services.

Foreign Currency Transaction—Foreign currency transactions are transactions denominated in a currency other than a subsidiary’s functional currency. A change in the exchange rates between a subsidiary’s functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is reported by the Company as a foreign currency transaction gain (loss). The primary component of the Company’s foreign currency transaction gain (loss) is due to written agreements in place with certain subsidiaries in foreign countries regarding intercompany loans. The Company anticipates repayment of these loans in the foreseeable future, and recognizes the realized and unrealized gains or losses on these transactions that result from foreign currency changes in the period in which they occur as foreign currency transaction gain (loss).

Income Taxes—The Company recognizes income tax expense for financial reporting purposes following the asset and liability approach for computing deferred income taxes. Under this method, the deferred tax assets and liabilities are determined based on the difference between financial reporting and tax bases of assets and liabilities based on enacted tax rates. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. On January 1, 2007, the Company adopted the uncertain tax position-related provisions of ASC No 740 “Income Taxes” (formerly FIN No. 48, “Accounting for Uncertainty in Income Taxes”). These provisions clarify the accounting for uncertainty in income taxes recognized in the financial statements in accordance with ASC No. 740.

Foreign Currency Translation—The assets and liabilities of the Company’s foreign subsidiaries are translated at the exchange rates in effect on the reporting date. The net effect of such translation gains and losses are reflected within accumulated other comprehensive income (loss) in the stockholders’ equity (deficit) section of the balance sheet. Income and expenses are translated at the average exchange rate during the period.

Cash and Cash Equivalents—Cash and cash equivalents are comprised principally of amounts in money market accounts, operating accounts, certificates of deposit, and overnight repurchase agreements with original maturities of three months or less.

Restricted Cash—Restricted cash consists of bank guarantees and certificates of deposit utilized to support letters of credit and contractual obligations.

Advertising Costs—In accordance with ASC No. 720-35, “Other Expenses—Advertising,” costs for advertising are expensed as incurred. Advertising expense for the six months ended December 31, 2009, and July 1, 2009 and for the years ended December 31, 2008 and 2007 was $8.8 million, $5.6 million, $18.0 million and $21.5 million, respectively.

Property and Equipment—Property and equipment is recorded at cost less accumulated depreciation, which is provided on the straight-line method over the estimated useful lives of the assets. Cost includes major expenditures for improvements and replacements which extend useful lives or increase capacity of the assets as well as expenditures necessary to place assets into readiness for use. Expenditures for maintenance and repairs are expensed as incurred. The estimated useful lives of property and equipment are as follows: network equipment—5 to 8 years, fiber optic and submarine cable—8 to 25 years, furniture and equipment—5 years, leasehold improvements and leased equipment—shorter of lease or useful life. Costs for internal use software that are incurred in the preliminary project stage and in the post-implementation stage are expensed as incurred. Costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the software.

Fiber Optic and Submarine Cable Arrangements—The Company obtains capacity on certain fiber optic and submarine cables under three types of arrangements. The Indefeasible Right of Use (“IRU”) basis provides the Company the right to use a cable for the estimated economic life of the asset according to the terms of the IRU agreement with most of the rights and duties of ownership. The Minimum Assignable Ownership Units (“MAOU”) basis provides the Company an ownership interest in the fiber optic cable with certain rights to control and to manage the facility. The Company accounts for both IRU and MAOU agreements under network equipment and depreciates the recorded asset over the term of the agreement which is generally 25 years. The Company also enters into shorter-term arrangements with other carriers which provide the Company the right to use capacity on a cable but without any rights and duties of ownership. Under these shorter-term arrangements, the costs are expensed in the period the services are provided.

Goodwill and Other Intangible Assets—Under ASC No. 350 (“ASC 350”), “Intangibles—Goodwill and Other,” goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their useful lives and are subject to the provisions of ASC No. 360, “Property, Plant and Equipment.”

Goodwill impairment is tested annually (October 1 for the Company) using a two-step process that begins with an estimation of the fair value of each reporting unit. The first step is a screen for potential impairment by comparing the fair value of a reporting unit with its carrying amount. The second step measures the amount of impairment loss, if any, by comparing the implied fair value of the reporting unit goodwill with its carrying amount. The implied fair value of goodwill shall be determined in the same manner as the amount of goodwill recognized in a business combination is determined, that is through an allocation of the fair value of a reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

Our reporting units are the same as our operating segments as each segment’s components have been aggregated and deemed a single reporting unit because they have similar economic characteristics. Each component is similar in that they each provide telecommunications services for which all of the resources and costs are drawn from the same pool, and are evaluated using the same business factors by management.

Intangible assets not subject to amortization consist of trade names. Such indefinite lived intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test shall consist of a comparison of the fair value of an intangible asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value an impairment loss shall be recognized in an amount equal to the excess.

Intangible assets subject to amortization consist of certain trade names and customer relationships. These finite lived intangible assets are amortized based on their useful lives. Such assets are subject to the impairment provisions of ASC No. 360, wherein impairment is recognized and measured only if there are events and circumstances that indicate that the carrying amount may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset group. An impairment loss is recorded if after determining that it is not recoverable, the carrying amount exceeds the fair value of the asset.

Valuation of Long-Lived Assets—The Company reviews long-lived assets whenever events or changes indicate that the carrying amount of an asset may not be recoverable. In making such evaluations, the Company compares the expected undiscounted future cash flows to the carrying amount of the assets. If the total of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company is required to make estimates of the fair value of the long-lived assets in order to calculate the impairment loss equal to the difference between the fair value and carrying value of the assets.

The Company makes significant assumptions and estimates in this process regarding matters that are inherently uncertain, such as determining asset groups and estimating future cash flows, remaining useful lives, discount rates and growth rates. The resulting undiscounted cash flows are projected over an extended period of time, which subjects those assumptions and estimates to an even larger degree of uncertainty. While the Company believes that its estimates are reasonable, different assumptions could materially affect the valuation of the long-lived assets. The Company derives future cash flow estimates from its historical experience and its internal business plans, which include consideration of industry trends, competitive actions, technology changes, regulatory actions, available financial resources for marketing and capital expenditures and changes in its underlying cost structure.

The Company has concluded that it has one asset group; the network. This is due to the nature of its telecommunications network which utilizes all of the points of presence (POPs), switches, cables and various other components throughout the network to form seamlessly the telecommunications gateway over which its products and services are carried for any given customer’s phone call or data or Internet transmission. Furthermore, outflows to many of the external network providers are not separately assignable to revenue inflows for any phone call or service plan.

The Company makes assumptions about the remaining useful life of its long-lived assets. The assumptions are based on the average life of its historical capital asset additions, its historical asset purchase trend and that its primary assets, its network switches, have an 8-year life. Because of the nature of its industry, the Company also assumes that the technology changes in the industry render all equipment obsolete with no salvage value after their useful lives. In certain circumstances in which the underlying assets could be leased for an additional period of time, the Company includes such estimated cash flows in its estimate.

The estimate of the appropriate discount rate to be used to apply the present value technique in determining fair value was the Company’s weighted average cost of capital which is based on the effective rate of its long-term debt obligations at the current market values as well as the current volatility and trading value of the Company’s common stock.

Deferred Financing Costs—Deferred financing costs incurred in connection with financing arrangements are reflected within other assets and are amortized over the life of the respective financing arrangements using the effective interest method. As the Company completes debt transactions, corresponding amounts of deferred financing costs are written-off in determining the gain or loss on early extinguishment or restructuring of debt.

Derivative Instruments—In March 2007, the Company entered into a Senior Secured Credit Agreement (“Canadian Credit Facility”) with a financial institution, to refinance a Canadian credit facility. The Canadian Credit Facility provided for a $35.0 million non-amortizing loan bearing interest at a rate of LIBOR plus 425 basis points and maturing in 2012. In October 2007, the Company entered into a cross-currency principal and interest rate swap agreement, which fixed the interest rate at 9.21% starting from October 31, 2007. The Canadian Credit Facility required that the Company, at all times that the loan amounts were outstanding, maintain a hedging agreement to hedge the full amount of its currency rate exposures with respect to the aggregate principal amount outstanding under this Canadian Credit Facility at any time. The cross-currency principal and interest rate swap agreement’s counter party was Lehman Brothers Special Financing, Inc. (“Lehman SFI”). Lehman SFI entered into bankruptcy in early October 2008 following its ultimate parent entering bankruptcy in mid-September 2008. The Company had an outstanding cross-currency principal and interest rate agreement with Lehman Brothers SFI, who entered bankruptcy in October 2008 and ceased performing on the agreement. The Company estimated the value of the cross-currency principal and interest rate agreement to be zero, requiring a write-off of $1.2 million in the third quarter of 2008. Despite the counterparty to the swap agreement entering bankruptcy in October 2008, management believed no breach or event of default had occurred in relation to the Canadian Credit Facility. As of March 10, 2009, under the Waiver and Amendment Agreement described below in “Note 7—Long-Term Obligations,” the Lenders under the Canadian Credit Facility waived any such possible breach or event of default. The Company has estimated the fair value of the outstanding swap agreement with Lehman Brothers Special Financing, Inc. to be zero at December 31, 2009, 2008 and December 31, 2007. In December 2009 the Canadian Credit facility was retired in full.

Stock-Based Compensation—The Company accounts for stock-based compensation under ASC No. 718, “Stock Compensation”, (former SFAS No. 123(R), “Share-Based Payments”), which addresses the accounting for stock-based payment transactions whereby an entity receives employee services in exchange for equity instruments, including stock options and restricted stock units. ASC No. 718 generally requires that stock-based compensation be accounted for using a fair-value based method. The Company elected the modified prospective transition method which requires that stock-based compensation expense be recorded for all new and unvested stock options that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006. The Company issues new shares of common stock upon the exercise of stock options.

In November 2005, the FASB issued FASB Staff Position No. FAS 123R-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of share-based compensation. The alternative transition method includes simplified methods to determine the beginning balance of the additional paid in capital (“APIC”) pool related to the tax effects of share-based compensation and to determine the subsequent impact on the APIC pool and the statement of cash flows of the tax effects of share-based award that were fully vested and outstanding upon the adoption of ASC No. 718.

The Company uses a Black-Scholes option valuation model to determine the fair value of stock-based compensation under ASC No. 718. The Black-Scholes model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. Because of the short trading history of the Company’s new Common Stock, the Company calculates the expected volatility by averaging the historical volatility of the Company’s New Common Stock price and the historical volatility of the stock price of a peer group in the telecommunications industry with similar market capitalization. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term similar to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes option valuation model as it does not anticipate paying cash dividends in the foreseeable future.

The weighted average fair value at date of grant for options granted during the six month period ended December 31, 2009 was $4.00 dollars. Options granted prior to July 1, 2009 were cancelled in conjunction with the cancellation of the Company’s Old Common Stock pursuant to the terms of our Plan of Reorganization and we have no continuing obligations with respect to the options issued prior to July 1, 2009. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Successor	Predecessor
	2009	2008	2007
Expected dividend yield	0%	0%	0%
Expected stock price volatility	42%	96%	95%
Risk-free interest rate	2%	2.3%	4.6%
Expected option term	4 years	4 years	4 years

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of net revenue and expenses during the reporting period. Actual results may differ from these estimates. Significant estimates include allowance for doubtful accounts receivable, accrued interconnection cost disputes, the fair value of embedded derivatives, market assumptions used in estimating the fair values of certain assets and liabilities such as marketable securities and long-term obligations, the calculation used in determining the fair value of the Company’s stock options required by ASC No. 718, various tax contingencies, asset impairment write-downs, and fair values of assets and liabilities in connection with fresh-start accounting.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentration of credit risk principally consist of trade accounts receivable. The Company performs ongoing credit evaluations of its larger carrier and retail business customers but generally does not require collateral to support customer receivables. The Company maintains its cash with high quality credit institutions, and its cash equivalents are in high quality securities.

Income (Loss) Per Common Share—Basic income (loss) per common share is computed using the weighted average number of shares of common stock outstanding during the year. Diluted income (loss) per common share is computed using the weighted average number of shares of common stock, adjusted for the dilutive effect of potential common stock and related income. Potential common stock, computed using the treasury stock method or the if-converted method, includes options, restricted stock units, warrants and convertible debt securities.

Reclassification—Certain previous year amounts have been reclassified to conform with current year presentations, as related to the reporting of our discontinued operations.

Newly Adopted Accounting Principles

Effective July 1, 2009, the Company adopted ASC No. 105, “Generally Accepted Accounting Principles.” ASC No. 105 establishes the FASB Accounting Standards Codification as the source of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements. The adoption did not have a material impact on its results of operations, financial position and cash flows.

Effective April 1, 2009, the Company adopted ASC No. 855, “Subsequent Events.” ASC No. 855 establishes principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. The adoption did not have a material effect on the Company’s results of operations, financial position or cash flows.

Effective January 1, 2009, the Company adopted ASC No. 810, “Consolidation.” Reconciliations at the beginning and the end of the period of the total equity, equity attributable to the Company and equity attributable to the noncontrolling interest for Successor’s six months ended December 31, 2009 and Predecessor’s six months ended July 1, 2009 and year ended December 2008 are included in the Company’s consolidated statement of stockholders’ equity (deficit).

Effective January 1, 2009, the Company adopted ASC No. 470-20, “Debt with Conversion and Other Options.” ASC No. 470-20 requires issuers of convertible debt securities to separate securities into a debt component and an equity component, resulting in the debt component being recorded at fair value without consideration given to the conversion feature. Issuance costs are also allocated between the debt and equity components. ASC No. 470-20 requires that convertible debt within its scope reflect a company’s nonconvertible debt borrowing rate when interest expense is recognized. The adoption did not have a material effect on the Company’s results of operations, financial position or cash flows.

Effective January 1, 2009, the Company adopted ASC No. 805, “Business Combinations.” ASC No. 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statement to evaluate the nature and financial effects of the business combination. The Company applied this standard on July 1, 2009 to the Fresh Start Balance Sheet, (See Note 4 “Fresh Start Accounting,” for further detail).

In February 2008, the FASB issued ASC No. 820, “Fair Value Measurements.” The provisions of ASC No. 820 provide guidance for, among other things, the definition of fair value and the methods used to measure fair value, were adopted January 1, 2008 for financial instruments. The provisions adopted in 2008 did not have a material impact on the Company’s financial statements. ASC No. 820 delayed the effective date for all nonrecurring fair value measurements of nonfinancial assets and liabilities (except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis) until financial years beginning after November 15, 2008, and changed the scope of ASC No. 820. On January 1, 2009, the Company adopted the remaining provisions of ASC No. 820 for nonrecurring fair value measurements of nonfinancial assets and liabilities. The provisions adopted in the first quarter 2009 were applied by the Company in the fair value measurements as part of the fresh start accounting adoption upon emergence from bankruptcy on July 1, 2009 and the goodwill impairment analysis performed as of October 1, 2009.

The valuation techniques required by ASC No. 820 are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1: Quoted prices for identical instruments in active markets.

Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3: Significant inputs to the valuation model are unobservable.

The Company had a cross-currency principal and interest rate agreement with Lehman Brothers Special Financing, Inc., who entered bankruptcy in October 2008 and ceased performing on the agreement. The Company estimated the value to be zero, requiring a write-off of $1.2 million in 2008, and moved the instrument from Level 2 to Level 3 because the counter party’s credit risk is not observable.

In March 2008, the FASB issued ASC No. 815, “Derivatives and Hedging.” ASC No. 815 amends and expands the disclosure requirements with the intent to provide users of financial statements with an enhanced understanding of the use of derivative instruments, how derivative instruments and related hedged items are accounted for, and how derivative instruments and related hedged items affect an entity’s financial statements. ASC No. 815 is effective for financial statements issued for fiscal years interim periods beginning after November 15, 2008. In addition the Company accounted for the Contingent Value Rights Distribution Agreement in accordance with ASC No. 815, “Derivatives and Hedging” as well as related interpretations of this standard. The change in value of the Contingent Value Rights Distribution Agreement is reflected in our Statements of Operations as other income (expense), (see “Note 2—Emergence from Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code,” for further detail). The adoption of ASC No. 815 on January 1, 2009 did not have a material impact on the Company’s results of operations, financial position and cash flows.

New Accounting Pronouncements

In June 2009, the FASB issued ASC No. 810-10, “Consolidation,” which amends the definition of the primary beneficiary of a variable interest entity and will require the Company to assess each reporting period if any of the Company’s variable interests give it a controlling financial interest in the applicable variable interest entity. The provisions of ASC No. 810-10 will become effective for financial statements issued for fiscal years and interim periods begin after November 15, 2009. The Company is currently evaluating the impact the provisions of ASC No. 810-10 on its financial statements.

In May 2008, the FASB issued ASC No. 470-20, “Debt with Conversion and Other Options.” ASC No. 470-20 requires issuers of convertible debt securities to separate securities into a debt component and an equity component, resulting in the debt component being recorded at fair value without consideration given to the conversion feature. Issuance costs are also allocated between the debt and equity components. ASC No. 470-20 requires that convertible debt within its scope reflect a company’s nonconvertible debt borrowing rate when interest expense is recognized. ASC No. 470-20 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of ASC No. 470-20 did not have a material impact on the Company’s results of operations, financial position and cash flows.

In April 2008, the FASB issued ASC No. 852-10, “Reorganizations.” ASC No. 852-10 nullifies certain requirements regarding changes in accounting principles that will be applicable to the financial statements of an entity emerging from bankruptcy. Any changes in accounting principles required within the twelve months following the implementation of fresh start accounting by such an entity are no longer required to be adopted at the time fresh start accounting is implemented. Entities emerging from bankruptcy that implement fresh start accounting should only follow accounting standards in effect at the date fresh start accounting is implemented, including any standards eligible for early adoption.

4. FRESH START ACCOUNTING

On July 1, 2009, the Company adopted fresh-start accounting in accordance with ASC No. 852, “Reorganizations.” Fresh-start accounting results in the Company becoming a new entity for financial reporting purposes. Accordingly, the Successor Company’s consolidated financial statements are not comparable to consolidated financial statements of the Predecessor Company.

Under ASC No. 852, the Successor Company must determine a value to be assigned to the equity of the emerging company as of the date of adoption of fresh-start accounting. To facilitate this calculation the Company first determined the enterprise value of the Successor Company. The valuation methods included (i) a discounted cash flow analysis, considering a range of the weighted average cost of capital between 14.0% and 16.0% and multiples of projected earnings of between 4.5 and 5.0 times for its terminal value, and (ii) a market multiples analysis. This analysis resulted in an estimated enterprise value of between $320 million and $360 million, and with the midpoint of $340 million chosen for purposes of applying fresh-start accounting.

The estimated enterprise value, and corresponding equity value, is highly dependent upon achieving the future financial results set forth in the financial projections included in the Company’s Plan, as filed with the Bankruptcy Court. These projections were limited by the information available to the Company as of the date of the preparation of the projections and reflected numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond the Company’s control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Therefore variations from the projections may be material.

Fresh-start accounting reflects the value of the Company as determined in the confirmed Plan. Under fresh-start accounting, the Company’s asset values are remeasured and allocated in conformity with ASC No. 805, “Business Combinations.” The excess of reorganization value over the fair value of tangible and identifiable intangible assets is recorded as goodwill in the accompanying consolidated balance sheet. Fresh-start accounting also requires that all liabilities, other than deferred taxes and pension and other postretirement benefit obligations, should be stated at fair value.

Estimates of fair value included in the Successor Company financial statements, in conformity with ASC No. 820, represent the Company’s best estimates and valuations developed with the assistance of independent appraisers and, where the foregoing have not yet been completed or are not available, industry data and trends and by reference to relevant market rates and transactions. The foregoing estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond the control of the Company. Accordingly, the Company cannot provide assurance that the estimates, assumptions, and values reflected in the valuations will be realized, and actual results could vary materially. In accordance with ASC No. 805, the allocation of the reorganization value is subject to additional adjustment until the Company has completed its analysis, but not to exceed one year after emergence from bankruptcy, to provide the Company with the time to complete the valuation of its assets and liabilities. The final determination of the fair value of individual assets and liabilities and the final allocation of the reorganization value may differ from the amounts included in the consolidated financial statements and there can be no assurance that such adjustments will not be material.

The following fresh-start Consolidated Condensed Balance Sheet presents the financial effects on the Company of the implementation of the Plan and the adoption of fresh-start accounting. The effect of the consummation of the transactions contemplated in the Plan includes the settlement of liabilities and the issuance of common stock as described in more detail in “Note 2—Emergence from Reorganization Under Chapter 11 of the Bankruptcy Code.”

The effects of the Plan and fresh-start reporting on the Company’s Consolidated Condensed Balance Sheet are as follows:

	Predecessor					Successor
	July 1, 2009	Plan of Reorganization Adjustments		Fresh-Start Accounting Adjustments		July 1, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,461	$—		$—		$41,461
Accounts receivable	93,826	—		—		93,826
Prepaid expenses and other current assets	16,955	—		—		16,955

Total current assets	152,242	—		—		152,242
RESTRICTED CASH	9,467	—		—		9,467
PROPERTY AND EQUIPMENT—Net	117,840	—		32,298	d	150,138
GOODWILL	35,351	—		25,947	d, h	61,298
OTHER INTANGIBLE ASSETS—Net	482	—		184,318	d	184,800
OTHER ASSETS	19,155	—		1,461	d, h	20,616

TOTAL ASSETS	$334,537	$—		$244,024		$578,561

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$50,890	$—		$—		$50,890
Accrued interconnection costs	38,778	—		—		38,778
Deferred revenue	12,322	—		—		12,322
Accrued expenses and other current liabilities	53,982	—		(1,767)	d	52,215
Accrued income taxes	20,986	—		—		20,986
Accrued interest	19	—		—		19
Current portion of long-term obligations	107,097	(91,100)	g	—		15,997

Total current liabilities	284,074	(91,100)		(1,767)		191,207
LONG-TERM OBLIGATIONS	25,740	214,572	e, g	—		240,312
OTHER LIABILITIES	—	2,557	b	57,162	h	59,719

Total liabilities not subject to compromise	309,814	126,029		55,395		491,238
LIABILITIES SUBJECT TO COMPROMISE	451,050	(451,050)	a	—		—

Total Liabilities	760,864	(325,021)		55,395		491,238

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Primus Telecommuncations Group, Incorporated Stockholders’ Equity (Deficit):
Predecessor Common stock, $0.01 par value—300,000,000 shares authorized; 142,695,390 shares issued and outstanding	1,427	(1,427)	c	—		—
Successor Common stock, $0.001 par value—80,000,000 shares authorized; 9,600,000 shares issued or outstanding	—	10	a	—		10
Predecessor Additional paid-in capital	718,983	(1,129)	c, b	(717,854)	f	—
Successor Additional paid-in capital	—	84,382	a	—		84,382
Accumulated income (deficit)	(1,060,452)	243,185	a	817,267	d, f	—
Accumulated other comprehensive income (loss)	(89,216)	—		89,216	f	—

Total Primus Telecommunications Group, Incorporated stockholders’ income (deficit)	(429,258)	325,021		188,629		84,392

Noncontrolling interest	2,931	—		—		2,931

	Predecessor			Successor
	July 1, 2009	Plan of Reorganization Adjustments	Fresh-Start Accounting Adjustments	July 1, 2009
Total stockholders’ income (deficit)	(426,327)	325,021	188,629	87,323

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$334,537	$—	$244,024	$578,561

Notes to Plan of Reorganization and fresh-start accounting adjustments:

(a)	This adjustment reflects the discharge of $451.1 million of liabilities subject to compromise (see “Liabilities Subject to Compromise” below), of which includes $123.5 million Senior Subordinated Secured Notes reclassed to long-term obligations, in accordance with the terms of the Plan and the issuance of 4.8 million shares of Successor Company common stock to the holders of each of the Senior Subordinated Secured Notes and the Holding Senior Notes.

(b)	To record the issuance of Contingent Value Rights to the holders of the Old Common Stock.

(c)	To record the cancellation of the Old Common Stock.

(d)	To record assets and liabilities at their estimated fair values per fresh-start accounting. These amounts include adjustments to the estimated fair values from what was originally reported in the quarter ending September 30, 2009.

(e)	To reclass Term Loan from current portion of long-term obligations to long-term obligations and record the issuance of the Senior Subordinated Secured Notes.

(f)	To reset additional paid-in capital, accumulated other comprehensive loss and accumulated deficit to zero.

(g)	To reclass long-term portion of the Term Loan to long-term obligations.

(h)	To record the deferred tax attributes related to fresh-start accounting.

In the fourth quarter of 2009, the Company further adjusted the fair value of certain assets and liabilities to reflect the excess of the reorganization value of the Successor over the fair values of tangible and identifiable intangible assets, net of liabilities, from the adoption of fresh start reporting. Property, plant and equipment, net and Other intangibles, net, were reduced by $1.9 million and $3.2 million, respectively; Goodwill and Other assets increased by $1.9 million and $1.3 million, respectively; and Accrued expenses and other current liabilities and Other liabilities were reduced by $1.8 million and $0.1 million, respectively.

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	Successor	Predecessor
	As of December 31, 2009	As of December 31, 2008
Network equipment	$158,206	$163,475
Furniture and equipment	5,029	6,128
Leasehold Improvements	7,742	5,028
Construction in Progress	2,708	3,682

Subtotal	173,685	178,313
Less: accumulated depreciation	(26,079)	(66,161)

Total property and equipment, net	$147,606	$112,152

Successor

Depreciation and amortization expense for property and equipment for the six months ended December 31, 2009, including equipment under capital leases and vendor financing obligations, was $23.8 million.

At December 31, 2009, total equipment under capital lease and vendor financing obligations consisted of $12.9 million of network and peripheral equipment, with accumulated depreciation of $1.3 million.

Predecessor

Depreciation and amortization expense for property and equipment including equipment under capital leases and vendor financing obligations for the six months ended July 1, 2009 and the years ended December 31, 2008 and 2007 was $11.1 million, $28.9 million and $24.7 million, respectively.

At December 31, 2008, the total equipment under capital lease and vendor financing obligations consisted of $27.3 million of network equipment and $0.2 million of administrative equipment, with accumulated depreciation of $19.1 million and $0.1 million, respectively.

6. GOODWILL AND OTHER INTANGIBLE ASSETS

During the third quarter of 2010 the company discontinued its Europe segment, which is also known as European retail operations and has presented the results of the Europe segment as discontinued operations and held for sale as of September 30, 2010. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet as held for sale criteria was not met until the third quarter of 2010, as such, financial information for the Europe segment will appear, as applicable, where balance sheet information is presented. See Note 19, “Discontinued Operations,” and Note 23, “Subsequent Events,” for further information.

Goodwill reflects the excess of the reorganization value of Successor over the fair value of tangible and identifiable intangible assets as determined upon the adoption of fresh-start accounting. The Company recorded goodwill of $61.3 million upon emergence from bankruptcy as well as intangible assets of $184.8 million, which includes $81.6 million of indefinite-lived trade names, $99.2 million of amortizable customer relationships, and $4.0 million of amortizable trade names.

The intangible assets not subject to amortization consisted of the following (in thousands):

	Successor	Predecessor
	As of December 31, 2009	As of December 31, 2008
Trade names	$81,372	$—
Goodwill	$64,220	$32,688

The Company allocated goodwill to all of its reporting units as part of fresh-start accounting, excluding the wholesale reporting unit which had nominal value relative to the total value of the Company. The changes in the carrying amount of goodwill and trade names by reporting unit for Successor’s balance as of December 31, 2009 and Predecessor’s balance as of December 31, 2008 are as follows (in thousands):

Goodwill

	Predecessor
	United States	Canada	Australia	Europe	Brazil	Total
Balance as of January 1, 2008	$194,256	$108,151	$32,796	$110,229	$3,935	$449,367
Accumulated impairment losses	(194,256)	(80,864)	(20,157)	(110,229)	(3,727)	(409,233)

Net goodwill	—	27,287	12,639	—	208	40,134
Effect of change in foreign currency exchange rates	—	(5,374)	(2,021)	—	(51)	(7,446)

Balance as of December 31, 2008	$—	$21,913	$10,618	$—	$157	$32,688
Effect of change in foreign currency exchange rates		$1,266	$1,365	$—	$32	$2,663

	Predecessor
	United States	Canada	Australia	Europe	Brazil	Total
Fresh-start adjustments	29,960	4,313	(10,437)	2,262	(151)	25,947

Balance as of July 1, 2009	29,960	27,492	1,546	2,262	38	61,298

	Successor
Balance as of July 1, 2009	$29,960	$27,492	$1,546	$2,262	$38	$61,298
Effect of change in foreign currency exchange rates	—	2,793	168	(45)	6	2,922

Balance as of December 31, 2009	$29,960	$30,285	$1,714	$2,217	$44	$64,220

Trade Names

	Predecessor
	United States	Canada	Australia	Europe	Brazil	Total
Fresh-start adjustments	76,200	—	—	5,400	—	81,600

Balance as of July 1, 2009	$76,200	$—	$—	$5,400	$—	$81,600

	Successor
Balance as of July 1, 2009	$76,200	$—	$—	$5,400	$—	$81,600
Effect of change in foreign currency exchange rates				(228)		(228)

Balance as of December 31, 2009	$76,200	$—	$—	$5,172	$—	$81,372

Acquired intangible assets subject to amortization consisted of the following (in thousands):

	Successor			Predecessor
	As of December 31, 2009			As of December 31, 2008
	Gross Carrying Amount	Accumulated Amortization	Net Book value	Gross Carrying Amount	Accumulated Amortization	Net Book value
Trade names	$4,057	$(203)	$3,854	$1,665	$(1,575)	$90
Customer relationships	107,612	(14,032)	93,580	3,806	(3,150)	656

Total	$111,669	$(14,235)	$97,434	$5,471	$(4,725)	$746

Successor

Amortization expense for customer lists and other intangible assets for the six months ended December 31, 2009 was $13.2 million. The Company expects amortization expense for customer lists and other intangible assets for the fiscal years ended December 31, 2010, 2011, 2012, 2013, 2014 and thereafter to be approximately $21.7 million, $17.1 million, $12.0 million, $8.7 million, $6.5 million and $22.8 million, respectively.

The Company tested the intangible assets for impairment as of October 1, 2009 in accordance with the Company’s policy and ASC No. 350. As a result no impairment was recognized. The intangible assets subject to amortization include trade names and customer relationships. The useful lives of the trade names are 10 years; the useful lives of the customer relationships range from 11 to 22 years. The amortizable trade names are amortized using the straight-line method over the 10 year life, and the customer relationships are amortized using the pattern of benefits method over their useful lives, resulting in accelerated amortization in the early periods of the useful life.

Predecessor

Amortization expense for customer lists and other intangible assets for the six months ended June 30, 2009, and the years ended December 31, 2008 and 2007 was $0.5 million, $1.5 million and $2.2 million, respectively.

7. LONG-TERM OBLIGATIONS

Long-term obligations consisted of the following (in thousands):

	Successor	Predecessor
	December 31, 2009	December 31, 2008
Obligations under capital leases and other	$3,178	$4,851
Leased fiber capacity	2,809	2,172
Senior secured term loan facility	—	96,250
Canadian credit facility	—	35,000
Senior notes	—	200,186
Senior secured notes	128,057	—
Senior subordinated secured notes	123,472	198,960
Exchangeable senior notes	—	25,122
Convertible senior notes	—	34,006
Step up convertible subordinated debentures	—	8,290

Subtotal	$257,516	604,837
Less: Current portion of long-term obligations	(4,274)	(564,797)

Total long-term obligations	$253,242	$40,040

Successor

The following table reflects the contractual payments of principal and interest for Successor’s long-term obligations as of December 31, 2009 as follows (in thousands):

Successor: Year Ending December 31,	Vendor Financing and Other	Senior Secured Notes	Senior Subordinated Secured Notes	Total
2010	$4,815	$16,665	$17,595	$39,075
2011	1,239	16,900	17,595	35,734
2012	329	16,900	17,595	34,824
2013	102	16,900	132,269	149,271
2014	28	16,900	—	16,928
Thereafter	20	163,847	—	163,867

Total Minimum Principal & Interest Payments	6,533	248,112	185,054	439,699
Less: Amount Representing Interest	(546)	(118,112)	(61,582)	(180,240)

Total Long Term Obligations	$5,987	$130,000	$123,472	$259,459

13% Senior Secured Notes

In December 2009, wholly owned subsidiaries of the Company, Primus Telecommunications Holding, Inc. (the “U.S. Issuer”) and Primus Telecommunications Canada, Inc. (the “Canadian Issuer”), (jointly, the “Issuers”), issued $130 million of aggregate principal amount of units (the “Units”), consisting of $85 million of 13% Senior Secured Notes due 2016 issued by the U.S. Issuer (the “U.S. Notes”) and $45 million of 13% Senior Secured Notes due 2016 issued by the Canadian Issuer (the “Canadian Notes”) (the U.S. Notes and, together with the Canadian Notes, the “13% Senior Secured Notes”). Accrued interest will be paid each June 15 and December 15, beginning June 15, 2010 to holders of record on the preceding June 1 and December 1, respectively. Net cash proceeds from the 13% Senior Secured Notes issuance, after giving effect to expenses, discounts and fees was $123.5 million.

The U.S. Notes are guaranteed by the Company and certain of the U.S. Issuer’s domestic subsidiaries and the Canadian Notes are guaranteed by its parent and subsidiaries as well as the Company. The U.S. Notes and related guarantees are secured by a first lien security interest in substantially all of the assets of the U.S. Issuer and 13% Senior Secured guarantors, including a first priority pledge of all of the capital stock held by the U.S. Issuer and the 13% Senior Secured guarantors, which pledge in the case of capital stock of Primus Telecommunications International, Inc. and each non-U.S. subsidiary shall be limited to 65% of such capital stock. The Canadian Notes and related guarantees are secured by a first lien security interest in substantially all of the assets of the Canadian Issuer and Canadian guarantors.

In the event the Company and certain subsidiaries have excess cash flow (as defined below) for any fiscal year commencing with the fiscal year ending December 31, 2010 then the Issuers must jointly offer to the holders of the 13% Senior Secured Notes to repurchase an applicable amount, (equal to 50% of such Excess Cash Flow), of the Notes at par.

In the event the 14.25% Senior Secured Notes have not been refinanced in accordance with the terms of the 13% Senior Secured Notes indenture by January 21, 2013, then the Issuers will be required to redeem the full principal of the 13% Senior Secured Notes at a price equal to the then applicable optional redemption price on such date.

“Excess Cash Flow” means with respect to any Person, for any period, (a) the excess of (i) Consolidated “EBITDA,” (as defined in the 13% Senior Secured Notes indenture), for such period over (ii) the sum of (A) the aggregate amount of capital expenditures by the Company and its restricted subsidiaries during such period (other than any such capital expenditures made with Net Proceeds from an asset sale (without giving effect to the threshold set forth in the definition thereof) or insurance or condemnation proceeds), (B) the cash portion of consolidated interest expense paid by the Company and its restricted subsidiaries during such period, (C) the aggregate amount (without duplication) of all income franchise taxes paid in cash by the Company and its restricted subsidiaries during such period (D) any reduction in the principal amount of Indebtedness resulting from principal payments made thereon (other than payments on the 13% Senior Secured Notes, any Junior Lien Indebtedness, any unsecured

Indebtedness or any Indebtedness that is subordinated to the 13% Senior Secured Notes or any 13% Senior Secured Note guarantee except, in each case, any required amortization payment or payment at the Stated Maturity thereof) during such period (provided that (i) such Indebtedness has been incurred in accordance with the Note’s Indenture and (ii) to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto) minus (b) to the extent that Excess Cash Flow for any prior period was less than $0 (dollars) and such amount has not been deducted in the calculation of the calculation of Excess Cash Flow for another prior period, the absolute value of such negative number.

14  1/4% Senior Subordinated Secured Notes

In February 2007, IHC issued in a private transaction $57.2 million principal amount of the 14  1/4% Senior Secured Notes in exchange for $40.7 million principal amount of the Company’s outstanding 12  3/4% Senior Notes and $23.6 million in cash. This exchange was accounted for as a modification of debt with a portion deemed to be a troubled debt restructuring. In March 2007, IHC also issued for cash in private transactions an additional $51.0 million principal amount of 14  1/4% Senior Secured Notes with a $0.3 million discount. Net cash proceeds from the 14  1/4% Senior Secured Notes issuance, after giving effect to expenses, discounts and fees related to all of the foregoing transactions (including the amendment of the Facility) was $69.2 million. The Company recorded $5.1 million in costs associated with this issuance of the 14  1/4% Senior Secured Notes, which have been recorded as a loss on restructuring of debt.

In May 2008, IHC issued $67.1 million principal amount of the 14  1/4% Senior Secured Notes and paid $4.7 million in cash in exchange for $49.0 million principal amount of the Company’s 8% Senior Notes, $33.0 million principal amount of the Company’s 5% exchangeable senior notes due June 2010 (“5% Exchangeable Senior Notes”), $43.1 million principal amount of the Company’s 3  3/4% Convertible Senior Notes, and $5.3 million principal amount of the Company’s 12  3/4% Senior Notes. All exchanges were deemed troubled debt restructurings, and accordingly, were accounted for as modifications of debt, with scheduled future cash interest payments of $26.4 million recorded in long-term obligations. The Company recognized a gain on restructuring of debt of $32.2 million in connection with this exchange, including the expensing of $0.5 million of financing costs.

The 14  1/4% Senior Secured Notes were to mature on May 20, 2011 with early redemption at a premium to par at IHC’s option at any time after February 2008. During specified periods, IHC may redeem at par up to 35% of the aggregate principal amount of the 14  1/4% Senior Secured Notes with the net cash proceeds of certain equity offerings of the Company. Accrued interest will be paid each May 31st and November 30th, beginning May 31st, 2007. The effective interest rate for the 14  1/4 % Senior Secured Notes at December 31, 2008 was 12.4% for those amounts not related to the troubled debt restructuring discussed above. (see Note 22—“Guarantor/Non-Guarantor Consolidating Condensed Financial Information.”)

In December 2008, the Company made open market purchases of $2.1 million principal amount of its 14  1/4 % Senior Secured Notes, resulting in a $2.0 million gain on early extinguishment of debt including the write-off of related deferred financing costs. The notes were recorded as a reduction of long-term obligations.

On the Effective Date, IHC, Group, Holding, the other Guarantors party thereto and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing IHC’s 14  1/4 % Senior Secured Notes due 2011 (the “Original Indenture”). The Supplemental Indenture amended the Original Indenture to provide for the issuance of the “Senior Subordinated Secured Notes”. The maturity of the Senior Subordinated Secured Notes was extended by two years to May 20, 2013 beyond the maturity of the notes issued under the Original Indenture. At the option of IHC, prior to the earlier of (1) the extension of the maturity of or the repayment in full of the indebtedness outstanding pursuant to the Amended Term Loan and the Canadian Credit Facility, and (2) June 1, 2011, up to 4.25% per annum of the interest on the Senior Subordinated Secured Notes may be paid in kind. The Supplemental Indenture also modified covenants in the Original Indenture to prevent subsidiary guarantors from incurring debt to refinance indebtedness of non-guarantors and to limit the incurrence of indebtedness of restricted persons that is secured by a lien on the assets of IHC, any subsidiary guarantor or other restricted persons, as defined under the modified indenture.

On the Effective Date, IHC entered into a First Amendment to the Intercreditor Agreement (as amended through the date hereof, the “Amended Intercreditor Agreement”), with Group, Holding, The Bank of New York

Mellon, as First Lien Collateral Agent, and U.S. Bank National Association, as Second Lien Collateral Agent. Pursuant to the Amended Intercreditor Agreement, the Senior Subordinated Secured Notes are subordinated in right of payment to the prior indefeasible payment in cash in full of all obligations under the Amended Term Loan.

Also on the Effective Date, IHC, each of the Grantors party thereto and U.S. Bank National Association, as collateral agent, entered into a First Amendment to the Collateral Agreement (as amended through the date hereof, the “Amended Collateral Agreement”), to provide that the obligations of both IHC and PTII, an indirect wholly owned subsidiary of Group, are secured by PTII’s assets, including 65% of the voting stock of foreign subsidiaries owned by PTII. In addition, on the Effective Date, Group and Holding entered into an Assumption Agreement in favor of U.S. Bank National Association, as collateral agent, pursuant to which each of Group and Holding became party to the Amended Collateral Agreement. As a result, Group and Holding’s existing guarantees of the Senior Subordinated Secured Notes are secured by a lien on the property of Group and Holding, respectively.

In addition, as a result of the Plan of Reorganization, IHC’s $173.2 million of outstanding 14  1/4% Senior Secured Notes due 2011 were cancelled and the holders thereof received their pro rata portion of $123.5 million of aggregate principal amount of 14  1/4% Senior Subordinated Secured Notes due May 20, 2013 (see “Amendment of IHC’s 14  1/4% Senior Secured Notes Indenture”), and 4,800,000 shares of the new Common Stock of Group (the “New Common Stock”).

Senior Secured Term Loan Facility

In February 2005, a direct wholly-owned subsidiary of the Company, Primus Telecommunications Holding, Inc. (“Holding”), entered into a six-year, $100 million senior secured term loan facility (the “Facility”). Each borrowing made under the Facility may be, at the election of Holding at the time of the borrowing, a London Inter-Bank Offered Rate (LIBOR) loan (which will bear interest at a rate equal to LIBOR + 6.50%), or a base rate loan (which will bear interest at a rate equal to the greater of the prime rate plus 5.50% or the federal funds effective rate plus 6.00%). The Facility contained no financial maintenance covenants. The Company borrowed $100 million under this Facility in February 2005.

The Facility was to be repaid in 24 quarterly installments, which began on June 30, 2005, at a rate of one percent of the original principal per year over the next five years and nine months, and the remaining balance repaid on the sixth anniversary date of the Facility, with early redemption at a premium to par at Holding’s option at any time after February 18, 2006. The Facility is guaranteed by the Company and certain of Holding’s domestic subsidiaries and is secured by certain assets of Holding and its guarantor subsidiaries and by partial stock pledges of certain foreign subsidiaries.

In February 2007, the Company received unanimous consent to an amendment of its existing $100 million Facility. This amendment enabled Primus Telecommunications IHC, Inc. (IHC), a wholly-owned indirect subsidiary of the Company, to issue and have at any one time outstanding up to $200 million of existing authorized indebtedness in the form of newly authorized secured notes with a second lien security position. On February 26, 2007, an Intercreditor Agreement was entered into between the 14  1/4 % Senior Secured Notes and the lenders of the Facility. Pursuant to this authorization, the Company has issued certain 14  1/4% Senior Secured Notes. The amendment allowed for an increase of  1/4% to the interest rate of the Facility and adjusted the early call features. The effective interest rate for the Facility at December 31, 2008 was 10.2%.

The debt under the Facility was in default as a result of the bankruptcy filings on March 16, 2009. On the Effective Date, Group and Holding entered into a Third Amendment to the Term Loan Agreement (the “Amended Term Loan”). In accordance with the Amended Term Loan, Holding’s Term Loan facility due February 2011 was reinstated and amended in certain respects, including: (i) at the option of Holding, interest rates are now (A) LIBOR + 9.00% with a LIBOR floor of 3.00% (or LIBOR + 11.00% with 4.00% to be paid in kind) or (B) Prime Rate + 8.00% with a Prime Rate floor of 4.00% (or Prime Rate + 10.00% with 4.00% to be paid in kind); (ii) The Bank of New York Mellon has been appointed as successor Administrative Agent; (iii) amortization payments have been increased; (iv) mandatory prepayments are required from (A) 25% of the net proceeds of certain equity issuances (including 25% of the cash of businesses acquired in exchange for equity), (B) 100% of the net proceeds from debt issuances (other than as permitted under the limitation of indebtedness covenant), and (C) 80% of net cash proceeds from asset sales or insurance recoveries not otherwise reinvested within 180 days or committed to reinvestment within 270 days of such asset sales; (v) Group or its affiliates are able to purchase annually up to $5 million in principal amount of loans at less than par without being subject to the pro-rata provisions of the Term Loan facility

(or purchases in excess of such annual amount by way of an offer to all lenders), any such purchased loans deemed immediately cancelled; and (vi) certain covenants have been modified, including restrictions on the ability to incur additional debt and the addition of a minimum EBITDA covenant, a maximum indebtedness covenant and a maximum capital expenditure covenant. In addition, the Debtors have agreed to pay all reasonable fees, expenses and disbursements of the counsel and financial advisors to the Term Loan lenders.

In December 2009, the Company used proceeds from the issuance of the 13% Senior Secured Notes to retire in full the Senior Secured Term Loan Facility.

Canadian Credit Facility

In March 2007, an indirect wholly-owned subsidiary of the Company, Primus Telecommunications Canada, Inc. (“Primus Canada”) entered into a Senior Secured Credit Agreement (“Canadian Credit Facility”) with a financial institution to refinance an existing Canadian credit facility. The Canadian Credit Facility provided for a $35.0 million non-amortizing loan bearing interest at a rate of LIBOR plus 425 basis points and matured in March 2012. The loan proceeds were used to refinance the existing Canadian credit facility, including certain costs related to the transaction, and to finance certain capital expenditures. The Canadian Credit Facility was secured by the assets of Primus Canada and certain guarantees.

In October 2007, Primus Canada entered into a cross-currency principal and interest rate swap agreement, a portion of which was required by the Canadian Credit Facility, which fixed the interest rate at 9.21% starting from October 31, 2007. The cross-currency principal and interest rate swap agreement’s counter party was Lehman Brothers Special Financing, Inc. (“Lehman SFI”). Lehman SFI entered into bankruptcy in early October 2008 following its ultimate parent entering bankruptcy in mid-September 2008. Since September 2008 month end interest rate swap payments were not made by Lehman SFI to Primus Canada nor, correspondingly, were payments made from Primus Canada to Lehman SFI. While the covenant language is arguably ambiguous, the Company believed that the swap agreement with Lehman SFI continued to be in force with respect to the requirements under the Canadian Credit Facility and, accordingly, that no breach or event of default had occurred. The Waiver and Amendment Agreement (described below), eliminated any currency swap requirements of the Canadian Credit Facility.

On August 25, 2009, Primus Canada provided notice of Early Termination of the swap agreement, effective August 26, 2009. On September 16, 2009, Primus Canada filed Proofs of Claim in the bankruptcy proceedings of Lehman SFI and Lehman Brothers Holdings Inc. (“LBHI”), which was the guarantor of Lehman SFI’s obligations under the swap agreement and which also is in bankruptcy. Lehman SFI and LBHI have stated they reserve all rights to dispute the Proof of Claim, including the effectiveness of Primus Canada’s termination notice. The eventual outcome of this matter is unknown. As of December 31, 2009, the Company has not maintained any balances concerning the Lehman cross-currency principal and interest rate swap agreement.

On March 10, 2009, Primus Canada, 3082833 Nova Scotia Company and certain affiliate guarantors entered into a Waiver and Amendment Agreement (the “Waiver and Amendment”) to their $35 million Canadian Credit Facility with Guggenheim Corporate Funding, LLC, as Administrative Agent and Collateral Agent.

The lenders under the Waiver and Amendment waived events constituting events of default and potential events of default under the Canadian Credit Facility, subject to the terms and conditions of the Waiver and Amendment. In connection with the Waiver and Amendment, the applicable margin under the Canadian Credit Facility was increased to LIBOR +4.50%, with a 2.50% LIBOR floor, and the maturity date was changed to May 21, 2011.

In December 2009, the Company used proceeds from the issuance of the 13% Senior Secured Notes to retire in full the Canadian Credit Facility.

Leased Fiber Capacity

In December 2000, the Company entered into a financing arrangement to purchase fiber optic capacity in Australia for 51.1 million Australian dollars (AUD) ($28.5 million at December 31, 2000) from Optus Networks Pty. Limited. As of December 31, 2001, the Company had fulfilled the total purchase obligation. The Company signed a promissory note payable over a four-year term ending in April 2005 bearing interest at a rate of 14.31%.

During the three months ended June 30, 2003, the Company renegotiated the payment terms extending the payment schedule through March 2007, and lowering the interest rate to 10.2%. In October 2006, the Company renegotiated the payment terms of its promissory note payable to Optus Networks Pty. Limited to defer principal payments from April 2006 through December 2006 and was obligated to pay the remaining balance in three equal monthly principal payments in the first quarter 2007. In February 2007, the Company again renegotiated the payment terms of its $8.8 million (10.1 million AUD) promissory note payable to Optus Networks Pty. Limited to extend the payment schedule through December 2008 in 24 equal monthly payments. During the third quarter 2008, the payment terms were again renegotiated to extend payment of the principal balance of $2.7 million (3.1 million AUD) to June 2010 with monthly payments of interest at a rate of 13.5%. Certain volume purchase targets were not met by September 30, 2009. Accordingly, Optus Networks Pty. Limited may give, but has not given, 30 days notice requiring full payment of the principal balance. At December 31, 2009 and December 31, 2008, the Company had a liability recorded in the amount of $2.8 million (3.1 million AUD). Also, $2.8 million (3.1 million AUD) and $0 million were classified as current portion of long-term obligations at December 31, 2009 and December 31, 2008, respectively. (See “Note 23—Subsequent Events”).

Equipment Financing and Other Long-Term Obligations

In November 2005, Primus Australia entered into a financing arrangement for network equipment. Payments are made over a five-year term ending October 2010. In June 2009, the Company entered into an amendment which removed certain financial covenants and required a principal payment of $1.2 million (1.5 million AUD) in the same month. In September 2009, the Company made a principal payment of $1.6 million (1.8 million AUD) and completed the full repayment of the debt.

Predecessor

In accordance with the Plan, on the Effective Date all of the obligations of Group and its subsidiaries with respect to the following indentures were terminated and the respective notes and debentures issued under each such indenture were cancelled:

•	Indenture, dated as of January 16, 2004, by and among Holding, as Issuer, Group, as Guarantor, and Wachovia Bank N.A., as Trustee, relating to the 8% Senior Notes due 2014;

•	Indenture, dated as of June 28, 2006, by and among Holding, as Issuer, Group, as Guarantor, and U.S. Bank N.A., as Trustee, relating to the 5% Exchangeable Senior Notes due 2009;

•	Indenture, dated as of September 15, 2003, by and between Group and Wachovia Bank, N.A., as Trustee, relating to the 3 3/4% Convertible Senior Notes due 2010;

•	Indenture, dated as of February 27, 2006, by and between Group and U.S. Bank N.A., as Trustee, relating to the Step-up Convertible Subordinated Debentures due 2009; and

•	Indenture, dated as of October 15, 1999, by and between Group and First Union National Bank, as Trustee, relating to the 12 3/4% Senior Notes due 2009.

8. INCOME TAXES

The total provision (benefit) for income taxes for the six months ended December 31 and July 1, 2009 and the years ended December 31, 2008 and 2007 is as follows (in thousands):

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
Current: Federal	$0	$0	$59	86
State	287	56	63	154
Foreign	(3,830)	2,365	(7,225)	2,020

Subtotal Current	(3,543)	2,421	(7,103)	2,260
Deferred: Federal	—	—	162	—
State	—	—	—	—
Foreign	(6,637)	1,653	6,202	(11,524)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
Subtotal Deferred	(6,637)	1,653	6,364	(11,524)
Total Tax Provision (Benefit)	$(10,180)	$4,074	$(739)	$(9,264)

The US and foreign components of income from continuing operations before income taxes for the six months ended December 31 and July 1, 2009 and the years ended December 31, 2008 and 2007 are as follows (in thousands):

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
US	$(3,423)	$359,427	$(43,097)	$(13,514)
Foreign	2,378	100,437	26,376	29,447

Income from continuing operations before income taxes	$(1,045)	$459,864	$(16,721)	$15,933

The provision for (benefit from) income taxes differed from the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes due to the following for the six months ended December 31 and July 1, 2009 and the years ended December 31, 2008 and 2007 (in thousands):

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
Tax provision (benefit) at federal statutory rate	$(366)	$160,952	$(5,728)	$5,577
Permanent differences	3,534	1,531	(1,940)	(29,299)
State tax (net of federal)	(178)	8,887	(1,043)	1,129
Effect of statutory tax rate change	106	(5,320)	—	—
Effect of foreign tax rate change	—	—	(1,241)	(3,278)
Foreign withholding taxes (net of Federal)	(3,554)	774	(3,159)	2,518
ASC 740-10 items	(1,324)	3,608	(5,014)	(3,525)
Foreign taxes	—	—	3,180	8,432
Increase (decrease) in valuation allowance	(7,661)	(67,587)	12,914	7,220
Tax – book fresh-start valuation difference	—	13,673	—	—
Capital loss disposal of subsidiary	—	(13,283)	—	—
Reorganization	—	4,415	—	—
Cancellation of debt allocated to foreign basis	—	(58,005)	—	—
Goodwill	—	10,227	—	—
Taxes charged to goodwill	—	(54,512)	—	—
Other	(737)	(1,286)	1,292	1,962

Income tax (benefit) expense	$(10,180)	$4,074	$(739)	$(9,264)

Deferred income taxes are recognized to account for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts of each period-end, based on enacted tax laws and statutory income tax rates applicable to periods in which the differences are expected to affect taxable income. Deferred income taxes reflect the net income tax effect of temporary differences between the basis of assets and liabilities for financial reporting purposes and for income tax purposes. Net deferred tax balances are comprised of the following as of December 31, 2009, 2008 and 2007 (in thousands):

	Successor	Predecessor
	As of December 31, 2009	As of December 31,
		2008	2007
Deferred tax assets	$154,812	$274,000	$268,659
Valuation allowance	(118,520)	(227,798)	(239,680)
Deferred tax liabilities	(76,211)	(32,183)	(4,881)

Net deferred taxes	$(39,919)	$14,019	$24,098

Certain fixed and intangible assets were marked to their fair market values, as a result of our emergence from bankruptcy and the associated fresh-start accounting, (see Note 4), which resulted in a substantial decrease to our deferred tax asset, net operating loss carry-forwards, the discharge of certain tax liabilities, and tax attribute reduction, as prescribed by Internal Revenue Code Section 108.

The significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2009, 2008 and 2007 (in thousands):

	Successor	Predecessor
	As of December 31, 2009	As of December 31,
		2008	2007
Current
Allowance for bad debt	$1,024	$2,301	$2,443
Basis difference on intangibles	(3,873)	—	—
Other	4,056	3,683	4,424
Valuation allowance	(5,081)	(5,133)	(5,187)

Total Current	$(3,874)	$851	$1,680
Non-current
Basis difference in intangibles	$(46,908)	$27,915	$30,872
Basis difference in fixed assets impairment	—	57,066	64,672
Other basis difference	—	—	450
Bond related adjustments	11,863	(30,940)	—
Capital loss carryforwards	46,171	27,491	34,305
Net operating loss carryforwards	50,929	139,664	111,168
Basis difference in fixed assets	25,201	8,615	13,375
Unrealized foreign exchange gains	(11,963)	3,256	(4,723)
Accrued withholding tax	(907)	3,283	6,062
Minimum tax credit carryforward	—	726	888
Other	3,008	(1,243)	(158)
Valuation allowance	(113,439)	(222,665)	(234,493)

Total Non-current	$(36,045)	$13,168	$22,418

As of December 31, 2009, the Company had foreign operating loss carryforwards of approximately $205 million of which $47.6 million expire periodically from 2010 through 2029, and the remainder of which carryforward without expiration.

At December 31, 2009, the Company projects no United States operating loss carryforwards available to reduce future United States taxable income after attribute reduction. These amounts are subject to adjustment based upon the finalization of attribute reduction after the filing of the Company’s 2009 Federal income tax return. With the filing of the 2009 return, the mix of reduced attributes may shift between net operating losses and other tax attributes resulting in the survival of some net operating losses. Any net operating losses which survive attribute reduction will expire periodically between 2014 through 2029. Any surviving net operating loss carryforwards not related to the second half of 2009 are subject to limitations in the future, in accordance with Section 382 of the Internal Revenue Code. The net operating loss carryforward amounts above reflect all ASC 740-10 (previously FIN No. 48) changes for both foreign and domestic net operating losses.

Pursuant to Section 382 of the Internal Revenue Code, the Company believes that it underwent an ownership change for tax purposes (i.e., a more than 50% change in stock ownership) on the July 1, 2009 emergence date. As a result, the use of any of the Company’s federal and state NOL carryforwards and tax credits generated prior to the ownership change (that are not reduced pursuant to the provisions discussed in the preceding paragraph) will be subject to an annual limitation of approximately $1.7 million. The annual limitation will be determined based upon an Internal Revenue Code section that allows corporations emerging from bankruptcy to determine their section 382 limitation based upon the post emergence stock value. The Company has prepared its financial statements assuming the annual limitation will apply. However, Section 382 provides that a taxpayer emerging from bankruptcy can elect out of the annual limitation. If the Company elects not to apply the limitation, there are adverse consequences if an ownership change occurs before July 1, 2011. The determination to make the election is not required to be made until the extended due date of the 2009 return, which is September 15, 2010. The company has reviewed its 13-G filings, as filed with the United States Securities Exchange Commission, subsequent to emergence from bankruptcy and believes that a change in ownership has not occurred during this period of July 1, 2009 to December 31, 2009.

The Company is required to determine whether it had a net unrealized built-in gain (NUBIG) or net unrealized built-in loss (NUBIL) at the 2009 emergence date. The Company believes that there was a NUBIL at the time of the 2009 emergence date. As a result, certain depreciation and loss deductions recognized during the five-year period beginning on the 2009 emergence date would be subject to the section 382 limitation.

As a result of the fresh start accounting, the company has increased its deferred tax liabilities and goodwill by $55.7 million to reflect the increase in book basis without any increase in the tax basis of certain assets which were adjusted for the fresh start. $31.2 million of the deferred tax liabilities relates to the fresh start increase in the value of certain indefinite lived intangibles. These deferred tax liabilities will remain on the books indefinitely subject to reduction only if the related indefinite lived intangibles which gave rise to the deferred tax liabilities are impaired. The reduction of the deferred tax liability due to impairment of the underlying indefinite lived intangibles would provide a tax benefit for the Company which would be offset by any future impairment expense of the indefinite lived intangibles. The remaining $24.5 million of deferred tax liability will be a tax benefit which will be offset when its underlying fresh start adjustment is released. The relief of the deferred tax liability will not result in any payment of cash by the company.

The Company incurred $(2.8) million, $(3.1) million and $3.9 million of expense in 2009, 2008 and 2007, respectively, related to foreign withholding tax on intercompany interest and royalties owed to our United States subsidiary.

On December 15, 2008 the U.S. Treasury Department announced that the Fifth Protocol (“Protocol”) to the United States – Canada Income Tax Treaty entered into force. The Protocol is generally effective for tax years beginning on or after January 1, 2009, however certain provisions of the Protocol have different effective dates. The elimination of withholding tax on interest paid or credited between related parties is phased in over a 3-year period, between 2008 through 2010. The reduced withholding tax rates are 7% for 2008, 4% for 2009, and 0% for 2010 and thereafter. Effective January 1, 2010, interest paid by or to certain hybrid entities will not qualify for treaty benefits. The changes made by the Protocol have substantially reduced the accrued income tax liability by $5.4 million, thereby providing for an overall tax benefit during 2008.

During the fourth quarter of 2009, the company restructured its Canadian hybrid entity such that the Company now qualifies for an exemption from Canadian withholding tax on interest from Canadian subsidiaries. This restructuring also resulted in the release of accrued withholding tax resulting in a tax benefit of $2.8 million during 2009.

No provision, with the exception of $0.1 million of accrued withholding tax, was made in 2009 for United States income taxes on the undistributed earnings of the foreign subsidiaries as it is the Company’s intention to utilize those earnings in the foreign operations for an indefinite period of time or to repatriate such earnings only when it is tax effective to do so.

On January 1, 2007, the Company adopted the provision of ASC No. 740-10, “Income Taxes”. ASC No. 740-10 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on a tax return.

The Company is subject to challenge from various taxing authorities relative to certain tax planning strategies, including certain intercompany transactions as well as regulatory taxes. Prior to the implementation of ASC No. 740-10 on January 1, 2007, the Company accrued income tax contingencies under ASC No. 450, “Contingencies,” when it was probable that a liability to a taxing authority had been incurred and the amount of the contingency could be reasonably estimated, based on past experience. The Company’s tax contingency reserve was adjusted for changes in circumstances and additional uncertainties, such as significant amendments to existing tax law, both legislated and concluded through various jurisdictions’ tax court systems. For 2009 the reserve is recorded under ASC No. 740.

Reconciliations of the successor period July 2, 2009 to December 31, 2009 and predecessor periods of January 1, 2009 to July 1, 2009 and January 1, 2008 to December 31, 2008 and January 1, 2007 to December 31, 2007 balances of unrecognized tax benefits are as follows (in thousands):

	Liability for Unrecognized Tax Benefits
	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
Balance at January 1, (July 2, for Successor period)	$88,953	$90,413	$116,454	$111,426
Foreign currency adjustments	1,138	3,492	(11,215)	4,934
Statute expiration	(4,514)	—	(441)	(4,269)
Gross increases (decreases) of tax positions in prior period	1,622	(6,479)	(501)	3,075
Audit resolution	—	—	(16,977)	(9,343)
Gross increases of tax positions in current period	2,301	1,069	3,042	7,961
Penalties and interest	216	458	51	2,670

Balance at December 31, (July 1, for 2009 Predecessor period)	$89,716	$88,953	$90,413	$116,454

The total unrecognized tax benefits as of December 31 2009 were $89.7 million. Total unrecognized tax benefits of $6.4 million, if recognized, would affect the effective tax rate and includes penalties and interest of $2.4 million. The Company does not expect its unrecognized tax benefits to significantly increase or decrease over the next 12 months, with the possible exception of its Canada operating segment, which is currently involved in an ongoing international tax planning audit; the outcome of the tax planning audit is uncertain at this time.

The following table summarizes the open tax years for each major jurisdiction:

Jurisdiction	Open Tax Years
United States Federal	2000, 2002-2009
Australia	2002-2009
Canada	2003-2009
United Kingdom	2004-2009
Netherlands	2007-2009

The Company has closed certain federal and provincial income tax examinations in Canada for the years 2000 through 2005 (federal) and 2001 through 2005 (provincial) with all assessments being received. The Company has concluded an examination in the Netherlands for the years 2002, 2003, 2004, 2005 and 2006. Based on the final settlement, the Company reversed its remaining liability in the fourth quarter of 2008 and paid those liabilities during 2009. The Company is also currently under examination in other foreign tax jurisdictions, none of which are individually material.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVES

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximate fair value due to relatively short periods to maturity. The estimated aggregate fair value of the Successor Company’s 13% Senior Secured Notes and 14  1/4% Senior Subordinated Secured Notes and the Predecessor Company’s senior secured term loan facility, 14  1/4% Senior Subordinated Secured Notes, 5% Exchangeable Senior Notes, Step Up Convertible Subordinated Debentures, 8% Senior Notes, 12  3/4% Senior Notes and 3  3/4% Convertible Senior Notes (face value of $253 million and $536 million, at December 31, 2009 and 2008, respectively), based on quoted market prices for all but the senior secured term loan facility, was $245 million and $111 million, respectively, at December 31, 2009 and 2008. For the senior secured term loan facility, fair value determination presented as of December 31, 2008, was based on a ASC No. 820, “Fair Value Measurements,” Level 2 input, as the market is inactive with no trades since June 2008, and was based on a current offering sheet.

Contingent Value Rights Distribution Agreement (CVR)

Pursuant to the terms of the Reorganization Plan, (see “Note 2—Emergence from Voluntary Reorganization Under Chapter 11 of the Bankruptcy Code”), Group issued to holders of Group’s Old Common Stock Contingent Value Rights to receive up to an aggregate of 2,665,000 shares (the “CVR Shares”) of New Common Stock. In connection with the issuance of the Contingent Value Rights, Group entered into a Contingent Value Rights Distribution Agreement (the “CVR Agreement”), in favor of holders of CVRs thereunder, dated as of the Effective Date.

Due to the nature of CVR, the company accounted for the instrument in accordance with ASC No. 815, “Derivatives and Hedging,” as well as related interpretations of this standard. The Company determined these CVRs to be derivative instruments to be accounted for as liabilities and marked to fair value at each balance sheet date. Upon issuance, the Company recorded a liability of $2.6 million in other liabilities as part of fresh-start accounting, and will adjust the liability quarterly to its estimated fair value. The change in value is reflected in our Statements of Operations as other income (expense). Estimates of fair value represent the Company’s best estimates based on a Black-Scholes pricing model. The Company recognized $2.8 million of expense during the six months ended December 31, 2009.

See table below for summary of the Company’s financial instruments accounted for at fair value on a recurring basis:

		Fair Value as of December 31, 2009, using:
	December 31, 2009	Quoted prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Contingent Value Rights	$5,362	—	$5,362	—

Total	$5,362	—	$5,362	—

10. COMMITMENTS AND CONTINGENCIES

Future minimum lease payments under capital leases and leased fiber capacity financing (“Vendor Financing”), purchase obligations and non-cancelable operating leases as of December 31, 2009 are as follows (in thousands):

Year Ending December 31,	Vendor Financing and Other	Purchase Obligations	Operating Leases
2010	$4,815	17,719	17,028
2011	1,239	4,305	14,231
2012	329	2,761	12,546
2013	102	—	9,060
2014	28	—	3,727

Year Ending December 31,	Vendor Financing and Other	Purchase Obligations	Operating Leases
Thereafter	20	—	7,578

Total minimum lease payments	6,533	24,785	64,170
Less: Amount representing interest	(546)	—	—

Total	$5,987	$24,785	$64,170

The Company has contractual obligations to utilize network facilities from certain carriers with terms greater than one year. The Company does not purchase or commit to purchase quantities in excess of normal usage or amounts that cannot be used within the contract term or at rates below or above market value. The Company made purchases under purchase commitments of $26.5 million, $33.6 million and $30.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Successor

Rent expense under operating leases was $8.1 million for the six months ended December 31, 2009.

Predecessor

Rent expense under operating leases was $5.6 million, $14.9 million and $13.7 million for the six months ended July 1, 2009 and the years ended December 31, 2008 and 2007, respectively.

Litigation

Legal Proceedings

Group and its subsidiaries are subject to claims and legal proceedings that arise in the ordinary course of its business. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavorably. The Company believes that any aggregate liability that may result from the resolution of the legal proceedings will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

11. STOCKHOLDERS’ EQUITY (DEFICIT)

Successor

On the Effective Date of the Plan of Reorganization, all existing shares of Old Common Stock were cancelled and holders thereof received their pro rata share of contingent value rights to acquire up to 2,665,000 shares of New Common Stock on terms described under the Contingent Value Rights Distribution Agreement in Note 2. Holders of IHC’s 14  1/4% Senior Secured Notes and the Holding Senior Notes received 9,600,000 shares of New Common Stock. As of December 31, 2009 there are 9,600,000 shares of common stock outstanding. In addition, the Company recorded $1.0 million of equity related to the issuance of the warrants.

Predecessor

During the year ended December 31, 2008, 100,000 restricted stock units were fully vested upon involuntary termination of an employee without cause. The fair market value of the stock units at the grant date was $0.40 per share. The employee withholding tax was netted against the share issuance, and the Company issued 62,850 shares of common stock to the employee.

During the year ended December 31, 2007, the Company exchanged 6,000,000 shares of the Company’s common stock for the extinguishment of $5.0 million in principal amount of the Step Up Convertible Subordinated Debentures (see Note 7— “Long-Term Obligations”). Also, the Company sold 22,500,000 shares of the Company’s common stock to certain investors pursuant to a subscription agreement for $19.3 million cash. The Company also granted 284,000 shares to an executive employee as a stock award.

12. SHARE-BASED COMPENSATION

Successor

On the Effective Date, pursuant to the Plan, the Predecessor’s employee stock compensation plan (the “Equity Incentive Plan”) was cancelled and the Group’s Management Compensation Plan became effective. The Management Compensation Plan provides that awards may be granted for up to 1,000,000 shares of New Common Stock, subject to adjustment in the case of certain changes in capitalization of reorganized Group, including, among other things, a reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event that affects the New Common Stock. The maximum aggregate number of shares of New Common Stock that may be granted during any fiscal year to any single individual who is likely to be a “covered employee” within the meaning of section 162(m)(3) of the Internal Revenue Code is 600,000, in the case of stock options or stock appreciation rights, and 400,000, in the case of restricted stock or other stock-based awards (other than stock appreciation rights).

The Compensation Committee (the “Committee”) of the Board of Directors of Group administers the Management Compensation Plan. The Committee has broad authority to administer, construe and interpret the Management Compensation Plan; however, it may not take any action with respect to an award that would be treated, for accounting purposes, as a “repricing” of an award unless the action is approved by the shareholders of Group.

The Management Compensation Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, and other stock-based or cash-based performance awards (collectively, “awards”).

Grants of Awards under the Management Compensation Plan—Emergence Awards

Restricted Stock Unit Award Agreements

On July 2, 2009, 400,000 restricted stock units (RSUs) were granted to certain employees and executive officers pursuant to the terms and conditions set forth in the form of restricted stock unit agreement (the “Emergence RSU Agreement”).

Pursuant to the Emergence RSU Agreement, RSUs will vest in two equal tranches if reorganized Group attains at least ninety percent (90%) of the specified Adjusted EBITDA Targets for any fiscal year during the ten-year term of the Emergence RSU Agreement. Under certain circumstances specified in the Emergence RSU Agreement, if a participant’s employment is terminated during any fiscal year in which the applicable percentage of the Adjusted EBITDA Target for such fiscal year is met, a pro rata portion of such participant’s RSUs will vest based on the number of days such participant was employed during such fiscal year. The aggregate grant date fair value of the RSUs issued upon emergence was $1.6 million.

As of December 31, 2009, 200,000 such RSUs vested with common shares to be issued in the first quarter of 2010, upon approval by the Compensation Committee.

Stock Option Award Agreements

On July 1, 2009, 387,403 service-based stock options were granted to certain employees and executive officers pursuant to the terms and conditions set forth in the form of stock option agreement (the “Emergence Option Agreement”) and 100,000 performance-based stock options were granted to certain employees and executive officers pursuant to the terms and conditions set forth in the form of performance stock option agreement (the “Emergence Performance Option Agreement”).

Emergence Option Agreement

The Emergence Option Agreement provides for the grant of a nonqualified stock option to purchase shares of New Common Stock at an exercise price per share equal to $12.22. The option vests ratably over two years, with 25% of the option vesting every six months after the date of grant, July 1, 2009. The stock option expires on the tenth anniversary of the Effective Date (the “Expiration Date”). The aggregate grant date fair value of the emergence stock options granted was $94 thousand.

Emergence Performance Option Agreement

The Emergence Performance Option Agreement provides for the grant of a nonqualified stock option to purchase shares of New Common Stock at an exercise price per share equal to $12.22. The performance option vests in two equal tranches if at least 115% of the specified Adjusted EBITDA Target is attained for any fiscal year during the term of the Emergence Performance Option Agreement. Under certain circumstances specified in the Emergence Performance Option Agreement, if a participant’s employment is terminated during any fiscal year in which the applicable percentage of the Adjusted EBITDA Target for such fiscal year is met, a pro rata portion (based on the number of days such participant was employed during such fiscal year) of such participant’s performance options will vest and remain exercisable until the earlier of one year following the date on which the Committee determines the applicable percentage of such Adjusted EBITDA Target has been attained (the “Measurement Date”) and the tenth anniversary of the Effective Date (the “Expiration Date”). Any unvested portion of the performance option which is not vested and exercisable as of the Measurement Date will thereafter terminate. The performance option expires on the Expiration Date. The aggregate grant date fair value of the emergence performance stock options granted was $28 thousand.

Non-Employee Directors’ Grants

Unless otherwise provided by the Committee, immediately following each annual meeting of the shareholders of Group during the term of the Management Compensation Plan commencing with the 2010 annual meeting of shareholders, each non-employee director will be granted a nonqualified stock option to purchase 10,000 shares of New Common Stock with an exercise price per share equal to the fair market value of a share of New Common Stock on the date of grant. Each stock option so granted will vest one third upon grant, one third on the first anniversary and one third on the second anniversary, such that 100% of the option will be vested and exercisable on the second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date). All other terms and conditions of the grants will be established by the Committee and set forth in the non-employee director’s award agreement.

A summary of Successor’s stock option activity during the six months ended December 31, 2009 is as follows:

	Successor
	Six Months Ended December 31, 2009
	Shares	Weighted Average Exercise Price
Outstanding—July 1, 2009	—	$—
Granted	487,403	$12.22
Exercised	—	$—
Forfeitures	(9,204)	$12.22

Outstanding—December 31, 2009	478,199	$12.22

Eligible for exercise	144,105	$12.22

The weighted average fair value at date of grant for options granted during the six months ended December 31, 2009 was $0.12 per option. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Successor
Six Months Ended December 31, 2009
Expected dividend yield	0%
Expected stock price volatility (1)	42%
Risk-free interest rate	2.0%
Expected option term	4 years

(1)	Expected volatility is based upon the historical volatility of the Company’s stock price. Because of the short trading history of the Company’s new Common Stock, the Company calculates the expected volatility by averaging the historical volatility of the Company’s New Common Stock price from July 13, 2009 to December 31, 2009 at a rate of 36.4% and the historical volatility of the stock price of a peer group in the telecommunications industry with similar market capitalization from October 1, 2004 to September 30, 2009 at a rate of 48.3%.

The following table summarizes information about Successor’s stock options outstanding at December 31, 2009:

	Options Outstanding				Options Exercisable
Range of Option Prices	Total Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Intrinsic Value	Total Exercisable	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Intrinsic Value
$12.22	478,199	9.5	$12.22	$—	144,105	9.5	$12.22	$—

For Emergence Performance Option and RSU compensation expense calculation, the Company assumes that it will meet the specified Adjusted EBITDA Targets in the next two consecutive fiscal years; therefore, according to the Plan, the two equal tranches of the options and RSUs will vest in Year 1 and Year 2, consecutively.

As of December 31, 2009, Successor had 0.5 million unvested awards outstanding of which $0.6 million of compensation expense will be recognized over the weighted average remaining vesting period of 1.0 years. The number of unvested awards expected to vest is 0.5 million awards, with a weighted average remaining life of 9.5 years, a weighted average exercise price of $12.22, and an intrinsic value of $0.

The Successor Company recorded $1.2 million stock-based compensation expenses for the six months ended December 31, 2009, under guidance in ASC No. 718.

Predecessor

Under the Plan of Reorganization, all stock options granted under the Predecessor’s Equity Incentive Plan were cancelled as of the Effective Date and $64 thousand of share-based compensation expense was recognized due to the accelerated recognition of the cancelled options.

The Predecessor Company recorded $27 thousand, $0.3 million and $0.2 million stock-based compensation expenses for the six months ended July 1, 2009 and the years ended December 31, 2008 and 2007, respectively, under guidance in ASC No. 718.

13. EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) employee benefit plan (the “401(k) Plan”) that covers substantially all United States based employees. Employees may contribute amounts to the 401(k) Plan not to exceed statutory limitations. The 401(k) Plan provides an employer matching contribution in cash of 50% of the first 6% of employee annual salary contributions capped at $2,000 which are subject to three-year cliff vesting.

Successor

The matching contribution made during the six months ended December 31, 2009 was $87 thousand.

Predecessor

The matching contribution made for the six months ended July 1, 2009, and the years ended 2008 and 2007 was $94 thousand, $168 thousand and $262 thousand, respectively.

14. RELATED PARTIES

There were no material related party transactions during 2009, 2008 or 2007.

15. OPERATING SEGMENT AND RELATED INFORMATION

The Company has six reportable operating segments based on management’s organization of the enterprise into geographic areas—United States, Canada, Europe, Australia, Brazil and the wholesale business from the United States and Europe managed as a separate global segment. During the quarter ended June 30, 2009, management identified its Brazil operating segment as a reportable segment due to management’s increased focus on it as a separate market and operations. The Company has appropriately presented its Brazil segment for the current periods and prior periods presented. The Company evaluates the performance of its segments and allocates resources to them based upon net revenue and income (loss) from operations. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Net revenue by geographic segment is reported on the basis of where services are provided. The Company has no single customer representing greater than 10% of its revenues. Corporate assets, capital expenditures and property and equipment-net are included in the United States segment, while corporate expenses are presented separately in Income (loss) from operations. The wholesale business’ assets are indistinguishable from the respective geographic segments. Therefore, any reporting related to the wholesale business for assets, capital expenditures or other balance sheet items is impractical.

During the third quarter of 2010 the company discontinued its Europe segment, which is also known as European retail operations and has presented the results of the Europe segment as discontinued operations and held for sale as of September 30, 2010. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet as held for sale criteria was not met until the third quarter of 2010, as such, financial information for the Europe segment will appear, as applicable, where balance sheet information is presented, see Note 19, “Discontinued Operations,” and Note 23, “Subsequent Events,” for further information.

Summary information with respect to the Company’s segments is as follows:

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Net Revenue by Geographic Region
United States	$71,315	$78,060	$170,552	$166,799
Canada	116,091	108,306	260,834	262,412
Europe (wholesale operations)	69,010	62,131	114,734	106,251
Australia	132,656	110,502	276,588	285,962
Brazil	8,448	6,246	10,129	7,918

Total	$397,520	$365,245	$832,837	$829,342

Net Revenue by Segment
United States	$31,845	$35,709	$88,182	$103,839
Canada	116,091	108,306	260,834	262,200
Australia	132,656	110,502	276,414	284,935
Wholesale	108,480	104,482	197,278	170,450
Brazil	8,448	6,246	10,129	7,918

Total	$397,520	$365,245	$832,837	$829,342

Provision for Doubtful Accounts Receivable
United States	$1,066	$1,470	$2,859	$1,959
Canada	1,077	1,106	2,708	2,979
Australia	1,837	1,738	3,948	3,509
Wholesale	441	516	1,092	958
Brazil	160	114	597	168

Total	$4,581	$4,944	$11,204	$9,573

Income (Loss) from Operations
United States	$2,764	$4,439	$2,400	$11,741
Canada	3,127	18,738	41,393	37,138
Australia	3,073	10,123	10,408	15,594
Wholesale	971	1,372	(1,407)	(3,097)
Brazil	(206)	231	(437)	(832)

Total From Operating Segments	9,729	34,903	52,357	60,544
Corporate	(4,090)	(6,670)	(9,468)	(14,553)

Total	$5,639	$28,233	$42,889	$45,991

Capital Expenditures
United States	$43	$73	$1,579	$1,819
Canada	5,261	3,127	10,394	23,434
Europe	40	174	839	3,418
Australia	3,795	1,997	12,376	15,860
Brazil	257	289	253	214

Total	$9,396	$5,660	$25,441	$44,745

The above capital expenditures exclude assets acquired in business combinations and under terms of capital lease and vendor financing obligations.

	Successor	Predecessor
	December 31, 2009	December 31, 2008
Property and Equipment—Net
United States	$10,760	$15,590
Canada	58,927	44,234
Europe	4,955	6,542
Australia	71,682	45,282
Brazil	1,282	504

Total	$147,606	$112,152

	Successor	Predecessor
	December 31, 2009	December 31, 2008
Assets
United States	$133,276	$28,230
Canada	194,600	121,105
Europe	84,587	75,196
Australia	138,988	101,650
Brazil	7,463	4,263

Total	$558,914	$330,444

The Company offers four main products—retail voice, wholesale voice, data/Internet and VOIP. Summary net revenue information with respect to the Company’s products is as follows (in thousands):

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007
Retail voice	$179,606	$166,253	$402,770	$416,640
Wholesale	108,480	104,482	197,278	170,450
Data/Internet	88,166	71,650	185,483	195,775
Retail VOIP	21,268	22,860	47,306	46,477

Total	$397,520	$365,245	$832,837	$829,342

16. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a tabulation of the unaudited quarterly results of operations for the years ended December 31, 2009 and 2008.

	For the Quarter Ended
	(in thousands, except per share amounts)
	Predecessor		Successor
	March 31, 2009	July 1, 2009	September 30, 2009	December 31, 2009
Net revenue	$181,189	$184,056	$194,946	$202,574
Cost of revenue (exclusive of depreciation)	$120,045	$116,880	$126,889	$132,677
Income from operations	$13,925	$14,308	$2,149	$3,490
Income (loss) from continuing operations	$14,182	$441,608	$4,550	$6,675
Income (loss) from discontinued operations	$(327)	$15,659	$2,175	$1,985
Net income (loss)	$13,991	$457,163	$2,165	$4,567
Basic income (loss) per common share:
Income (loss) from continuing operations	$0.10	$3.09	$0.46	$0.67
Income (loss) from discontinued operations	—	0.11	(0.22)	(0.20)
Gain (loss) from discontinued operations	—	—	(0.01)	—

Net income (loss)	$0.10	$3.20	$0.23	$0.47

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.08	$2.55	$0.46	$0.66
Income (loss) from discontinued operations	—	0.09	(0.22)	(0.20)
Gain (loss) from discontinued operations			(0.01)

Net income (loss)	$0.08	$2.64	$0.23	$0.46

	For the Quarter Ended
	(in thousands, except per share amounts) Predecessor
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Net revenue	$210,114	$219,357	$215,780	$187,586
Cost of revenue (exclusive of depreciation)	$130,949	$131,367	$138,744	$125,375
Income from operations	$11,228	$16,672	$8,730	$6,259
Income (loss) from continuing operations	$(927)	$48,185	$(28,154)	$(35,086)
Income (loss) from discontinued operations	$(2,072)	$(1,661)	$(2,228)	$71
Net income (loss)	$(2,999)	$46,524	$(33,220)	$(35,336)
Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.01)	$0.34	$(0.21)	$(0.25)
Loss from discontinued operations	(0.01)	(0.01)	(0.02)	(0.00)

Net income (loss)	$(0.02)	$0.33	$(0.23)	$(0.25)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.01)	$0.25	$(0.21)	$(0.25)
Loss from discontinued operations	(0.01)	(0.01)	(0.02)	(0.00)

Net income (loss)	$(0.02)	$0.24	$(0.23)	$(0.25)

Quarterly and year-to-date computations of per share amounts are made independently; therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year.

References to “Predecessor” or “Predecessor Company” refer to the operations of the Company prior to July 1, 2009, except for Predecessor’s July 1, 2009 statements of operations which reflect only the effect of the plan of reorganization adjustments and fresh-start accounting as of such date and do not reflect any operating results. (See Note 4 “Fresh-Start Accounting” for further detail).

17. LOSS ON SALE OR DISPOSAL OF ASSETS

Successor

During the six months ended December 31, 2009, the Company recognized a loss of $0.1 million associated with the sale or disposal of specific long-lived assets which were taken out of service. The assets disposed or sold were comprised of switch and peripheral and other network equipment.

Predecessor

During the six months ended July 1, 2009, the company recognized a gain of $43 thousand associated with the sale or disposal of specific long-lived assets which were taken out of service. The assets disposed or sold were comprised of switch and peripheral and other network equipment.

During the year ended December 31, 2008, the Company recognized a gain of $6.0 million associated with the sale or disposal of specific long-lived assets, as detailed below.

In the third quarter of 2008, a consolidated, variable interest entity in Canada, of which the Company currently owns 45.6% of the equity, sold certain primarily rural WIMAX spectrum (spectrum for transmission of sound, data, and video) assets (representing approximately 10% of the entity’s spectrum population coverage) for cash consideration of $4.9 million ($5.0 million CAD). The gain on the sale was $4.6 million; the noncontrolling interest on this gain was $2.5 million and was included in interest income and other income (expense). Total noncontrolling interest is $2.9 million included in other long-term liabilities. The cash proceeds from the sale of $4.9 million can be used for operations within the variable interest entity, but requires unanimous shareholder consent for a dividend distribution. Note that upon the adoption of the noncontrolling interest provisions of ASC No. 810, the presentation within the financial statements for these items has changed in accordance with these provisions. See “Note 3—Summary Of Significant Accounting Policies; Newly Adopted Accounting Principles.”

Additionally, a $0.8 million gain was recognized for the sale of certain surplus fiber assets in the United States; a $1.7 million gain was recognized for the sale of a minority equity investment in a Japanese entity; and a $0.9 million loss was recognized on the disposal of certain equipment related to the WIMAX operations in Canada.

During the year ended December 31, 2007, the Company recognized a charge of $0.2 million for the sale or disposal of specific long-lived assets which were taken out of service. The assets disposed or sold were comprised of switch and peripheral equipment and other network equipment.

18. GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT

In December 2009, the Company issued $130.0 million principal amount of 13% Senior Secured Notes due 2016. The proceeds from the offering were used to pay-off the Senior Secured Term Loan Facility and the Canadian Credit Facility. The Company recorded a $4.1 million loss on the early extinguishment of debt for the six months ended December 31, 2009 which included the write-off of related deferred financing costs, a prepayment premium and professional fees.

In 2008, the Company exchanged $49.0 million principal amount of the 8% Senior Notes, $33.0 million principal amount of the 5% Exchangeable Senior Notes, $43.1 million principal amount of the 3  3/4% Convertible Senior Notes, $5.3 million principal amount of the 12  3/4% Senior Notes for $67.1 million principal amount of its newly issued 14  1/4% Senior Secured Notes and $4.7 million of cash, resulting in a gain on restructuring of debt of $32.2 million including the expensing of related financing costs, which was adjusted to $32.3 million in the third quarter. The Company also made open market purchases of $0.8 million principal amount of the 12  3/4% Senior Notes, $13.8 million principal amount of the Step Up Convertible Subordinated Debentures and $2.1 million principal amount of the 14  1/4% Senior Secured Notes, resulting in a $0.1 million, $2.1 million and $2.0 million gain, respectively, on early extinguishment of debt including the write-off of related deferred financing costs, discount and effective interest.

In 2007, the Company issued in a private transaction $57.2 million principal amount of the 14  1/4% Senior Secured Notes, in exchange for $40.7 million principal amount of the Company’s outstanding 12  3/4% Senior Notes and $23.6 million in cash. This exchange has been accounted for as a modification of debt with a portion deemed to be a troubled debt restructuring. The Company recorded $5.1 million in costs associated with the issuance of the 14 1/4%

Senior Secured Notes, which have been recorded as loss on restructuring of debt. The Company refinanced an existing Canadian credit facility and recognized a $0.9 million loss on early extinguishment of debt for pre-payment penalties and the write-off of related deferred financing costs. The Company also exchanged 6,000,000 shares of the Company’s common stock for the extinguishment of $5.0 million principal amount of its Step Up Convertible Subordinated Debentures resulting in a loss on early extinguishment of debt of $2.3 million, including the write-off of related deferred financing costs and debt discount. These losses were offset by a $0.5 million gain on early extinguishment of debt on forgiveness of equipment financing and a $0.3 million gain on open market purchases of $10.5 million principal amount of the 12  3/4% Senior Notes including the write-off of related deferred financing costs.

19. DISCONTINUED OPERATIONS

Discontinued Operations – subsequent to December 31, 2009

Subsequent to its December 31, 2009 year end the Company classified the components described in the following paragraphs as discontinued operations. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations that occurred subsequent to December 31, 2009. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as income from discontinued operation. The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet as held for sale criteria was not met until the third quarter of 2010; as such, financial information for the Europe segment will appear, as applicable, where certain balance sheet information is presented.

In the third quarter 2010, the Company sold its Belgian operations for a sale price of $1.3 million; as a result, the Company recorded a $40 thousand gain from sale of these retail operations during the third quarter 2010. Also during the third quarter of 2010 the Company committed to dispose of and is actively soliciting the disposition of its remaining European retail operations. Accordingly, the Company presented these European retail operations as discontinued operations and the related assets and liabilities as held for sale as of September 30, 2010. In October 2010 the Company sold its United Kingdom retail operations customer base and certain of its assets, the sale price was approximately $6.6 million, and sold its Italian retail operations for approximately $0.2 million. During December 2010, the Company completed the sale of its operations located in France for a sales price of approximately, $4.3 million. The Company intends to dispose of and is actively soliciting the disposition of its remaining European retail operations. See Note 23, “Subsequent Events,” for additional information.

In the second quarter 2010, the Company sold certain assets of its Spain retail operations. The sale price was $0.3 million. The Company recorded a $0.2 million gain from sale of these retail operations during the second quarter 2010.

In the first quarter of 2010, the Company initiated the sale of certain assets of its retail operations in Spain, which was completed in the second quarter 2010, and the sale of its European agent serviced retail operations.

Discontinued Operations – prior to December 31, 2009

In the first quarter 2009, the Company sold certain assets of its Japan retail operations. The sale price was $0.4 million (40 million Japanese yen), which included $0.2 million (20 million Japanese yen) in cash and $0.2 million (20 million Japanese yen) receivable. The Company recorded a $0.3 million gain from sale of assets. The Company reported Japan retail operations as a discontinued operation beginning in the fourth quarter of 2008.

In the second quarter 2008, the Company determined it would sell its German retail operations. However, buyers were not found; therefore the Company decided to cease operations of the German retail business during the first quarter of 2009.

In August 2007, the Company sold its 51% interest in its German telephone installation system subsidiaries. The sale price was $0.8 million (0.6 million Euros), which included $0.5 million (0.4 million Euros) in cash and $0.3 million (0.2 million Euros) for payment of outstanding intercompany debt. For the intercompany debt payment, the Company received $0.1 million (0.1 million Euros) in cash at closing. The balance owing is represented by a note receivable and will be paid in fifteen equal monthly installment payments. As a result, the Company recorded a $0.2 million gain from sale of assets. Net assets held for sale were $0.6 million at the closing date.

In February 2007, the Company sold its Australian domain name registry and web hosting subsidiary, Planet Domain. The sale price was $6.5 million ($8.3 million AUD). The Company received $5.5 million in net cash proceeds from the transaction after closing adjustments. As a result, the Company recorded a $6.0 million gain from sale of assets. The net assets of Planet Domain were $0.2 million at the closing date.

As a result of these events, the Company’s consolidated financial statements for all periods presented reflect the Japan retail operations, German retail operations, discontinued German subsidiary and Planet Domain operations as discontinued operations for the six months ended December 31, 2009, six months ended July 1, 2009, years ended December 31, 2008 and 2007. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as loss from discontinued operations.

Summarized operating results of the discontinued operations for the six months ended December 31, 2009, six months ended July 1, 2009 and years ended December 31, 2008 and 2007 are as follows (in thousands):

	Successor	Predecessor
amounts in thousands	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31,
			2008	2007
Net revenue	$26,813	$26,271	$66,876	$76,647
Operating expenses	$29,322	$27,408	$71,718	$91,187

Income (loss) from operations	$(2,509)	$(1,137)	$(4,842)	$(14,540)
Interest expense	$(45)	$(42)	$83	$(664)
Interest income and other income (expense)	$(160)	$37	$52	$(314)
Foreign currency transaction gain (loss)	$(1,184)	$788	$(808)	$(41)
Reorganization items	$(14)	$15,269	$—	$—

Income (loss) before income tax	$(3,912)	$14,915	$(5,515)	$(15,559)
Income tax benefit (expense)	$(138)	$166	$(375)	$(34)

Income (loss) from discontinued operations	$(4,050)	$15,081	$(5,890)	$(15,593)

20. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is calculated by dividing income (loss) attributable to common stockholders by the weighted average common shares outstanding during the period. Diluted income per common share adjusts basic income per common share for the effects of potentially dilutive common share equivalents.

Successor

Potentially dilutive common shares for Successor include the dilutive effects of common shares issuable under the Successor’s Management Compensation Plan, including stock options, stock warrants and restricted stock units (RSUs), using the treasury stock method, as well as contingent value rights (CVRs).

For the six months ended December 31, 2009, the following could potentially dilute income per common share in the future but was excluded from the calculation of diluted income per common share due to its antidilutive effect:

•	0.7 million shares issuable upon exercise of stock options and RSUs under the Successor’s Management Compensation Plan;

•	4.5 million shares issuable upon exercise of stock warrants; and

•	2.7 million shares issuable upon exercise of CVRs.

Predecessor

Potentially dilutive common shares for Predecessor primarily included the dilutive effects of common shares issuable under Predecessor’s Equity Incentive Plan computed using the treasury stock method and the dilutive effects of shares issuable upon conversion of its 5% Exchangeable Senior Notes, the Step Up Convertible Subordinated Debentures, the 3  3/4% Convertible Senior Notes and the 2000 Convertible Subordinated Debentures.

For the six months ended July 1, 2009, the following was potentially dilutive but was excluded from the calculation of diluted income per common share due to its antidilutive effect:

•	7.8 million shares issuable under the Predecessor’s Equity Incentive Plan.

The Company had no dilutive common share equivalents during the year ended December 31, 2008, due to the results of operations being a net loss. For the year ended December 31, 2008, the following were potentially dilutive but were excluded from the calculation of diluted loss per common share due to their antidilutive effects:

•	7.8 million shares issuable under the Company’s stock option compensation plans,

•	19.5 million shares issuable upon the conversion of the 5% Exchangeable Senior Notes,

•	7.3 million shares issuable upon the conversion of the Step Up Convertible Subordinated Debentures, and

•	3.7 million shares issuable upon conversion of the 3 3/4% Convertible Senior Notes.

For the year ended December 31, 2007, the following could potentially dilute income per common share in the future but were excluded from the calculation of diluted income per common share due to their antidilutive effects:

•	7.4 million shares issuable under the Company’s stock option compensation plans,

•	8.3 million shares issuable upon conversion of the 3 3/4% Convertible Senior Notes, and

•	0.1 million shares issuable upon the conversion of the 2000 Convertible Subordinated Debentures.

A reconciliation of basic income (loss) per common share to diluted income (loss) per common share is below (in thousands, except per share amounts):

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Income (loss) from continuing operations	$10,892	$455,822	$(19,141)	$25,197
Loss from discontinued operations, net of tax	(4,050)	15,081	(5,890)	(15,593)
Gain from sale of discontinued operations, net of tax	(110)	251	—	6,132

Net income (loss) attributable to common stockholders—basic	6,732	471,154	(25,031)	15,736
Adjustment for interest expense on Step Up Convertible Subordinated Debentures	—	210	—	1,846
Adjustment for interest expense on 3 3/4% Convertible Senior Notes	—	332	—	—

Income attributable to common stockholders—diluted	$6,732	$471,696	$(25,031)	$17,582

Weighted average common shares outstanding—basic	9,600	142,695	142,643	128,771
Restricted Stock Units (1)	200	—	—
5% Exchangeable Senior Notes	—	19,474	—	46,936
Step Up Convertible Subordinated Debentures	—	7,280	—	20,751
3 3/4% Convertible Senior Notes	—	3,668	—	—
In-the-money options exercisable under stock option compensation plans	—	—	—	12

Weighted average common shares outstanding—diluted	9,800	173,117	142,643	196,470

Basic income per common share:
Income from continuing operations attributable to common stockholders	$1.13	$3.19	$(0.13)	$0.19
Loss from discontinued operations	(0.42)	0.11	(0.05)	(0.12)
Gain from sale of discontinued operations	(0.01)	0.00	—	0.05

Net income (loss) attributable to common stockholders	$0.70	$3.30	$(0.18)	$0.12

Diluted income per common share:
Income from continuing operations attributable to common stockholders	$1.11	$2.63	$(0.13)	$0.14
Loss from discontinued operations	(0.41)	0.09	(0.05)	(0.08)
Gain from sale of discontinued operations	(0.01)	0.00	—	0.03

Net income (loss) attributable to common stockholders	$0.69	$2.72	$(0.18)	$0.09

(1)	Restricted Stock Units that vested in 2009 and common stock that was issuable subsequent to December 31, 2009

21. REORGANIZATION ITEMS, NET

Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and is presented separately in the Consolidated Statements of Operations. The following describes the components of reorganization items, net (in thousands):

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009
Professional Fees	$(421)	$(12,067)
Gain on Extinguishment of debt	—	243,185
Revaluation of assets and liabilities	—	173,343
Debt Premium, Discount and Deferred Financing Costs Write-off	—	(91)

	Successor	Predecessor
	Six Months Ended December 31, 2009	Six Months Ended July 1, 2009
Reversal of Future Interest Payments Recorded as Long Term Obligations	—	20,453
Interest Income	—	2

Reorganization Items, net	$(421)	$424,825

Professional fees include financial, legal and other services directly associated with the reorganization process. Payments for reorganization expense for the six months ended December 30, 2009 were $7.6 million. Payments for reorganization expense for the six months ended July 1, 2009 were $4.6 million. In accordance with ASC No. 852, the Company ceased amortization of debt premiums, discounts and deferred financing costs related to the liabilities subject to compromise on the Petition Date. The $3.5 million of unamortized debt premiums and discounts have been written off and recorded as a gain, offset by the expensing of $3.6 million of unamortized deferred financing costs, as an adjustment to the net carrying value of the pre-petition debt. Long term debt was further reduced by $20.5 million of future interest payable that previously had been recorded as a portion of long-term obligations for the 14  1/4% Senior Secured Notes and 5% Exchangeable Senior Notes as the issuance of these notes had been deemed troubled debt restructurings. Upon emergence from bankruptcy, Predecessor debt in the amount of $439.6 million was written off along with the accrued interest related to this debt in the amount of $11.5 million. In addition, the Successor Company issued $123.5 million of new debt upon emergence and issued 4.8 million shares of Successor Company common stock to the former holders of the Company’s debt.

22. GUARANTOR/NON-GUARANTOR CONSOLIDATING CONDENSED FINANCIAL INFORMATION

Primus Telecommunications IHC, Inc.’s 14  1/4% Senior Secured Notes were fully, unconditionally, jointly and severally guaranteed by Group on a senior basis and by Holding, Primus Telecommunications, Inc., TresCom International Inc., Least Cost Routing, Inc., TresCom U.S.A., Inc., iPRIMUS USA, Inc., and iPRIMUS.com, Inc., all 100% indirectly owned subsidiaries of Group (collectively, the “Other Guarantors”). Group has a 100% ownership in Holding and no direct subsidiaries other than Holding.

On the Effective Date, IHC, each of the Grantors party and U.S. Bank National Association, as collateral agent, entered into a First Amendment to the Collateral Agreement (the “Amended Collateral Agreement”), to provide that the obligations of both IHC and PTII, an indirect wholly owned subsidiary of Group, was secured by PTII’s assets, including 65% of the voting stock of foreign subsidiaries owned by PTII. In addition, on the Effective Date, Group and Holding entered into an Assumption Agreement in favor of U.S. Bank National Association, as collateral agent, pursuant to which each of Group and Holding became party to the Amended Collateral Agreement. As a result, Group and Holding’s existing guarantees of the Senior Subordinated Secured Notes are secured by a lien on the property of Group and Holding, respectively.

Accordingly, the following consolidating condensed financial information for the six months ended December 31, 2009 for Successor and for the six months ended July 1, 2009, and years ended December 31, 2008 and 2007 are included for (a) Group on a stand-alone basis; (b) Primus Telecommunications IHC, Inc. (IHC) on a stand-alone basis; (c) the Other Guarantor subsidiaries on a combined basis; (d) Group’s indirect non-guarantor subsidiaries on a combined basis and (e) Group on a consolidated basis. The plan and fresh-start accounting adjustments reflected in Predecessor’s Consolidated Condensed Statements of Operations on July 1, 2009 are not presented separately in this presentation.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany transactions.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	Successor
	For the Six Months Ended December 31, 2009
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$59,751	$337,769	$—	$397,520

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	48,017	211,549	—	259,566
Selling, general and administrative	266	1	13,091	81,865	—	95,223
Depreciation and amortization	—	—	2,334	34,656	—	36,990
(Gain) loss on sale or disposal of assets	—	—	11	91	—	102

Total operating expenses	266	1	63,453	328,161	—	391,881

INCOME (LOSS) FROM OPERATIONS	(266)	(1)	(3,702)	9,608	—	5,639
INTEREST EXPENSE	—	(8,797)	(6,196)	(2,285)	—	(17,278)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/ DISCOUNT, net	—	—	(3)	—	—	(3)
LOSS ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	—	(2,728)	(1,418)	—	(4,146)
LOSS FROM CONTINGENT VALUE RIGHTS VALUATION	(2,804)	—	—	—	—	(2,804)
INTEREST AND OTHER INCOME	—	—	135	357	—	492
FOREIGN CURRENCY TRANSACTION GAIN	13	8,989	6	10,558	—	19,566
INTERCOMPANY INTEREST	(616)	7,698	(5,118)	(1,964)	—	—
MANAGEMENT FEE	—	—	2,070	(2,070)	—	—
ROYALTY FEE	—	6,314	—	(6,314)	—	—

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, INCOME TAXES AND EQUITY IN NET INCOME OF SUBSIDIARIES	(3,673)	14,203	(15,536)	6,472	—	1,466
REORGANIZATION ITEMS—NET	(515)	—	95	(1)	—	(421)

INCOME (LOSS) BEFORE INCOME TAX AND EQUITY IN NET INCOME OF SUBSIDIARIES	(4,188)	14,203	(15,441)	6,471	—	1,045
INCOME TAX BENEFIT (EXPENSE)	64	916	34	9,166	—	10,180

INCOME (LOSS) BEFORE EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(4,124)	15,119	(15,407)	15,637	—	11,225
EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	10,856	—	26,671	—	(37,527)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	6,732	15,119	11,264	15,637	(37,527)	11,225
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	(4,050)	—	(4,050)
LOSS FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	—	(110)	—	(110)

NET (LOSS) INCOME	6,732	15,119	11,264	11,477	(37,527)	7,065
Less: Net income attributable to the noncontrolling interest	—	—	—	(333)	—	(333)

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$6,732	$15,119	$11,264	$11,144	$(37,527)	$6,732

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$6,732	$15,119	$11,264	$15,304	$(37,527)	$10,892
Loss from discontinued operations	—	—	—	(4,050)	—	(4,050)
Gain from sale of discontinued operations	—	—	—	(110)	—	(110)

Net income (loss)	$6,732	$15,119	$11,264	$11,144	$(37,527)	$6,732

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	Predecessor
	For the Six Months Ended July 1, 2009
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$65,361	$299,884	$—	$365,245

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	52,058	184,867	—	236,925
Selling, general and administrative	4,638	23	12,587	71,337	—	88,585
Depreciation and amortization	—	—	1,317	10,228	—	11,545
(Gain) loss on sale or disposal of assets	—	—	(177)	134	—	(43)

Total operating expenses	4,638	23	65,785	266,566	—	337,012

INCOME (LOSS) FROM OPERATIONS	(4,638)	(23)	(424)	33,318	—	28,233
INTEREST EXPENSE	(794)	(3,331)	(7,867)	(2,101)	—	(14,093)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(129)	318	—	—	—	189
INTEREST AND OTHER INCOME	—	—	8	370	—	378
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	2,632	8,349	(705)	10,056	—	20,332
INTERCOMPANY INTEREST	(4,169)	14,549	(8,764)	(1,616)	—	—
MANAGEMENT FEE	—	—	4,152	(4,152)	—	—
ROYALTY FEE	—	5,277	—	(5,277)	—	—

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(7,098)	25,139	(13,600)	30,598	—	35,039
REORGANIZATION ITEMS—NET	(34,650)	79,592	286,279	93,604	—	424,825

INCOME (LOSS) BEFORE INCOME TAX AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(41,748)	104,731	272,679	124,202	—	459,864
INCOME TAX EXPENSE	—	(380)	(53)	(3,641)	—	(4,074)

INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF SUBSIDIARIES	(41,748)	104,351	272,626	120,561	—	455,790
EQUITY IN NET INCOME OF SUBSIDIARIES	512,902	—	321,743	—	(834,645)	—

INCOME FROM CONTINUING OPERATIONS	471,154	104,351	594,369	120,561	(834,645)	455,790
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	15,081	—	15,081
GAIN FROM SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	—	251	—	251

NET INCOME	471,154	104,351	594,369	135,893	(834,645)	471,122
Less: Net loss attributable to the noncontrolling interest	—	—	—	32	—	32

NET INCOME ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$471,154	$104,351	$594,369	$135,925	$(834,645)	$471,154

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income from continuing operations, net of tax	$471,154	$104,351	$594,369	$120,593	$(834,645)	$455,822
Loss from discontinued operations	—	—	—	15,081	—	15,081
Gain from sale of discontinued operations	—	—	—	251	—	251

Net income	$471,154	$104,351	$594,369	$135,925	$(834,645)	$471,154

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	Predecessor
	For the Year Ended December 31, 2008
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$141,065	$691,772	$—	$832,837
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	114,897	411,538	—	526,435
Selling, general and administrative	5,097	171	33,534	200,321	—	239,123
Depreciation and amortization	—	—	3,245	27,111	—	30,356
Gain on sale or disposal of assets	—	—	(806)	(5,160)	—	(5,966)

Total operating expenses	5,097	171	150,870	633,810	—	789,948

INCOME (LOSS) FROM OPERATIONS	(5,097)	(171)	(9,805)	57,962	—	42,889
INTEREST EXPENSE	(5,301)	(15,900)	(27,818)	(4,952)	—	(53,971)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(858)	1,441	—	—	—	583
GAIN ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	12,448	1,532	22,784	108	—	36,872
INTEREST AND OTHER INCOME (EXPENSE)	18	—	(1)	3,267	—	3,284
FOREIGN CURRENCY TRANSACTION LOSS	(3,523)	(16,270)	(525)	(26,060)	—	(46,378)
INTERCOMPANY INTEREST	(9,390)	20,594	(12,075)	871	—	—
MANAGEMENT FEE	—	—	5,925	(5,925)	—	—
ROYALTY FEE	—	13,684	—	(13,684)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(11,703)	4,910	(21,515)	11,587	—	(16,721)
INCOME TAX BENEFIT (EXPENSE)	211	379	558	(409)	—	739

INCOME (LOSS) BEFORE EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(11,492)	5,289	(20,957)	11,178	—	(15,982)
EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(13,539)	—	3,207	—	10,332	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(25,031)	5,289	(17,750)	11,178	10,332	(15,982)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	(5,890)	—	(5,890)

NET INCOME (LOSS)	$(25,031)	$5,289	$(17,750)	$5,288	$10,332	$(21,872)
Less: Net income attributable to the noncontrolling interest	—	—	—	(3,159)	—	(3,159)

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(25,031)	$5,289	$(17,750)	$2,129	$10,332	$(25,031)

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(25,031)	$5,289	$(17,750)	$8,019	$10,332	$(19,141)
Loss from discontinued operations	—	—	—	(5,890)	—	(5,890)

Net income (loss)	$(25,031)	$5,289	$(17,750)	$2,129	$10,332	$(25,031)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	Predecessor
	For the Year Ended December 31, 2007
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$137,346	$691,996	$—	$829,342

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	96,203	410,644	—	506,847
Selling, general and administrative	4,843	111	42,226	202,166	—	249,346
Depreciation and amortization	—	—	3,700	23,217	—	26,917
Loss on sale or disposal of assets	—	—	—	241	—	241

Total operating expenses	4,843	111	142,129	636,268	—	783,351

INCOME (LOSS) FROM OPERATIONS	(4,843)	(111)	(4,783)	55,728	—	45,991
INTEREST EXPENSE	(10,249)	(12,470)	(31,831)	(6,159)	—	(60,709)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(1,524)	1,075	—	—	—	(449)
LOSS ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(2,000)	(5,144)	(108)	(400)	—	(7,652)
INTEREST AND OTHER INCOME	549	—	70	5,399	—	6,018
FOREIGN CURRENCY TRANSACTION GAIN	4,767	8,049	777	19,141	—	32,734
INTERCOMPANY INTEREST	(1,931)	15,084	(11,734)	(1,419)	—	—
MANAGEMENT FEE	—	—	6,292	(6,292)	—	—
ROYALTY FEE	—	14,512	(578)	(13,934)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME OF SUBSIDIARIES	(15,231)	20,995	(41,895)	52,064	—	15,933
INCOME TAX BENEFIT (EXPENSE)	(355)	(1,552)	(230)	11,401	—	9,264

INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF SUBSIDIARIES	(15,586)	19,443	(42,125)	63,465	—	25,197
EQUITY IN NET INCOME OF SUBSIDIARIES	31,322	—	78,913	—	(110,235)	—

INCOME FROM CONTINUING OPERATIONS	15,736	19,443	36,788	63,465	(110,235)	25,197
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	(15,593)	—	(15,593)
GAIN ON SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	—	6,132	—	6,132

NET INCOME	$15,736	$19,443	$36,788	$54,004	$(110,235)	$15,736
Less: Net income attributable to the noncontrolling interest	—	—	—	—	—	—

NET INCOME ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$15,736	$19,443	$36,788	$54,004	$(110,235)	$15,736

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income from continuing operations, net of tax	$15,736	$19,443	$36,788	$63,465	$(110,235)	$25,197
Loss from discontinued operations	—	—	—	(15,593)	—	(15,593)
Gain from sale of discontinued operations	—	—	—	6,132	—	6,132

Net income	$15,736	$19,443	$36,788	$54,004	$(110,235)	$15,736

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	Successor
	December 31, 2009
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,736	$—	$1,672	$34,130	$—	$42,538
Accounts receivable	—	—	9,831	79,511	—	89,342
Prepaid expenses and other current assets	324	—	5,666	9,157	—	15,147

Total current assets	7,060	—	17,169	122,798	—	147,027

INTERCOMPANY RECEIVABLES	—	227,973	557,151	55,390	(840,514)	—
INVESTMENTS IN SUBSIDIARIES	473,703	—	80,922	—	(554,625)	—
RESTRICTED CASH	—	—	253	10,185	—	10,438
PROPERTY AND EQUIPMENT—Net	—	—	10,356	137,250	—	147,606
GOODWILL	—	29,642	318	34,260	—	64,220
OTHER INTANGIBLE ASSETS—Net	—	—	83,497	95,310	—	178,807
OTHER ASSETS	—	—	4,615	6,201	—	10,816

TOTAL ASSETS	$480,763	$257,615	$754,281	$461,394	$(1,395,139)	$558,914

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$57	$—	$3,784	$41,978	$—	$45,819
Accrued interconnection costs	—	—	10,427	27,134	—	37,561
Deferred revenue	—	—	1,860	12,022	—	13,882
Accrued expenses and other current liabilities	1,251	—	7,827	40,626	—	49,704
Accrued income taxes	—	2,622	78	7,929	—	10,629
Accrued interest	—	1,515	307	163	—	1,985
Current portion of long-term obligations	—	—	62	4,212	—	4,274

Total current liabilities	1,308	4,137	24,345	134,064	—	163,854

INTERCOMPANY PAYABLES	377,754	—	171,457	291,303	(840,514)	—
LONG-TERM OBLIGATIONS	—	123,472	83,874	45,896	—	253,242
DEFERRED TAX LIABILITY	—	29,642	—	6,410	—	36,052
OTHER LIABILITIES	5,362	—	495	—	—	5,857

Total liabilities	384,424	157,251	280,171	477,673	(840,514)	459,005

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Primus Telecommunications Group, Incorporated Stockholders’ Equity (Deficit):
Common stock	10	—	—	—	—	10
Additional paid-in capital	85,533	85,245	458,783	(35,161)	(508,867)	85,533
Accumulated deficit	6,732	15,119	11,263	11,145	(37,527)	6,732
Accumulated other comprehensive loss	4,064	—	4,064	4,167	(8,231)	4,064

Total Primus Telecommunications Group, Incorporated stockholders’ equity (deficit)	96,339	100,364	474,110	(19,849)	(554,625)	96,339

Noncontrolling interest	—	—	—	3,570	—	3,570

Total stockholders’ equity (deficit)	96,339	100,364	474,110	(16,279)	(554,625)	99,909

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$480,763	$257,615	$754,281	$461,394	$(1,395,139)	$558,914

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	Predecessor
	December 31, 2008
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$152	$—	$3,551	$33,297	$—	$37,000
Accounts receivable	—	—	14,224	85,259	—	99,483
Prepaid expenses and other current assets	288	—	1,705	13,853	—	15,846

Total current assets	440	—	19,480	132,409	—	152,329
INTERCOMPANY RECEIVABLES	93,373	284,190	641,341	95,409	(1,114,313)	—
INVESTMENTS IN SUBSIDIARIES	2,636	—	(132,306)	—	129,670	—
RESTRICTED CASH	—	—	314	7,819	—	8,133
PROPERTY AND EQUIPMENT—Net	—	—	14,041	98,111	—	112,152
GOODWILL	—	—	—	32,688	—	32,688
OTHER INTANGIBLE ASSETS—Net	—	—	—	746	—	746
OTHER ASSETS	393	230	5,326	18,447	—	24,396

TOTAL ASSETS	$96,842	$284,420	$548,196	$385,629	$(984,643)	$330,444

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,558	$—	$4,775	$52,338	$—	$58,671
Accrued interconnection costs	—	—	16,462	24,960	—	41,422
Deferred revenue	—	—	1,225	12,078	—	13,303
Accrued expenses and other current liabilities	168	—	6,432	35,840	—	42,440
Accrued income taxes	70	3,243	1,220	13,680	—	18,213
Accrued interest	1,067	1,321	7,714	146	—	10,248
Current portion of long-term obligations	56,482	198,961	307,463	1,891	—	564,797

Total current liabilities	59,345	203,525	345,291	140,933	—	749,094
INTERCOMPANY PAYABLES	499,036	—	200,132	415,145	(1,114,313)	—
LONG-TERM OBLIGATIONS	—	—	137	39,903	—	40,040
OTHER LIABILITIES	—	—	—	35	—	35

Total liabilities	558,381	203,525	545,560	596,016	(1,114,313)	789,169

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Primus Telecommunications Group, Incorporated Stockholders’ Equity (Deficit):
Common stock	1,427	—	—	—	—	1,427
Additional paid-in capital	718,956	—	1,161,930	232,359	(1,394,289)	718,956
Retained earnings (accumulated deficit)	(1,099,809)	80,895	(1,077,982)	(368,208)	1,365,295	(1,099,809)
Accumulated other comprehensive loss	(82,113)	—	(81,312)	(77,352)	158,664	(82,113)

Total Primus Telecommunications Group, Incorporated stockholders’ equity (deficit)	(461,539)	80,895	2,636	(213,201)	129,670	(461,539)
Noncontrolling interest	—	—	—	2,814	—	2,814

Total stockholders’ equity (deficit)	(461,539)	80,895	2,636	(210,387)	129,670	(458,725)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$96,842	$284,420	$548,196	$385,629	$(984,643)	$330,444

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	Successor
	For the Six Months Ended December 31, 2009
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,732	$15,119	$11,264	$11,477	$(37,527)	$7,065
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Reorganization items, net	515	—	(95)	142	—	562
Provision for doubtful accounts receivable	—	—	678	4,336	—	5,014
Stock compensation expense	—	—	1,151	—	—	1,151
Depreciation and amortization	—	—	2,334	37,196	—	39,530
Gain on sale or disposal of assets	—	—	11	280	—	291
Accretion (amortization) of debt premium/discount, net	—	—	3	—	—	3
Equity in net income of subsidiary	(10,856)	—	(26,671)	—	37,527	—
Change in fair value of Contingent Value Rights	2,804	—	—	—	—	2,804
Deferred income taxes	—	—	—	(3,891)	—	(3,891)
Loss on early extinguishment or restructuring of debt	—	—	817	1,372	—	2,189
Unrealized foreign currency transaction gain on intercompany and foreign debt	—	(9,399)	(6)	(11,071)	—	(20,476)
Changes in assets and liabilities, net of acquisitions:
(Increase) Decrease in accounts receivable	—	—	(851)	5,572	—	4,721
(Increase) decrease in prepaid expenses and other current assets	(219)	—	(914)	3,013	—	1,880
Decrease in other assets	—	—	1,016	785	—	1,801
(Increase) decrease in intercompany balance	—	535	173,909	(174,444)	—	—
Decrease in accounts payable	(90)	—	(490)	(7,100)	—	(7,680)
Increase (Decrease) in accrued interconnection costs	—	—	(4,267)	1,789	—	(2,478)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities and other liabilities	(702)	—	2,793	(6,012)	—	(3,921)
Decrease in accrued income taxes	(73)	(1,320)	(494)	(9,193)	—	(11,080)
Increase in accrued interest	—	1,515	288	162	—	1,965

Net cash provided by (used in) operating activities before reorganization items	(1,889)	6,450	160,476	(145,587)	—	19,450
Cash effect of reorganization items	(7,615)	—	—	—	—	(7,615)

Net cash provided by (used in) operating activities	(9,504)	6,450	160,476	(145,587)	—	11,835

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(207)	(9,189)	—	(9,396)
Sale of property and equipment and intangible assets	—	—	—	12	—	12
Cash from disposition of business, net of cash disposed	—	—	—	(110)	—	(110)
Increase in restricted cash	—	—	(15)	(4)	—	(19)
Proceeds from intercompany balance	16,209	—	8,057	—	(24,266)	—

Net cash provided by (used in) investing activities	16,209	—	7,835	(9,291)	(24,266)	(9,513)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	—	83,733	44,330	—	128,063
Deferred financing costs	—	—	(2,362)	(2,207)	—	(4,569)
Principal payments on other long-term obligations	—	—	(95,763)	(32,108)	—	(127,871)
Proceeds from (payments on) intercompany balance	—	(6,450)	(163,419)	145,603	24,266	—

Net cash provided by (used in) financing activities	—	(6,450)	(177,811)	155,618	24,266	(4,377)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	462	2,670	—	3,132

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,705	—	(9,037)	3,409	—	1,077
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	31	—	10,709	30,721	—	41,461

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,736	$—	$1,672	$34,130	$—	$42,538

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	Predecessor
	For the Six Months Ended July 1, 2009
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$471,154	$104,351	$594,369	$135,893	$(834,645)	$471,122
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Reorganization items, net	30,186	(79,592)	(287,970)	(102,718)	—	(440,094)
Provision for doubtful accounts receivable	—	—	937	4,203	—	5,140
Stock compensation expense	—	—	27	—	—	27
Depreciation and amortization	—	—	1,317	11,029	—	12,346
Gain on sale or disposal of assets	—	—	(177)	(117)	—	(294)
Accretion (amortization) of debt premium/discount, net	129	(318)	—	—	—	(189)
Equity in net income of subsidiary	(512,902)	—	(321,743)	—	834,645	—
Deferred income taxes	—	—	141	(141)	—	—
Unrealized foreign currency transaction gain (loss) on intercompany and foreign debt	(2,636)	(8,668)	778	(10,176)	—	(20,702)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	3,628	4,170	—	7,798
(Increase) decrease in prepaid expenses and other current assets	183	—	327	(49)	—	461
Decrease in other assets	52	17	1,036	1,349	—	2,454
(Increase) decrease in intercompany balance	—	(6,885)	15,765	(8,880)	—	—
Decrease in accounts payable	(1,411)	—	(500)	(10,883)	—	(12,794)
Decrease in accrued interconnection costs	—	—	(1,768)	(3,593)	—	(5,361)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities and other liabilities	8,885	—	(1,910)	(5,662)	—	1,313
Increase (decrease) in accrued income taxes	4	699	(649)	2,059	—	2,113
Increase (decrease) in accrued interest	397	3,314	(5,174)	(137)	—	(1,600)

Net cash provided by (used in) operating activities before reorganization items	(5,959)	12,918	(1,566)	16,347	—	21,740
Cash effect of reorganization items	(3,528)	—	(2,384)	1,317	—	(4,595)

Net cash provided by (used in) operating activities	(9,487)	12,918	(3,950)	17,664	—	17,145

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(115)	(5,545)	—	(5,660)
Sale of property and equipment and intangible assets	—	—	177	2	—	179
Cash from disposition of business, net of cash disposed	—	—	—	232	—	232
Cash used for business acquisitions, net of cash acquired	—	—	—	(199)	—	(199)
(Increase) decrease in restricted cash	—	—	61	(207)	—	(146)
Proceeds from intercompany balance	9,366	—	7,992	—	(17,358)	—

Net cash provided by (used in) investing activities	9,366	—	8,115	(5,717)	(17,358)	(5,594)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on other long-term obligations	—	—	(517)	(7,775)	—	(8,292)
Proceeds from (payments on) intercompany balance	—	(12,918)	3,510	(7,950)	17,358	—

Net cash provided by (used in) financing activities	—	(12,918)	2,993	(15,725)	17,358	(8,292)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	1,202	—	1,202

NET CHANGE IN CASH AND CASH EQUIVALENTS	(121)	—	7,158	(2,576)	—	4,461
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	152	—	3,551	33,297	—	37,000

CASH AND CASH EQUIVALENTS, END OF PERIOD	$31	$—	$10,709	$30,721	$—	$41,461

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	Predecessor
	For the Year Ended December 31, 2008
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(25,031)	$5,289	$(17,750)	$5,288	$10,332	$(21,872)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts receivable	—	—	2,359	9,581	—	11,940
Stock compensation expense	—	—	262	—	—	262
Depreciation and amortization	—	—	3,245	29,553	—	32,798
Gain on sale or disposal of assets	—	—	(806)	(5,222)	—	(6,028)
Accretion (amortization) of debt premium/discount, net	858	(1,441)	—	—	—	(583)
Equity in net income of subsidiary	13,539	—	(3,207)	—	(10,332)	—
Deferred income taxes	—	—	591	5,247	—	5,838
Gain on early extinguishment or restructuring of debt	(12,448)	(1,532)	(22,784)	(108)	—	(36,872)
Unrealized foreign currency transaction loss on intercompany and foreign debt	3,549	17,303	698	27,038	—	48,588
Changes in assets and liabilities, net of acquisitions:
Increase in accounts receivable	—	—	(2,581)	(13,077)	—	(15,658)
(Increase) decrease in prepaid expenses and other current assets	20	—	(450)	10,621	—	10,191
(Increase) decrease in other assets	521	49	1,442	(135)	—	1,877
(Increase) decrease in intercompany balance	—	(12,162)	3,415	8,747	—	—
Increase (decrease) in accounts payable	753	—	(115)	(6,568)	—	(5,930)
Increase in accrued interconnection costs	—	—	1,262	981	—	2,243
Decrease, net, in deferred revenue, accrued expenses, other current liabilities and other liabilities	(40)	(504)	(1,777)	(3,319)	—	(5,640)
Decrease in accrued income taxes	(236)	(1,413)	(1,058)	(7,918)	—	(10,625)
Increase (decrease) in accrued interest	(904)	(7)	(976)	137	—	(1,750)

Net cash provided by (used in) operating activities	(19,419)	5,582	(38,230)	60,846	—	8,779

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(1,405)	(24,036)	—	(25,441)
Sale of property and equipment and intangible assets	—	—	806	4,950	—	5,756
Cash from disposition of business, net of cash disposed	—	—	—	1,676	—	1,676
Cash used for business acquisitions, net of cash acquired	—	—	—	(583)	—	(583)
Increase in restricted cash	—	—	—	(102)	—	(102)
Proceeds from intercompany balance	30,689	—	20,614	—	(51,303)	—

Net cash provided by (used in) investing activities	30,689	—	20,015	(18,095)	(51,303)	(18,694)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of the Company’s debt securities	(11,217)	(317)	—	—	—	(11,534)
Principal payments on other long-term obligations	(1,200)	(4,676)	(6,343)	(4,326)	—	(16,545)
Proceeds from (payments on) intercompany balance	—	(589)	27,439	(78,153)	51,303	—

Net cash provided by (used in) financing activities	(12,417)	(5,582)	21,096	(82,479)	51,303	(28,079)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	(6,288)	—	(6,288)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,147)	—	2,881	(46,016)	—	(44,282)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,299	—	670	79,313	—	81,282

CASH AND CASH EQUIVALENTS, END OF PERIOD	$152	$—	$3,551	$33,297	$—	$37,000

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	Predecessor
	For the Year Ended December 31, 2007
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,736	$19,443	$36,788	$54,004	$(110,235)	$15,736
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts receivable	—	—	1,532	8,961	—	10,493
Stock compensation expense	—	—	246	—	—	246
Depreciation and amortization	—	—	3,700	26,894	—	30,594
Gain on sale or disposal of assets	—	—	—	(4,668)	—	(4,668)
Accretion (amortization) of debt premium/discount, net	1,524	(1,075)	—	—	—	449
Equity in net income of subsidiary	(31,322)	—	(78,913)	—	110,235	—
Deferred income taxes	—	—	47	(12,510)	—	(12,463)
Loss on early extinguishment or restructuring of debt	2,000	5,144	108	400	—	7,652
Unrealized foreign currency transaction gain on intercompany and foreign debt	(8,372)	(3,718)	(5,721)	(17,051)	—	(34,862)
Changes in assets and liabilities, net of acquisitions:			—	—
Decrease in accounts receivable	—	—	1,452	3,823	—	5,275
(Increase) decrease in prepaid expenses and other current assets	480	—	(99)	(1,937)	—	(1,556)
Decrease in other assets	899	50	790	570	—	2,309
(Increase) decrease in intercompany balance	—	(22,228)	(1,502)	23,730	—	—
Increase (decrease) in accounts payable	(33)	—	649	(3,268)	—	(2,652)
Increase (decrease) in accrued interconnection costs	—	—	(8,625)	2,381	—	(6,244)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, and other liabilities	(934)	(94)	(2,266)	1,265	—	(2,029)
Increase (decrease) in accrued income taxes	(1,154)	1,736	2,247	1,523	—	4,352
Increase (decrease) in accrued interest	(1,781)	1,328	(65)	(647)	—	(1,165)

Net cash provided by (used in) operating activities	(22,957)	586	(49,632)	83,470	—	11,467

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(1,248)	(43,497)	—	(44,745)
Cash from disposition of business, net of cash disposed	—	—	—	6,140	—	6,140
Cash used for business acquisitions, net of cash acquired	—	—	(200)	—	—	(200)
(Increase) decrease in restricted cash	—	—	541	(1,209)	—	(668)
Proceeds from intercompany balance	66,371	—	50,868	—	(117,239)	—

Net cash provided by (used in) investing activities	66,371	—	49,961	(38,566)	(117,239)	(39,473)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	101,405	—	7,870	—	109,275
Deferred financing costs	—	—	—	(6,570)	—	(6,570)
Principal payments on other long-term obligations	(65,049)	—	(3,858)	(11,508)	—	(80,415)
Proceeds from sale of common stock	19,170	—	—	—	—	19,170
Proceeds from (payments on) intercompany balance	—	(101,991)	4,234	(19,482)	117,239	—

Net cash provided by (used in) financing activities	(45,879)	(586)	376	(29,690)	117,239	41,460

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	3,511	—	3,511

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,465)	—	705	18,725	—	16,965
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,764	—	(35)	60,588	—	64,317

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,299	$—	$670	$79,313	$—	$81,282

23. SUBSEQUENT EVENTS

In January 2010, the Company paid $2.7 million (3.1 million AUD) and completed the full repayment of the Australian leased fiber capacity.

In March 2010, the Company issued 143,157 shares of common stock in satisfaction of 200,000 vested RSUs per the Emergence RSU Agreement, net of shares withheld for tax obligations.

On March 29, 2010, the Company, Primus Telecommunications, Inc. and Mr. John F. DePodesta, Executive Vice President and Director, entered into a Termination Agreement which provides for the termination, as of

March 31, 2010, of all director, officer and employment positions of Mr. DePodesta held with the Company and any of its affiliates. In connection with the termination the Company will make payments to Mr. DePodesta of $1.6 million in October 2010 and 24 consecutive monthly payments of $10,125 commencing in October 2010.

Discontinued Operations

Subsequent to its December 31, 2009 year end the Company sold, held for sale, and or classified as discontinued operations its European Retail operations. As a result of the reissuance of its consolidated financial statements, the Company has applied retrospective adjustments for 2009, 2008 and 2007 to reflect the effects of the discontinued operations, in its Consolidated Statement of Operations, that occurred subsequent to December 31, 2009. The Company did not retrospectively adjust its 2009 or 2008 Consolidated Balance Sheet, as held for sale criteria was no met until the third quarter of 2010, as such, financial information for the Europe segment will appear, as applicable, where balance sheet information is presented. A more detailed description of those discontinued operations is included in Note 19, “Discontinued Operations”.